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Filed pursuant to Rule 424(b)(5)
Registration No. 333-210714

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee (1)(2)

Common Shares of Beneficial Interest, $0.01 par value per share, of Corporate Office Properties Trust	$300,000,000	36,360.00

(1)
On September 12, 2016, Corporate Office Properties Trust (the "Company") filed a prospectus supplement under the Company's Registration Statement on Form S-3 (Registration No. 333-210714) relating to the Company's offering of up to $200.00 million of common shares of beneficial interest, par value $0.01 per share (the "Common Shares") from time to time under an at-the-market program (the "2016 ATM Program"). As of the date of this prospectus supplement, up to $39,788,840.99 million remains unsold under the 2016 ATM Program, which has been terminated. Pursuant to Rule 457(p) under the Securities Act of 1933, as amended (the "Securities Act"), a registration fee credit of $4,006.74 the Company paid in connection with the 2016 ATM Program is available to offset the current registration fee.

(2)
A registration fee of $32,353.26 has been transmitted to the U.S. Securities and Exchange Commission in connection with the securities offered by means of this prospectus supplement. The registration fee was calculated in accordance with Rule 457(r) under the Securities Act by multiplying the proposed maximum aggregate offering price by $0.0001212. The registration fee was partially offset by the $4,006.74 registration fee credit described in footnote (1) above.

Filed pursuant to Rule 424(b)(5)
Registration No. 333-210714

PROSPECTUS SUPPLEMENT
(To Prospectus Dated April 12, 2016)

$300,000,000

Common Shares of Beneficial Interest

           On November 13, 2018 we entered into separate sales agreements with each of Barclays Capital Inc.; Robert W. Baird & Co. Incorporated; Merrill Lynch, Pierce, Fenner & Smith Incorporated; BTIG, LLC; Capital One Securities, Inc.; Citigroup Global Markets Inc.; J.P. Morgan Securities LLC; KeyBanc Capital Markets Inc. and Wells Fargo Securities, LLC (or certain of their respective affiliates), acting in their capacity as Sales Agents (as described below), Forward Purchasers (as described below) or as Forward Sellers (as described below), relating to the shares of our common shares of beneficial interest, par value $0.01 per share, offered under this prospectus supplement and the accompanying prospectus having an aggregate offering price of up to $300,000,000. We refer to these entities, when acting in their capacity as sales agents, individually as a "Sales Agent" and together as "Sales Agents." We refer to these entities, when acting as agents for Forward Purchasers (as defined below), individually as a "Forward Seller" and together as "Forward Sellers."

           The sales agreements provide that, in addition to the issuance and sale of our common shares of beneficial interest by us through the Sales Agents, we may also enter into one or more forward sale agreements under a master forward sale agreement we entered into with each of Barclays Bank PLC; Bank of America, N.A.; Citigroup Global Markets Limited; JPMorgan Chase Bank, National Association, London Branch; KeyBanc Capital Markets Inc. and Wells Fargo Bank, National Association (each individually, a "Forward Purchaser" and together, the "Forward Purchasers"). We may also in the future enter into additional forward sale agreements with other Sales Agents or their affiliates in accordance with procedures set forth in the sales agreements. In connection with any forward sale agreement, the relevant Forward Purchaser, each of which is either a Sales Agent or an affiliate of a Sales Agent, will, borrow from third parties and, through its affiliated Forward Seller, sell a number of our common shares equal to the number of our common shares underlying the particular forward sale agreement. In no event will the aggregate number of our common shares sold through the Sales Agents or the Forward Sellers under the sales agreements and under any forward sale agreement have an aggregate sales price in excess of $300,000,000.

           In accordance with the terms of the sales agreements, we may offer and sell our common shares at any time and from time to time through the Sales Agents or pursuant to forward sale agreements. Sales of the shares, if any, will be made by means of ordinary brokers' transactions on the New York Stock Exchange, or the NYSE, or otherwise at market prices prevailing at the time of the sale. In addition, our common shares may be offered and sold by such other methods, including privately negotiated transactions (including block transactions), as we and a Sales Agent or a Forward Seller agree to in writing. Under the terms of the sales agreements, we also may sell shares to each of the Sales Agents, as principal for its own account, at a price per share to be agreed upon at the time of sale. If we sell shares to any Sales Agent, acting as principal, we will enter into a separate agreement with the Sales Agent setting forth the terms of such transaction, and we will describe the agreement in a separate prospectus supplement or pricing supplement. Each Sales Agent will receive from us a commission of up to 2.0% of the gross sales price per share for any shares sold through it under the sales agreements. In connection with any forward sale agreement, the relevant Forward Seller will receive, in the form of a reduced initial forward sale price under the related forward sale agreement with the related Forward Purchaser, commissions at a mutually agreed rate of up to 2.0% of the gross sales prices of all borrowed common shares sold during the applicable forward hedge selling period by it as a Forward Seller.

           The net proceeds we receive from the sale of our common shares through the Sales Agents in this offering from the Sales Agents will be the gross proceeds received from such sales less the commissions and less any other costs we may incur in issuing and/or selling our common shares. Subject to the terms and conditions of the sales agreements, each Sales Agent and Forward Seller will use its commercially reasonable efforts to sell any shares to be offered by us under the sales agreements. See "Plan of Distribution." We will not initially receive any proceeds from the sale of borrowed shares of our common shares by a Forward Seller. We expect to fully physically settle each particular forward sale agreement (by delivery of our common shares) with the relevant Forward Purchaser on one or more dates specified by us on or prior to the maturity date of that particular forward sale agreement, in which case we will expect to receive aggregate net cash proceeds at settlement equal to the number of shares underlying the particular forward sale agreement multiplied by the relevant forward sale price. However, subject to certain exceptions, we may also elect to cash settle or net share settle a particular forward sale agreement, in which case we may not receive any proceeds (in the case of cash settlement) or will not receive any proceeds (in the case of net share settlement), and we may owe cash (in the case of cash settlement) or common shares (in the case of net share settlement) to the relevant Forward Purchaser. See "Plan of Distribution."

           To preserve our status as a real estate investment trust, or REIT, for Federal income tax purposes, among other purposes, our declaration of trust imposes certain restrictions on the ownership of our common shares. See "Description of Shares—Restrictions on Ownership Transfer" in the accompanying prospectus.

           Our common shares are listed on the NYSE under the symbol "OFC." On November 12, 2018, the last reported sale price of our common shares on the NYSE was $26.05 per share.

           Investing in our common shares involves risks. See "Risk Factors" on page S-7 and the risks referred to in the section of the accompanying prospectus entitled "Risk Factors" as well as the risks identified in our most recently filed Annual Report on Form 10-K and other filings we make with the Securities and Exchange Commission, or the SEC, from time to time, which are incorporated herein by reference.

           Neither the SEC nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Barclays	Baird	BofA Merrill Lynch
BTIG	Capital One Securities	Citigroup
J.P. Morgan	KeyBanc Capital Markets	Wells Fargo Securities

The date of this prospectus supplement is November 13, 2018

        You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not, and the Sales Agents, the Forward Sellers and the Forward Purchasers (and their affiliates) have not, authorized any other person to provide you with any different or additional information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and the Sales Agents, the Forward Sellers and the Forward Purchasers (and their affiliates) are not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. We and the Sales Agents, Forward Purchasers and Forward Sellers are offering to sell and soliciting offers to buy our common shares only in places where such offers and sales are permitted.

        You should assume that the information appearing in this prospectus supplement, the accompanying prospectus, and the documents incorporated by reference is accurate only as of their respective dates. Our business, financial condition, results of operations, and prospects may have changed since those dates.

i

FORWARD-LOOKING STATEMENTS

        This prospectus supplement, the accompanying prospectus and the documents incorporated by reference in this prospectus supplement contain "forward-looking" statements, within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act"), and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act") that are based on our current expectations, estimates and projections about future events and financial trends affecting the financial condition of our business. Forward-looking statements can be identified by the use of words such as "may," "will," "should," "could," "believe," "anticipate," "expect," "estimate," "plan," or other terminology. Forward-looking statements are inherently subject to risks and uncertainties, many of which we cannot predict with accuracy and some of which we might not even anticipate. Although we believe that the expectations, estimates and projections reflected in such forward-looking statements are based on reasonable assumptions at the time made, we can give no assurance that these expectations, estimates and projections will be achieved. Accordingly, actual results may differ materially from those addressed in the forward-looking statements. We caution readers that forward-looking statements reflect our opinion only as of the date on which they are made. You should not place undue reliance on forward-looking statements. We undertake no obligation to publicly update or supplement forward looking statements, whether as a result of new information, future events or otherwise.

        Important factors that may affect these expectations, estimates and projections include, but are not limited to:

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  general economic and business conditions, which will, among other things, affect office property and data center demand and rents, tenant creditworthiness, interest rates, financing availability and property values;

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  adverse changes in the real estate markets, including, among other things, increased competition with other companies;

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  governmental actions and initiatives, including risks associated with the impact of a prolonged government shutdown or budgetary reductions or impasses, such as a reduction in rental revenues, non-renewal of leases and/or a curtailment of demand for additional space by our strategic customers;

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  our ability to borrow on favorable terms;

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  risks of real estate acquisition and development activities, including, among other things, risks that development projects may not be completed on schedule, that tenants may not take occupancy or pay rent or that development or operating costs may be greater than anticipated;

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  risks of investing through joint venture structures, including risks that our joint venture partners may not fulfill their financial obligations as investors or may take actions that are inconsistent with our objectives;

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  changes in our plans for properties or views of market economic conditions or failure to obtain development rights, either of which could result in recognition of significant impairment losses;

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  our ability to satisfy and operate effectively under Federal income tax rules relating to real estate investment trusts and partnerships;

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  possible adverse changes in tax laws;

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  the dilutive effects of issuing additional common shares;

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  our ability to achieve projected results;

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  environmental requirements; and

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  the other factors described in "Risk Factors" beginning on page S-7 of this prospectus supplement, and in the "Risk Factors" section in our Annual Report on Form 10-K for the year ended December 31, 2017 and our other periodic reports filed with the SEC and incorporated by reference herein.

PROSPECTUS SUPPLEMENT SUMMARY

        The following summary is qualified in its entirety by the more detailed information included elsewhere or incorporated by reference into this prospectus supplement and the accompanying prospectus. Because this is a summary, it may not contain all of the information that is important to you. You should read the entire prospectus supplement and the accompanying prospectus, including the section entitled "Risk Factors" and the documents incorporated by reference herein, including our financial statements and the notes to those financial statements contained in such documents, before making an investment decision.

About this Prospectus Supplement

        We are providing information to you about this offering of our common shares in two parts. The first part is this prospectus supplement, which provides the specific details regarding this offering. The second part is the accompanying prospectus, which provides general information. Generally, when we refer to this "prospectus," we are referring to both documents combined, as well as to the documents incorporated by reference in this prospectus supplement and the accompanying prospectus. Some of the information in the accompanying prospectus may not apply to this offering. If information in this prospectus supplement is inconsistent with the accompanying prospectus, you should rely on this prospectus supplement.

        In this prospectus supplement, unless otherwise stated or the context otherwise requires, the terms "COPT," "Company," "we," "our" and "us" refer to Corporate Office Properties Trust, individually or together with its subsidiaries, including Corporate Office Properties, L.P., which is referred to as our operating partnership, and our predecessors, unless the context suggests otherwise. The term "you" refers to a prospective investor.

The Company

        COPT is a fully-integrated and self-managed real estate investment trust. Our operating partnership, a Delaware limited partnership, is the entity through which COPT, the sole general partner of our operating partnership, conducts almost all of its operations and owns almost all of its assets. We own, manage, lease, develop and selectively acquire office and data center properties. The majority of our portfolio is in locations that support the United States Government and its contractors, most of whom are engaged in national security, defense and information technology related activities servicing what we believe are growing, durable priority missions; these properties are included in a segment referred to as Defense/IT Locations. We also own a portfolio of office properties located in select urban/urban-like submarkets in the Greater Washington, DC/Baltimore region with durable Class-A office fundamentals and characteristics; these properties are included in a segment referred to as Regional Office. As of September 30, 2018, our properties included the following:

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  161 properties totaling 17.9 million square feet comprised of 15.1 million square feet in 144 office properties and 2.7 million square feet in 17 single-tenant data center shell properties ("data center shells"). We owned six of these data center shells through an unconsolidated real estate joint venture;

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  a wholesale data center with a critical load of 19.25 megawatts;

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  11 properties under construction or redevelopment (six office properties and five data center shells) that we estimate will total approximately 1.4 million square feet upon completion, including two partially operational properties; and

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  approximately 900 acres of land controlled for future development that we believe could be developed into approximately 11.9 million square feet and 150 acres of other land.

        We specialize in serving the unique requirements of tenants of our Defense/IT Locations properties. These properties are primarily occupied by United States Government and contractor tenants engaged in what we believe are high priority security, defense and IT missions. These tenants' missions pertain more to knowledge-based activities (i.e., cyber security, research and development and other highly technical defense and security areas) than to force structure (i.e., troops) and weapon system production. Our office and data center shell portfolio is significantly concentrated in Defense/IT Locations. These properties generally have higher tenant renewal rates than is typical in commercial office space due in large part to the importance of their proximity to defense installations or other key demand drivers, the ability of many of these properties to meet Anti-Terrorism Force Protection ("ATFP") requirements and significant investments often made by tenants in their space for unique needs such as Secure Compartmented Information Facility ("SCIF").

        Our data center shell platform has fueled significant growth in our Defense/IT Locations strategy. Data center shells are properties leased to tenants to be operated as data centers in which the tenants fund the costs for the power, fiber connectivity and data center infrastructure. We enter into long-term leases prior to commencing construction of these properties, with triple-net structures and multiple extension options and rent escalators to provide future growth. Additionally, our tenants fund the costs to fully power and equip these properties, significantly enhancing these properties' values and creating high barriers to exit for such tenants.

        We believe that our properties and team collectively complement our Defense/IT Locations strategy due to our:

  •
  properties' proximity to defense installations and other knowledge-based government demand drivers. Such proximity is generally preferred and often required for our tenants to execute their missions. Specifically, our:

  •
  office properties are proximate to such mission-critical facilities as Fort George G. Meade (which houses 119 organizations, including U.S. Cyber Command, Defense Information Systems Agency and other Department of Defense organizations and agencies engaged in signals intelligence) and Redstone Arsenal (which houses priority missions such as Army procurement, missile defense, space exploration and research, development, testing and evaluation of advanced weapons systems); and

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  data center shells are primarily in the Northern Virginia area, proximate to the MAE-East Corridor, which is a major Network Access Point in the United States for interconnecting traffic between Internet service providers;

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  well-established relationships with the United States Government and its contractors;

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  extensive experience in developing:

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  secured, specialized space, with the ability to satisfy the United States Government's unique needs (including SCIF and ATFP requirements); and

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  data center shells to customer specifications within very condensed timeframes to accommodate time-sensitive tenant demand; and

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  depth of knowledge, specialized skills and credentialed personnel in operating highly specialized properties with high security-oriented requirements.

        Our executive offices are located at 6711 Columbia Gateway Drive, Suite 300, Columbia, Maryland 21046 and our telephone number is (443) 285-5400. You can contact us by e-mail at ir@copt.com, or by visiting our website, www.copt.com. The information contained on our website is not part of this prospectus supplement or the accompanying prospectus. Our reference to our website is intended to be an inactive textual reference only.

THE OFFERING

        The offering terms are summarized below solely for convenience. For a more complete description of our common shares, see "Description of Shares" in the accompanying prospectus.

Issuer	Corporate Office Properties Trust
Securities offered	Common shares of beneficial interest with an aggregate offering price of up to $300,000,000.
Listing	Our common shares are listed on the NYSE under the symbol "OFC."
Use of proceeds

We intend to contribute the net proceeds (1) from the sale of our common shares through the Sales Agents and (2) upon the settlement of any forward sale agreements, in each case, to our operating partnership for purposes which may include funding for development activities, reducing borrowings under our unsecured revolving credit facility, the repayment of other indebtedness, financing for acquisitions and general corporate purposes. See "Use of Proceeds."

Accounting treatment of forward sales

Before any issuance of our common shares upon physical settlement or net share settlement of any forward sale agreement, the shares issuable upon settlement of such forward sale agreement will be reflected in our diluted earnings per share calculations using the treasury stock method. Under this method, the number of our common shares used in calculating diluted earnings per share is deemed to be increased by the excess, if any, of the number of our common shares that would be issued upon full physical settlement of such forward sale agreement over the number of our common shares that could be purchased by us in the market (based on the average market price during the relevant period) using the proceeds receivable upon full physical settlement (based on the adjusted forward sale price at the end of the relevant reporting period).

Consequently, prior to physical settlement or net share settlement of a particular forward sale agreement and subject to the occurrence of certain events, we anticipate there will be no dilutive effect on our earnings per share except during periods when the average market price of our common shares is above the applicable per share forward sale price under that particular forward sale agreement, subject to adjustment based on a floating interest rate factor equal to a specified daily rate less a spread, and subject to decrease by an amount per share specified in the particular forward sale agreements on each of certain dates specified in that particular forward sale agreement. However, if we decide to physically settle or net share settle a particular forward sale agreement, the delivery by us of our common shares on any physical settlement or net share settlement of such forward sale agreement will result in dilution to our earnings per share and return on equity.

Material U.S. federal income tax considerations

For a description of material U.S. federal income tax considerations of an investment in our common shares, please review the disclosure in the accompanying prospectus under "Federal Income Tax Matters" as supplemented by the tax discussion herein under "Additional Material Federal Income Tax Considerations".

Restriction on Ownership

To assist us in maintaining our qualification as a REIT, our Declaration of Trust provides that no person, other than a person that has received an exemption, may own directly or indirectly, or be deemed to own by virtue of certain attribution provisions of the Internal Revenue Code of 1986, as amended, (a) more than 9.8%, in value or number of shares, whichever is more restrictive, of the outstanding common shares, or (b) more than 9.8% in value of the total shares outstanding. For more information, see "Description of Shares—Restrictions on Ownership and Transfer" in the accompanying prospectus.

Transfer Agent	The transfer agent for our common shares is Equiniti Trust Company.
Risk factors

You should read carefully the "Risk Factors" beginning on page S-7 of this prospectus supplement and page 6 of the accompanying prospectus for certain considerations relevant to an investment in our common shares.

Conflicts of Interest

As described in "Use of Proceeds," we expect to contribute the net proceeds from this offering to our operating partnership for purposes which may include reducing borrowings under our unsecured revolving credit facility and the repayment of other indebtedness. Affiliates of Barclays Capital Inc.; Merrill Lynch, Pierce, Fenner & Smith Incorporated; Capital One Securities,  Inc.; Citigroup Global Markets Inc.; J.P. Morgan Securities LLC; KeyBanc Capital Markets Inc. and Wells Fargo Securities, LLC are lenders under our revolving credit facility and/or certain of our unsecured term loan agreements, and will receive a portion of the net proceeds from this offering if proceeds are used to repay those borrowings. In addition, each of Robert W. Baird & Co. Incorporated and BTIG, LLC may pay unaffiliated entities or their affiliates, who are also lenders under our unsecured revolving credit facility and/or certain of our unsecured term loan agreements, fees in connection with this offering. See "Plan of Distribution."

RISK FACTORS

        An investment in our common shares involves risks. New risks may emerge at any time and we cannot predict such risks or estimate the extent to which they may affect our financial performance. You should carefully consider the risks referred to in the sections of the accompanying prospectus entitled "Risk Factors" and "Cautionary Statements Concerning Forward-Looking Statements" as well as the risks identified in (i) this prospectus supplement and (ii) our most recently filed Annual Report on Form 10-K, each of which are incorporated herein by reference before making an investment decision. These risks are not the only ones facing us. Additional risks not presently known to us or that we currently deem immaterial may also impair our business operations. Our business, financial condition, liquidity or results of operations could be materially adversely affected by the materialization of any of these risks. The trading price of our common shares could decline due to the materialization of any of these risks, and you may lose all or part of your investment.

         Provisions contained in a forward sale agreement could result in substantial dilution to our earnings per share and return on equity or result in substantial cash payment obligations.

        If we enter into one or more forward sale agreements, the relevant Forward Purchaser will have the right to accelerate its forward sale agreement (with respect to all or any portion of the transaction under such forward sale agreement that the Forward Purchaser determines is affected by an event described below) and require us to settle on a date specified by such Forward Purchaser if:

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  in such Forward Purchaser's commercially reasonable judgment, it or its affiliates (x) is unable to hedge in a commercially reasonable manner its exposure under such forward sale agreement because insufficient number of our common shares have been made available for borrowing by securities lenders or (y) would incur a stock loan cost in excess of a specified threshold to hedge in a commercially reasonable manner its exposure under such forward sale agreement;

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  we declare any dividend, issue or distribution on shares of our common shares (a) payable in cash in excess of specified amounts, (b) payable in securities of another company as a result of a spin-off or similar transaction, or (c) of any other type of securities (other than our common shares), rights, warrants or other assets for payment at less than the prevailing market price;

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  certain ownership thresholds applicable to such Forward Purchaser and its affiliates are exceeded;

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  an event is announced that if consummated would result in a specified extraordinary event (including certain mergers or tender offers, as well as certain events involving our nationalization, or insolvency, or a delisting of our common shares) or the occurrence of a change in law or disruption in the Forward Purchaser's ability to hedge its exposure under the forward sale agreement; or

  •
  certain other events of default or termination events occur, including, among others, any material misrepresentation made in connection with such forward sale agreement (each as more fully described in each forward sale agreement).

        A Forward Purchaser's decision to exercise its right to accelerate the settlement of any forward sale agreement will be made irrespective of our interests, including our need for capital. In such cases, we could be required to issue and deliver shares of our common shares under the physical settlement provisions of the applicable forward sale agreement, irrespective of our capital needs, which would result in dilution to our earnings per share and return on equity.

        We expect that settlement of any forward sale agreement will generally occur no later than the date specified in the particular forward sale agreement, which will be no earlier than three months or later than two years following the trade date of that forward sale agreement. However, any forward sale agreement may be settled earlier than that specified date in whole or in part at our option. Subject to certain conditions, we have the right to elect physical, cash or net share settlement under each forward sale agreement. We intend to physically settle each forward sale agreement by delivery of our common shares. However, we may elect to cash settle or net share settle such forward sale agreement. Delivery of our common shares upon physical settlement (or, if we elect net share settlement of a particular forward sale agreement, upon such settlement to the extent we are obligated to deliver our common shares) will result in dilution to our earnings per share and return on equity. If we elect cash settlement or net share settlement with respect to all or a portion of the common shares underlying a particular forward sale agreement, we expect the applicable Forward Purchaser (or an affiliate thereof) to purchase a number of our common shares in secondary market transactions over an unwind period to:

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  return our common shares to securities lenders in order to unwind such Forward Purchaser's hedge (after taking into consideration any of our common shares to be delivered by us to such Forward Purchaser, in the case of net share settlement); and

  •
  if applicable, in the case of net share settlement, deliver our common shares to us to the extent required in settlement of such forward sale agreements.

        The purchase of our common shares in connection with a Forward Purchaser or its affiliate unwinding the Forward Purchaser's hedge positions could cause the price of our common shares to increase over such time (or prevent a decrease over such time), thereby increasing the amount of cash we would owe to such Forward Purchaser (or decreasing the amount of cash that the Forward Purchaser would owe us) upon a cash settlement of the relevant forward sale agreement or increasing the number of our common shares we would deliver to such Forward Purchaser (or decreasing the number of our common shares that such Forward Purchaser would deliver to us) upon net share settlement of the relevant forward sale agreement.

        The forward sale price that we expect to receive upon physical settlement of a particular forward sale agreement will be subject to adjustment on a daily basis based on a floating interest rate factor equal to a specified daily rate less a spread and will be decreased based on amounts related to expected dividends on our common shares during the term of the applicable forward sale agreement. If the specified daily rate is less than the spread for a particular forward sale agreement on any day, the interest factor will result in a daily reduction of the applicable forward sale price. If the weighted average price at which a Forward Purchaser (or its affiliate) is able to purchase (or is deemed able to purchase) shares during the applicable unwind period under a particular forward sale agreement is above the relevant forward sale price, in the case of cash settlement, we would pay the applicable Forward Purchaser under such forward sale agreement an amount in cash equal to the difference or, in the case of net share settlement, we would deliver to the relevant Forward Purchaser a number of our common shares having a value equal to the difference. Thus, we could be responsible for a potentially substantial cash payment in the case of cash settlement. If the weighted average price at which a particular Forward Purchaser (or its affiliate) is able to purchase (or is deemed able to purchase) shares during the applicable unwind period under that particular forward sale agreement is below the relevant forward sale price, in the case of cash settlement, we would be paid the difference in cash by the relevant Forward Purchaser under that particular forward sale agreement or, in the case of net share settlement, we would receive from such Forward Purchaser a number of our common shares having a value equal to the difference. See "Plan of Distribution" for information on the forward sale agreements.

         In case of our bankruptcy or insolvency, any forward sale agreement that is in effect will automatically terminate, and we would not receive the expected proceeds from any forward sales of our common shares.

        If we or a regulatory authority with jurisdiction over us institutes, or we consent to, a proceeding seeking a judgment in bankruptcy or insolvency or any other relief under any bankruptcy or insolvency law or other similar law affecting creditors' rights, or we or a regulatory authority with jurisdiction over us presents a petition for our winding-up or liquidation, or we consent to such a petition, any forward sale agreement that is then in effect will automatically terminate. If any such forward sale agreement so terminates under these circumstances, we would not be obligated to deliver to the relevant Forward Purchaser any common shares not previously delivered, and the relevant Forward Purchaser would be discharged from its obligation to pay the applicable forward sale price per share in respect of any common shares not previously settled under the applicable forward sale agreement. Therefore, to the extent that there are any common shares with respect to which any forward sale agreement has not been settled at the time of the commencement of any such bankruptcy or insolvency proceedings, we would not receive the relevant forward sale price per share in respect of those common shares.

         The U.S. federal income tax treatment of the cash that we might receive from cash settlement of a forward sale agreement is unclear and could jeopardize our ability to meet the REIT qualification requirements.

        In the event that we elect to settle any forward sale agreement for cash and the settlement price is below the applicable forward sale price, we would be entitled to receive a cash payment from the relevant forward purchaser. Under Section 1032 of the Internal Revenue Code of 1986, as amended (the "Code"), generally, no gains and losses are recognized by a corporation in dealing in its own shares, including pursuant to a "securities futures contract," as defined in the Code by reference to the Exchange Act. Although we believe that any amount received by us in exchange for our Class A Shares would qualify for the exemption under Section 1032 of the Code, the U.S. federal income tax treatment of any cash settlement payment we receive is uncertain. In the event that we recognize a significant gain from the cash settlement of a forward sale agreement, we might not be able to satisfy the gross income requirements applicable to REITs under the Code. In that case, we may be able to rely upon the relief provisions under the Code in order to avoid the loss of our REIT status. Even if the relief provisions apply, we will be subject to a 100% tax on the greater of (i) the excess of 75% of our gross income (excluding gross income from prohibited transactions) over the amount of such income attributable to sources that qualify under the 75% test or (ii) the excess of 95% of our gross income (excluding gross income from prohibited transactions) over the amount of such gross income attributable to sources that qualify under the 95% test, as discussed in the accompanying prospectus under "Federal Income Tax Matters—Taxation of COPT" and "—REIT Qualification Requirements," multiplied in either case by a fraction intended to reflect our profitability. In the event that these relief provisions were not available, we could lose our REIT status under the Code.

USE OF PROCEEDS

        We intend to contribute the net proceeds (1) from the sale of our common shares through the Sales Agents and (2) upon the settlement of any forward sale agreements, in each case, to our operating partnership for purposes which may include funding for development activities, acquisitions, reducing borrowings under our unsecured revolving credit facility, the repayment of other indebtedness and general corporate purposes. The weighted average interest rate on our unsecured revolving credit facility was 3.37% as of September 30, 2018 and $99.0 million was outstanding as of that date.

        To the extent that we elect to cash settle any particular forward sale agreement, we may not receive any net proceeds (or may owe cash to the relevant Forward Purchaser). To the extent that we elect to net share settle any particular forward sale agreement in full, we would not receive any proceeds from the relevant Forward Purchaser.

        We will not initially receive any proceeds from any sales of our common shares by a Forward Seller in connection with any forward sale agreement. We expect to fully physically settle each particular forward sale agreement, in which case we will expect to receive aggregate net cash proceeds at settlement equal to the number of shares underlying the particular forward sale agreement multiplied by the relevant forward sale price. The forward sale price that we expect to receive upon physical settlement of a particular forward sale agreement initially will be equal to the gross sales prices of all borrowed common shares sold by the relevant Forward Seller during the applicable forward hedge selling period less a forward hedge selling commission of up to 2.0% of the gross sales prices of all borrowed common shares sold during the applicable forward hedge selling period by it as a Forward Seller. The forward sale price will be subject to adjustment on a daily basis based on a floating interest rate factor equal to the overnight bank rate less a spread and will be decreased based on amounts related to expected dividends on our common shares during the term of the particular forward sale agreement. If the overnight bank rate is less than the spread for a particular forward sale agreement on any day, the interest factor will result in a daily reduction of the applicable forward sale price.

        Affiliates of Barclays Capital Inc.; Merrill Lynch, Pierce, Fenner & Smith Incorporated; Capital One Securities, Inc.; Citigroup Global Markets Inc.; J.P. Morgan Securities LLC; KeyBanc Capital Markets Inc. and Wells Fargo Securities, LLC are lenders under our unsecured revolving credit facility and/or certain of our unsecured term loan agreements. As described above, we may to some extent use the net proceeds of this offering to repay borrowings outstanding under our unsecured revolving credit facility and other indebtedness. Because affiliates of Barclays Capital Inc.; Merrill Lynch, Pierce, Fenner & Smith Incorporated; Capital One Securities, Inc.; Citigroup Global Markets Inc.; J.P. Morgan Securities LLC; KeyBanc Capital Markets Inc. and Wells Fargo Securities, LLC are lenders under our unsecured revolving credit facility and/or certain of our unsecured term loan agreements, those affiliates will receive a portion of the net proceeds from this offering if proceeds are used to repay those borrowings. In addition, each of Robert W. Baird & Co. Incorporated and BTIG, LLC may pay unaffiliated entities or their affiliates, who are also lenders under our unsecured revolving credit facility and/or certain of our unsecured term loan agreements, fees in connection with this offering.

ADDITIONAL MATERIAL FEDERAL INCOME TAX CONSIDERATIONS

        The following summary of additional Federal income tax considerations regarding an investment in our common shares is based on current law, is for general information only and is not tax advice. This summary supplements the discussion set forth in the accompanying prospectus under the heading "Federal Income Tax Matters." This discussion does not purport to deal with all aspects of taxation that may be relevant to particular investors in light of their personal investment or tax circumstances.

        Each prospective purchaser is advised to consult his or her own tax advisor regarding the specific tax consequences to him or her of the purchase, ownership and sale of the common shares and of our election to be taxed as a real estate investment trust, including the Federal, state, local, foreign income and other tax consequences of such purchase, ownership, sale and election, and of potential changes in applicable tax laws.

Partnership Audit Rules

        The Bipartisan Budget Act of 2015 changed the rules applicable to U.S. federal income tax audits of partnerships. Under these rules (which are generally effective for taxable years beginning after December 31, 2017), among other changes and subject to certain exceptions, any audit adjustment to items of income, gain, loss, deduction, or credit of a partnership (and any partner's distributive share thereof) is determined, and taxes, interest, or penalties attributable thereto are assessed and collected, at the partnership level. It is possible that these rules could result in partnerships in which COPT directly or indirectly invests (such as our operating partnership) being required to pay additional taxes, interest and penalties as a result of an audit adjustment, and COPT, as a direct or indirect partner of these partnerships, could be required to bear the economic burden of those taxes, interest, and penalties even though COPT, as a real estate investment trust, may not otherwise have been required to pay additional corporate-level taxes had COPT owned the assets of the partnership directly. Prospective shareholders should consult their tax advisors with respect to these changes and their potential impact on their investment in our common shares.

The Tax Cuts and Jobs Act

Enactment of the Tax Act

        On December 22, 2017, legislation commonly referred to as the Tax Cuts and Jobs Act (the "Tax Act") was signed into law. The Tax Act makes major changes to the Code, including several provisions of the Code that affect the taxation of real estate investment trusts ("REITs") and holders of their securities. The most significant of these provisions are described below. The individual and collective impact of these changes on REITs and their security holders is uncertain, and may not become evident for some period. Prospective investors should consult their tax advisors regarding the implications of the Tax Act on their investment.

Revised Individual Tax Rates and Deductions

        The Tax Act creates seven income tax brackets for individuals ranging from 10% to 37% that generally apply at higher thresholds than current law. For example, the highest 37% rate applies to joint return filer incomes above $600,000, instead of the highest 39.6% rate that applies to incomes above $470,700 under pre-Tax Act law. The maximum 20% rate that applies to long-term capital gains and qualified dividend income is unchanged, as is the 3.8% Medicare tax on net investment income (see the discussion under the subheading "Taxation of Shareholders" in the applicable prospectus). The rate that the Company is required to withhold on distributions to non-U.S. stockholders that are treated as attributable to gains from the Company's sale or exchange of U.S. real property interests, discussed under the subheading "Taxation of Shareholders—Taxation of Foreign Shareholders" in the applicable prospectus, is reduced from 35% to 21%. In addition, the rate of penalty tax that the

Company may pay to avoid disqualification as a REIT for failure to meet any of the REIT asset tests due to reasonable cause, discussed under the subheading "REIT Qualification Requirements—Asset Tests" in the applicable prospectus, is reduced from 35% to 21%. The rate applicable to backup withholding, discussed under the subheadings ""Taxation of Shareholders—Backup Withholding" and "Taxation of Shareholders—Taxation of Foreign Shareholders" in the applicable prospectus, is also reduced under the Tax Act from 28% to 24% (through taxable years ending in 2025).

        The Tax Act also eliminates personal exemptions, but nearly doubles the standard deduction for most individuals (for example, the standard deduction for joint return filers rises from $12,700 in 2017 to $24,000 upon the Tax Act's effectiveness). The Tax Act also eliminates many itemized deductions, limits individual deductions for state and local income, property and sales taxes (other than those paid in a trade or business) to $10,000 collectively for joint return filers (with a special provision to prevent 2017 deductions for prepayment of 2018 taxes), and limits the amount of new acquisition indebtedness on principal or second residences for which mortgage interest deductions are available to $750,000. Interest deductions for new home equity debt are eliminated. Charitable deductions are generally preserved. The phase-out of itemized deductions based on income is eliminated.

        The Tax Act does not eliminate the individual alternative minimum tax, but it raises the exemption and exemption phase-out threshold for application of the tax.

        These individual income tax changes are generally effective beginning in 2018, but without further legislation, they will sunset after 2025.

Pass-Through Business Income Tax Rate Lowered through Deduction

        Under the Tax Act, individuals, trusts, and estates generally may deduct 20% of "qualified business income" (generally, domestic trade or business income other than certain investment items) of a partnership, S corporation, or sole proprietorship. In addition, "qualified REIT dividends" (i.e., REIT dividends other than capital gain dividends and portions of REIT dividends designated as qualified dividend income, which in each case are already eligible for capital gain tax rates) and certain other income items are eligible for the deduction by the taxpayer. The overall deduction is limited to 20% of the sum of the taxpayer's taxable income (less net capital gain) and certain cooperative dividends, subject to further limitations based on taxable income. In addition, for taxpayers with income above a certain threshold (e.g., $315,000 for joint return filers), the deduction for each trade or business is generally limited to no more than the greater of (i) 50% of the taxpayer's proportionate share of total wages from a partnership, S corporation or sole proprietorship, or (ii) 25% of the taxpayer's proportionate share of such total wages plus 2.5% of the unadjusted basis of acquired tangible depreciable property that is used to produce qualified business income and satisfies certain other requirements. The deduction for qualified REIT dividends is not subject to these wage and property basis limits. The deduction equates to a maximum 29.6% tax rate on REIT dividends. As with the other individual income tax changes, these provisions are effective for tax years beginning after December 31, 2017 and before January 1, 2026. In addition, the Tax Act does not contain a provision permitting a regulated investment company (e.g., a mutual fund) that invests in REITs to pass through the deduction for qualified REIT dividends to the shareholders of the regulated investment company. It is uncertain whether a future technical corrections bill will address this issue to enable regulated investment companies to pass through the special character of REIT qualified business income to their shareholders.

Net Operating Loss Modifications

        Net operating loss ("NOL") provisions are modified by the Tax Act. The Tax Act limits the NOL deduction to 80% of taxable income (before the deduction). It also generally eliminates NOL carrybacks for individuals and non-REIT corporations (NOL carrybacks did not apply to REITs under prior law), but allows indefinite NOL carryforwards. The new NOL rules apply to losses arising in taxable years beginning in 2018.

Maximum Corporate Tax Rate Lowered to 21%; Elimination of Corporate Alternative Minimum Tax

        The Tax Act reduces the 35% maximum corporate income tax rate to a maximum 21% corporate rate, and reduces the dividends-received deduction for certain corporate subsidiaries. The Tax Act also permanently eliminates the corporate alternative minimum tax. These provisions are effective beginning in 2018.

Limitations on Interest Deductibility; Real Property Trades or Businesses Can Elect Out Subject to Longer Asset Cost Recovery Periods

        The Tax Act limits a taxpayer's net interest expense deduction to 30% of the sum of adjusted taxable income, business interest, and certain other amounts. Adjusted taxable income does not include items of income or expense not allocable to a trade or business, business interest or expense, the new deduction for qualified business income, NOLs, and for years prior to 2022, deductions for depreciation, amortization, or depletion. For partnerships, the interest deduction limit is applied at the partnership level, subject to certain adjustments to the partners for unused deduction limitation at the partnership level. The Tax Act allows a real property trade or business to elect out of this interest limit so long as it uses a 40-year recovery period for nonresidential real property, a 30-year recovery period for residential rental property, and a 20-year recovery period for related improvements described below. For this purpose, a real property trade or business is any real property development, redevelopment, construction, reconstruction, acquisition, conversion, rental, operating, management, leasing, or brokerage trade or business. COPT believes this definition encompasses its business and thus will allow COPT the option of electing out of the limits on interest deductibility should it determine it is prudent to do so. Disallowed interest expense is carried forward indefinitely (subject to special rules for partnerships). The interest deduction limit applies beginning in 2018.

Maintains Cost Recovery Period for Buildings; Reduced Cost Recovery Periods for Tenant Improvements; Increased Expensing for Equipment

        For taxpayers that do not use the Tax Act's real property trade or business exception to the business interest deduction limits, the Tax Act maintains the current 39-year and 27.5-year straight line recovery periods for nonresidential real property and residential rental property, respectively, and provides that tenant improvements for such taxpayers are subject to a general 15-year recovery period. Also, the Tax Act temporarily allows 100% expensing of certain new or used tangible property through 2022, phasing out at 20% for each following year (with an election available for 50% expensing of such property if placed in service during the first taxable year ending after September 27, 2017). The changes apply, generally, to property acquired after September 27, 2017 and placed in service after September 27, 2017.

Like Kind Exchanges Retained for Real Property, but Eliminated for Most Personal Property

        The Tax Act continues the deferral of gain from the like kind exchange of real property, but provides that foreign real property is no longer "like kind" to domestic real property. Furthermore, the Tax Act eliminates like kind exchanges for most personal property. These changes are effective generally for exchanges completed after December 31, 2017, with a transition rule allowing such exchanges where one part of the exchange is completed prior to December 31, 2017.

Accrual of Income.

        The Tax Act, will require taxpayers such as COPT to take certain amounts in income no later than the time such amounts are reflected on certain financial statements. The application of this rule may require the accrual of income with respect to COPT's (or its operating partnership's) debt instruments, such as original issue discount, earlier than would be the case under the general tax rules, although the precise application of this rule is unclear at this time. This rule generally will be effective for tax years beginning after December 31, 2017 or, for debt instruments issued with original issue discount, for tax years beginning after December 31, 2018. This rule could increase COPT's "phantom income," which may make it more likely that COPT could be required to borrow funds or take other action to satisfy the REIT distribution requirements for the taxable year in which this "phantom income" is recognized.

International Provisions: Modified Territorial Tax Regime

        The Tax Act moves the United States from a worldwide to a modified territorial tax system, with provisions included to prevent corporate base erosion. These changes are not expected to have material tax effect on COPT's investments; however, due to the recent enactment of such rules, no assurances can be provided as to this result.

Other Provisions

        The Tax Act makes other significant changes to the Code. These changes include provisions limiting the ability to offset dividend and interest income with partnership or S corporation net active business losses. These provisions are effective beginning in 2018, but without further legislation, will sunset after 2025.

PLAN OF DISTRIBUTION

        We have entered into separate sales agreements, each dated as of November 13, 2018, which we refer to individually as a sale agreement and collectively, as the sales agreements, with each the Sales Agent, Forward Seller and Forward Purchaser under which we may issue and/or sell up to an aggregate of $300,000,000 of our common shares over a period of time and from time to time. The sales, if any, of our common shares of beneficial interest made under the sales agreements, and to which this prospectus supplement relates, will be made in "at the market" offerings as defined in Rule 415 under the Securities Act, including sales made directly on the NYSE, the existing trading market for our common shares of beneficial interest, or sales made to or through a market maker or through an electronic communications network. In addition, our common shares may be offered and sold by such other methods, including privately negotiated transactions (including block transactions), as we and a Sales Agent or a Forward Seller agree to in writing.

        We also may sell our common shares to one or more of the Sales Agents, as principal for their own accounts, at a price per share agreed upon at the time of sale. If we sell shares to one or more Sales Agents, as principal, we will enter into a separate terms agreement with such Sales Agent or Sales Agents, and we will describe the agreement in a separate prospectus supplement or pricing supplement.

        The sales agreements provide that, in addition to the issuance and sale of our common shares by us through the Sales Agents, we may also enter into one or more forward sale agreements under any of the master forward sale agreements we entered into with each of Barclays Bank PLC; Bank of America, N.A.; Citigroup Global Markets Limited; JPMorgan Chase Bank, National Association, London Branch; KeyBanc Capital Markets Inc. and Wells Fargo Bank, National Association or under any master forward sale agreements we may enter into, from time to time, with any additional Forward Purchaser in the future, each of which is either a Sales Agent or an affiliate of a Sales Agent. In connection with any forward sale agreement, the relevant Forward Purchaser or its affiliate will borrow from third parties and, through the affiliated Forward Seller, sell a number of our common shares equal to the number of our common shares underlying such forward sale agreement. In no event will the aggregate number of our common shares sold through the Sales Agents or the Forward Sellers under the sales agreements and under any forward sale agreement have an aggregate sales price in excess of $300,000,000.

        We estimate that the total expenses of the offering payable by us, excluding any commissions and expense reimbursement payable to the Sales Agents under the sales agreements, including amounts paid through the date of this prospectus supplement, will be approximately $200,000, and we expect to incur additional expenses (in addition to any such commissions and expense reimbursement) in connection with this offering in the future.

        Under certain circumstances, we have agreed to reimburse the Sales Agents, the Forward Sellers and the Forward Purchasers for their reasonable documented out-of-pocket expenses, including fees and expenses of counsel, in connection with the sales agreements; provided that we are not required to reimburse the Sales Agents, the Forward Sellers or the Forward Purchasers, collectively, for more than $250,000 of such fees and expenses for the initial documentation and due diligence, unless we otherwise consent in writing.

        In connection with the sale of our common shares, each Sales Agent, Forward Seller or Forward Purchaser may be deemed to be an "underwriter" within the meaning of the Securities Act, and the compensation paid to the Sales Agents, the Forward Sellers or the Forward Purchasers may be deemed to be underwriting commissions or discounts. We have agreed in the sales agreements to provide indemnification and contribution to each Sales Agent, Forward Seller and Forward Purchaser against certain civil liabilities, including liabilities under the Securities Act.

        Sales of the common shares as contemplated by this prospectus supplement will be settled through the facilities of The Depository Trust Company or by such other means as we and the applicable Sales Agent or Forward Seller may agree upon.

        The offering of the common shares pursuant to the sales agreements will terminate upon the earliest of (1) the sale of the maximum aggregate amount of our common shares subject to the sales agreements; and (2) the termination of the sales agreements by either us at any time with written notice or a Sales Agent, Forward Seller or Forward Purchaser with respect to its respective obligations under its respective sales agreement, at any time upon written notice.

        Our common shares are an "actively-traded security" excepted from the requirements of Rule 101 of Regulation M under the Exchange Act by Rule 101(c)(1) under that Act. If the Sales Agents, the Forward Sellers, the Forward Purchasers or we have reason to believe that the exemptive provisions set forth in Rule 101(c)(1) of Regulation M under the Exchange Act are not satisfied, that party will promptly notify the others and sales of common shares under the sales agreements will be suspended until that or other exemptive provisions have been satisfied in the judgment of the Sales Agents, the Forward Sellers, the Forward Purchasers and us.

Sales Through Sales Agents

        From time to time during the term of the sales agreements, we may deliver a placement notice to one of the Sales Agents specifying the length of the selling period, the number of common shares to be sold and the minimum price below which sales may not be made.

        Each Sales Agent has agreed that, upon receipt of a placement notice from us that is accepted by a Sales Agent, and subject to the terms and conditions of its respective sales agreement, such Sales Agent will use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such common shares on such terms. We or such Sales Agent may suspend the offering of common shares at any time upon proper notice to the other party, upon which the selling period will immediately terminate. Settlement for sales of our common shares is expected to occur on the second business day that is also a trading day on the NYSE following the date on which such sales are made, unless otherwise specified in the applicable placement notice. The obligation of each Sales Agent under the sales agreements to sell common shares pursuant to any placement notice is subject to a number of conditions, which such Sales Agent reserves the right to waive in its sole discretion.

        We will pay each Sales Agent a commission of up to 2.0% of the gross sales price per share for any shares sold through it as an agent under the sales agreements.

        Settlement for sales of common shares will occur, unless the parties agree otherwise, on the second business day following the date on which such sales were made in return for payment of the proceeds to us net of compensation paid by us to the Sales Agents. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

        Under the terms of the sales agreements, we also may sell shares to each of the Sales Agents, as principal for its own accounts, at a price per share to be agreed upon at the time of sale. If we sell shares to any Sales Agents, as principal, we will enter into a separate agreement with such Sales Agent, as applicable, setting forth the terms of such transaction, and we will describe the agreement in a separate prospectus supplement or pricing supplement.

Sales Through Forward Sellers

        From time to time during the term of the sales agreements, and subject to the terms and conditions set forth therein and in the related master forward sale agreement, we may deliver a placement notice relating to a forward sale to any of the Forward Sellers and the applicable Forward Purchaser. Upon acceptance by a Forward Seller and the applicable Forward Purchaser of a placement notice from us requesting that the Forward Seller execute sales of borrowed common shares in connection with a forward sale agreement, subject to the terms and conditions of the applicable sales agreement and the applicable forward sale agreement, the relevant Forward Purchaser or its affiliate will use commercially reasonable efforts to borrow, and the relevant Forward Seller will use commercially reasonable efforts consistent with its normal trading and sales practices to sell, the borrowed common shares on such terms to hedge the relevant Forward Purchaser's exposure under that particular forward sale agreement. We or the relevant Forward Seller may immediately suspend the offering of our common shares under a forward sale agreement at any time upon proper notice to the other. The obligation of the relevant Forward Seller under its respective sales agreement to execute such sales of our common shares is subject to a number of conditions, which each Forward Seller reserves the right to waive in its sole discretion.

        In connection with each forward sale agreement, the relevant Forward Seller will receive, in the form of a reduced initial forward sale price under the related forward sale agreement with the related Forward Purchaser, commissions at a mutually agreed rate of up to 2.0% of the gross sales price of all borrowed common shares sold during the applicable forward hedge selling period by it as a Forward Seller. We refer to this commission rate as the forward selling commission. The forward hedge selling period will be the period of trading days determined by us in our sole discretion and as specified in the relevant placement notice.

        The forward sale price per share under each forward sale agreement will initially equal the product of (1) an amount equal to one minus the applicable forward selling commission and (2) the volume-weighted average price per share at which the borrowed common shares were sold pursuant to the sales agreements by the relevant Forward Seller. Thereafter, the forward sale price will be subject to adjustment as described below.

        The forward sale agreements, the terms of which may not be less than three months or more than two years, will provide that the forward sale price, as well as the sales prices used to calculate the initial forward sale price, will be subject to increase or decrease based on the overnight bank rate, less a spread, and subject to decrease by amounts related to expected dividends on our common shares during the term of the particular forward sale agreement. If the overnight bank rate is less than the spread for a particular forward sale agreement on any day, the interest factor will result in a daily reduction of the forward sale price.

        Except under limited circumstances described below, we have the right to elect physical, cash or net share settlement under any forward sale agreement. Although we expect to settle any forward sale agreement entirely by delivering our common shares in connection with full physical settlement, we may, subject to certain conditions, elect cash settlement or net share settlement for all or a portion of our obligations under a particular forward sale agreement if we conclude that it is in our interest to do so. For example, we may conclude that it is in our interest to cash settle or net share settle a particular forward sale agreement if we have no then-current use for all or a portion of the net proceeds that we would receive upon physical settlement. In addition, subject to certain conditions, we may elect to accelerate the settlement of all or a portion of the number of our common shares underlying a particular forward sale agreement.

        If we elect to physically settle any forward sale agreement by issuing and delivering our common shares, we will receive an amount of cash from the relevant Forward Purchaser equal to the product of the forward sale price per share under that particular forward sale agreement and the number of our common shares underlying the particular forward sale agreement. If we elect cash settlement or net share settlement with respect to all or a portion of our common shares underlying a forward sale agreement, we expect the applicable Forward Purchaser (or an affiliate thereof) to purchase a number of our common shares in secondary market transactions over an unwind period to:

  •
  return our common shares to securities lenders in order to unwind such Forward Purchaser's hedge (after taking into consideration any common shares to be delivered by us to such Forward Purchaser, in the case of net share settlement); and

  •
  if applicable, in the case of net share settlement, deliver our common shares to us to the extent required in settlement of such forward sale agreement.

        If the weighted average price at which a Forward Purchaser (or its affiliate) is able to purchase (or is deemed able to purchase) shares during the applicable unwind period under a forward sale agreement is above the relevant forward sale price, in the case of cash settlement, we would pay the applicable Forward Purchaser under such forward sale agreement an amount in cash equal to the difference or, in the case of net share settlement, we would deliver to such Forward Purchaser a number of our common shares having a value equal to the difference. Thus, we could be responsible for a potentially substantial cash payment in the case of cash settlement. If the weighted average price at which a Forward Purchaser (or its affiliate) is able to purchase (or is deemed able to purchase) shares during the applicable unwind period under a forward sale agreement is below the relevant forward sale price, in the case of cash settlement, we would be paid the difference in cash by the relevant Forward Purchaser under such forward sale agreement or, in the case of net share settlement, we would receive from such Forward Purchaser a number of our common shares having a value equal to the difference.

        In addition, the purchase of our common shares in connection with the relevant Forward Purchaser or its affiliate unwinding the Forward Purchaser's hedge positions could cause the price of our common shares to increase over such time (or prevent a decrease over such time), thereby increasing the amount of cash we would owe to such Forward Purchaser (or decreasing the amount of cash that the Forward Purchaser would owe us) upon a cash settlement of the relevant forward sale agreement or increasing the number of our common shares we would deliver to such Forward Purchaser (or decreasing the number of our common shares that such Forward Purchaser would deliver to us) upon net share settlement of the relevant forward sale agreement. See "Risk Factors."

        Each Forward Purchaser will have the right to accelerate its forward sale agreement (with respect to all or any portion of the transaction under such forward sale agreement that the relevant Forward Purchaser determines is affected by such event) and require us to settle on a date specified by such Forward Purchaser if (1) in such Forward Purchaser's commercially reasonable judgment, it or its affiliate (x) is unable to hedge in a commercially reasonable manner its exposure under such forward sale agreement because insufficient number of common shares have been made available for borrowing by securities lenders or (y) would incur a stock loan cost in excess of a specified threshold to hedge in a commercially reasonable manner its exposure under such forward sale agreement; (2) we declare any dividend, issue or distribution on our common shares (a) payable in cash in excess of specified amounts, (b) payable in securities of another company as a result of a spin-off or similar transaction, or (c) of any other type of securities (other than our common shares), rights, warrants or other assets for payment at less than the prevailing market price; (3) certain ownership thresholds applicable to such Forward Purchaser and its affiliates are exceeded; (4) an event is announced that if consummated would result in a specified extraordinary event (including certain mergers or tender offers, as well as certain events involving our nationalization or insolvency or a delisting of our common shares) or the occurrence of a change in law or disruption in the Forward Purchaser's ability to hedge its exposure under the forward sale agreement; or (5) certain other events of default or termination events occur, including, among others, any material misrepresentation made in connection with such forward sale agreement (each as more fully described in each forward sale agreement). A Forward Purchaser's decision to exercise its right to accelerate any forward sale agreement and to require us to settle any such forward sale agreement will be made irrespective of our interests, including our need for capital. In such cases, we could be required to issue and deliver our common shares under the terms of the physical settlement provisions of the applicable forward sale agreement irrespective of our capital needs, which would result in dilution to our earnings per share and return on equity. In addition, upon certain events of bankruptcy, insolvency or reorganization relating to us, the forward sale agreement will terminate without further liability of either party. Following any such termination, we would not issue any common shares and we would not receive any proceeds pursuant to the forward sale agreement. See "Risk Factors."

Conflicts of Interest

        We will deliver to the NYSE copies of this prospectus supplement and the accompanying prospectus pursuant to the rules of the NYSE. Unless otherwise required, we will report at least quarterly the number of common shares sold through the Sales Agents under the sales agreements, the net proceeds to us and the compensation paid by us to the Sales Agents in connection with the sales of common shares.

        We expect that all of the proceeds of any shares sold by a Forward Seller will be paid to the related Forward Purchaser, which will be either a Sales Agent or an affiliate of a Sales Agent. See "Use of Proceeds." As a result, Barclays Bank PLC; Bank of America, N.A.; Citigroup Global Markets Limited; JPMorgan Chase Bank, National Association, London Branch; KeyBanc Capital Markets Inc. and Wells Fargo Bank, National Association or their affiliates may receive more than 2.0% of the net proceeds of this offering, not including underwriting discount.

        Each of the Sales Agents, the Forward Sellers, the Forward Purchasers or their respective affiliates have provided in the past, and may provide from time to time in the future, investment banking, commercial banking and financial advisory services for us from time to time for which they have received or may receive customary fees and expenses. The Sales Agents, the Forward Sellers, the Forward Purchasers or their respective affiliates may, from time to time, engage in other transactions with us and perform other services for us in the ordinary course of their businesses. In particular, affiliates of Barclays Capital Inc.; Merrill Lynch, Pierce, Fenner & Smith Incorporated; Capital One Securities, Inc.; Citigroup Global Markets Inc.; J.P. Morgan Securities LLC; KeyBanc Capital Markets Inc. and Wells Fargo Securities, LLC, or, collectively, the Specified Agents, are lenders under our unsecured revolving credit facility and certain of our unsecured term loan agreements. As described under "Use of Proceeds," we may to some extent use the net proceeds of this offering to repay borrowings outstanding under our unsecured revolving credit facility and other indebtedness. Because affiliates of the Specified Agents are lenders under our unsecured revolving credit facility and certain of our unsecured term loan agreements, those affiliates will receive a portion of the net proceeds from this offering if proceeds are used to repay those borrowings. In addition, each of Robert W. Baird & Co. Incorporated and BTIG, LLC may pay unaffiliated entities or their affiliates, who are also lenders under our unsecured revolving credit facility and certain of our unsecured term loan agreements, fees in connection with this offering.

        In addition, in the ordinary course of their business activities, the Sales Agents, the Forward Sellers, the Forward Purchasers and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own accounts and for the accounts of their customers. Certain of the Sales Agents, the Forward Sellers, the Forward Purchasers or their affiliates that have a lending relationship with us may hedge their credit exposure to us consistent with their customary risk management policies. Typically, such Sales Agents, the Forward Sellers, the Forward Purchasers and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities or the securities of our affiliates, including potentially the common shares offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the common shares offered hereby. The Sales Agents, the Forward Sellers, the Forward Purchasers and their respective affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions to such securities and instruments.

        More than 2.0% of the net proceeds may be used to repay indebtedness to banking affiliates of certain of the Sales Agents, the Forward Sellers or the Forward Purchasers. Nonetheless, the appointment of a qualified independent underwriter is not necessary in connection with this offering because, under Rule 5121 of the Financial Industry Regulatory Authority Inc., REITs are excluded from that requirement.

        Each Sales Agent may, to the extent permitted under the Securities Act and the Exchange Act, purchase and sell our common shares for its own account and for the account of its clients. In addition, the Company has acknowledged and agreed that each Sales Agent's affiliates may make markets in our common shares or other securities of the Company, in connection with which they may buy and sell, as agent or principal, for long or short account, our common shares of or other securities of the Company, at the same time such Sales Agent is acting as agent pursuant to its respective sales agreement.

LEGAL MATTERS

        Certain legal matters in connection with the notes offered hereby will be passed upon for us by Morgan, Lewis & Bockius LLP, Philadelphia, Pennsylvania and Saul Ewing Arnstein & Lehr LLP, Baltimore, Maryland. The Sales Agents are represented by Clifford Chance US LLP, New York, New York. Davis Polk & Wardwell LLP has advised the Forward Purchasers with respect to the forward sale agreements.

EXPERTS

        The financial statements and management's assessment of the effectiveness of internal control over financial reporting (which is included in Management's Report on Internal Control over Financial Reporting) incorporated in this prospectus supplement by reference to the Annual Report on Form 10-K for the year ended December 31, 2017 have been so incorporated in reliance on the reports of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

        We have filed a registration statement on Form S-3 with the SEC in connection with this offering. In addition, we file annual, quarterly, and current reports, proxy statements and other information with the SEC. You may read and copy the registration statement and any other documents filed by us at the SEC's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Our SEC filings are also available to the public at the SEC's Internet site at http://www.sec.gov.

        This prospectus supplement and the accompanying prospectus do not contain all of the information included in the registration statement. If a reference is made in this prospectus supplement or the accompanying prospectus to any of our contracts or other documents, the reference may not be complete and you should refer to the exhibits that are a part of or incorporated by reference in the registration statement for a copy of the contract or document.

        The SEC allows us to "incorporate by reference" into this prospectus supplement the information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. Information incorporated by reference is part of this prospectus supplement. Later information filed with the SEC will update and supersede this information.

        We incorporate by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act until this offering is completed (except for any document or portion thereof "furnished" to the SEC"):

  •
  our Annual Report on Form 10-K for the fiscal year ended December 31, 2017;

  •
  our Definitive Proxy Statement for the 2018 Annual Meeting of Shareholders, filed with the SEC on March 28, 2018 (solely to the extent specifically incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended December 31, 2017);

  •
  our Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2018, June 30, 2018 and September 30, 2018; and

  •
  our Current Reports on Form 8-K filed with the SEC on January 26, 2018, May 16, 2018 and October 16, 2018.

        You may request a copy of these filings, at no cost, by contacting our Vice President of Investor Relations, Corporate Office Properties Trust, 6711 Columbia Gateway, Suite 300, Columbia, Maryland 21046, by telephone at 443-285-5400, by facsimile at 443-285-7650, by e-mail at ir@copt.com or by visiting our website, www.copt.com. The information contained on our website is not part of this prospectus supplement. Our reference to our website is intended to be an inactive textual reference only.

PROSPECTUS

CORPORATE OFFICE PROPERTIES TRUST

COMMON SHARES OF BENEFICIAL INTEREST
PREFERRED SHARES OF BENEFICIAL INTEREST
DEPOSITARY SHARES
WARRANTS
GUARANTEES

CORPORATE OFFICE PROPERTIES, L.P.

DEBT SECURITIES

        We may offer from time to time Corporate Office Properties Trust common shares of beneficial interest, preferred shares of beneficial interest, depositary shares representing interests in preferred shares and warrants to purchase common shares and/or preferred shares, or any combination of these securities, from time to time in one or more series or classes under this prospectus. We may also offer from time to time Corporate Office Properties, L.P. debt securities in one or more series under this prospectus, which debt securities may be fully and unconditionally guaranteed by Corporate Office Properties Trust.

        This prospectus describes some of the general terms that may apply to these securities. We will provide the specific terms and conditions of these sales and the securities offered in supplements to this prospectus prepared in connection with each offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus and each applicable prospectus supplement carefully before you invest in the securities. The securities may be offered directly, through agents on our behalf to or through underwriters.

        Corporate Office Properties Trust's common shares are listed on the New York Stock Exchange under the symbol "OFC." We have not yet determined whether any of the other securities that may be offered by this prospectus will be listed on any exchange, inter-dealer quotation system, or over-the-counter market. If we decide to seek listing of any such securities, a prospectus supplement relating to those securities will disclose the exchange, quotation system or market on which the securities will be listed.

        You should carefully read and consider the risk factors included in this prospectus and our periodic reports and other information that we file with the Securities and Exchange Commission before you invest in the securities described in this prospectus.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is April 12, 2016.

ABOUT THIS PROSPECTUS	3
FORWARD-LOOKING STATEMENTS	3
SUMMARY	5
OUR COMPANY	5
RISK FACTORS	6
USE OF PROCEEDS	10
CONSOLIDATED RATIOS OF EARNINGS TO FIXED CHARGES AND COMBINED FIXED CHARGES AND PREFERRED SHARE DIVIDENDS	10
DESCRIPTION OF SHARES	11
DESCRIPTION OF WARRANTS	21
DESCRIPTION OF DEBT SECURITIES AND RELATED GUARANTEES	21
DESCRIPTION OF THE PARTNERSHIP AGREEMENT OF CORPORATE OFFICE PROPERTIES, L.P	32
CERTAIN PROVISIONS OF MARYLAND LAW AND COPT'S CHARTER AND BYLAWS	35
FEDERAL INCOME TAX MATTERS	38
PLAN OF DISTRIBUTION	53
EXPERTS	54
SELLING SECURITYHOLDERS	55
LEGAL MATTERS	55
WHERE YOU CAN FIND MORE INFORMATION	55

        Corporate Office Properties, L.P ("COPLP") is a Delaware limited partnership. Corporate Office Properties Trust ("COPT"), or the Company or guarantor, is a Maryland real estate investment trust and the sole general partner of COPLP. Unless otherwise expressly stated or the context otherwise requires, in this prospectus, "we," "us" and "our" refer collectively to COPT, COPLP and their subsidiaries, references to "Company common shares" or similar references refer to the common shares of beneficial interest, par value $0.01 per share, of COPT and references to "common units" or similar references refer to the common units of COPLP.

 ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, using a "shelf" registration process, which enables us, from time to time, to offer and sell in one or more offerings common shares, preferred shares, depositary shares and warrants to purchase common shares and/or preferred shares or any combination of these securities. This prospectus contains a general description of the securities that we may offer. Each time we sell any securities pursuant to this prospectus, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement also may add, update or change information contained in this prospectus. You should read this prospectus and the applicable prospectus supplement, together with the additional information described below under the heading "Where You Can Find More Information," before you decide whether to invest in the securities.

FORWARD-LOOKING STATEMENTS

        This section contains "forward-looking" statements, as defined in the Private Securities Litigation Reform Act of 1995, that are based on our current expectations, estimates and projections about future events and financial trends affecting the financial condition and operations of our business. Forward-looking statements can be identified by the use of words such as "may," "will," "should," "could," "believe," "anticipate," "expect," "estimate," "plan" or other comparable terminology. Forward-looking statements are inherently subject to risks and uncertainties, many of which we cannot predict with accuracy and some of which we might not even anticipate. Although we believe that the expectations, estimates and projections reflected in such forward-looking statements are based on reasonable assumptions at the time made, we can give no assurance that these expectations, estimates and projections will be achieved. Future events and actual results may differ materially from those discussed in the forward-looking statements. We caution readers that forward-looking statements reflect our opinion only as of the date on which they were made. You should not place undue reliance on forward-looking statements. The following factors, among others, could cause actual results and future events to differ materially from those set forth or contemplated in the forward-looking statements:

  •
  general economic and business conditions, which will, among other things, affect office property and data center demand and rents, tenant creditworthiness, interest rates, financing availability and property values;

  •
  adverse changes in the real estate markets, including, among other things, increased competition with other companies;

  •
  governmental actions and initiatives, including risks associated with the impact of a prolonged government shutdown or budgetary reductions or impasses, such as a reduction in rental revenues, non-renewal of leases and/or a curtailment of demand for additional space by our strategic customers;

  •
  our ability to borrow on favorable terms;

  •
  risks of real estate acquisition and development activities, including, among other things, risks that development projects may not be completed on schedule, that tenants may not take occupancy or pay rent or that development or operating costs may be greater than anticipated;

  •
  risks of investing through joint venture structures, including risks that our joint venture partners may not fulfill their financial obligations as investors or may take actions that are inconsistent with our objectives;

  •
  changes in our plans for properties or views of market economic conditions or failure to obtain development rights, either of which could result in recognition of significant impairment losses;

  •
  our ability to satisfy and operate effectively under federal income tax rules relating to real estate investment trusts and partnerships;

  •
  the dilutive effects of issuing additional common shares;

  •
  our ability to achieve projected results; and

  •
  environmental requirements.

        We undertake no obligation to publicly update or supplement forward-looking statements, whether as a result of new information, future events or otherwise. For further information on these and other factors that could impact COPT and our future results, see "Risk Factors."

 SUMMARY

        This prospectus summary calls your attention to selected information in this document, but it does not contain all the information that is important to you. To understand us and the securities that may be offered through this prospectus, you should read this entire prospectus carefully, including the "Risk Factors" and other information included in this prospectus and in the documents incorporated by reference herein to which we refer you in the section called "Where You Can Find More Information" in this prospectus.

 OUR COMPANY

        General.    COPT is fully-integrated and self-managed real estate investment trust ("REIT"). COPLP, a Delaware limited partnership, is the entity through which COPT, the sole general partner of COPLP, conducts almost all of its operations and owns almost all of its assets. We own, manage, lease, develop and selectively acquire office and data center properties. The majority of our portfolio is in locations that support United States Government agencies and their contractors, most of whom are engaged in national security, defense and information technology ("IT") related activities servicing what we believe are growing, durable priority missions; we refer to these properties as Defense/IT Locations. We also own a complementary portfolio of traditional office properties located in select urban/urban-like submarkets within our regional footprint with durable Class-A office fundamentals and characteristics, as well as other properties supporting general commercial office tenants; these properties are included in a segment referred to as Regional Office.

        COPLP owns real estate both directly and through subsidiary partnerships and limited liability companies. In addition to owning real estate, COPLP also owns subsidiaries that provide real estate services such as property management and construction and development services primarily for our properties but also for third parties. Some of these services are performed by a taxable REIT subsidiary ("TRS").

        Equity interests in COPLP are in the form of common and preferred units, which are owned primarily by COPT.

        We believe that COPT is organized and has operated in a manner that satisfies the requirements for taxation as a REIT under the Internal Revenue Code of 1986, as amended, and we intend to continue to operate COPT in such a manner. If COPT continues to qualify for taxation as a REIT, it generally will not be subject to federal income tax on its taxable income (other than that of its TRS) that is distributed to its shareholders. A REIT is subject to a number of organizational and operational requirements, including a requirement that it distribute to its shareholders at least 90% of its annual taxable income.

        Our executive offices are located at 6711 Columbia Gateway Drive, Suite 300, Columbia, Maryland 21046 and our telephone number is (443) 285-5400.

 RISK FACTORS

        You should carefully consider the risks described below and in the periodic reports and other information that we file with the Securities and Exchange Commission, as well as other information and data included in this prospectus, before making a decision to invest in the securities described in this prospectus.

 Risks Related to COPLP notes

        The effective subordination of COPLP notes may limit our ability to satisfy our obligations under the notes.    COPLP notes will be our senior unsecured and unsubordinated obligations and will rank equally in right of payment with all of our existing and future unsecured and unsubordinated indebtedness. However, the notes will be effectively subordinated in right of payment to all of our existing and future secured indebtedness (to the extent of the value of the collateral securing such indebtedness). The indenture governing the notes places limitations on our ability to incur secured indebtedness, but does not prohibit us from incurring secured indebtedness in the future. Consequently, in the event of a bankruptcy, liquidation, dissolution, reorganization or similar proceeding with respect to us, the holders of any secured indebtedness will be entitled to proceed directly against the collateral that secures such indebtedness. Therefore, such collateral will not be available for satisfaction of any amounts owed under our unsecured indebtedness, including COPLP notes, until such secured indebtedness is satisfied in full.

        Therefore, although COPLP notes are unsubordinated obligations, they will be effectively subordinated to all existing and future unsecured and secured liabilities and preferred equity of COPLP's subsidiaries. In the event of a bankruptcy, liquidation, dissolution, reorganization or similar proceeding with respect to any such subsidiary, we, as an equity owner of such subsidiary, and therefore holders of our debt, including the notes, will be subject to the prior claims of such subsidiary's creditors, including trade creditors, and preferred equity holders.

        In addition, none of our subsidiaries will guarantee COPLP notes. Payments on COPLP notes are only required to be made by COPLP and by COPT. As a result, no payments are required to be made by, and holders of notes will not have a claim against the assets of, our subsidiaries, except if those assets are transferred, by dividend or otherwise, to COPLP or to COPT.

        We may not be able to generate sufficient cash flow to meet our debt service obligations.    Our ability to make payments on and to refinance our indebtedness, including COPLP notes, and to fund our operations, working capital and capital expenditures, depends on our ability to generate cash in the future. To a certain extent, our cash flow is subject to general economic, industry, financial, competitive, operating, legislative, regulatory and other factors, many of which are beyond our control.

        We cannot assure you that our business will generate sufficient cash flow from operations or that future sources of cash will be available to us in an amount sufficient to enable us to pay amounts due on our indebtedness, including COPLP notes, or to fund our other liquidity needs. Additionally, if we incur additional indebtedness in connection with future acquisitions or development projects or for any other purpose, our debt service obligations could increase.

        We may need to refinance all or a portion of our indebtedness, including COPLP notes, on or before maturity. Our ability to refinance our indebtedness or obtain additional financing will depend on, among other things:

  •
  our financial condition and market conditions at the time; and

  •
  restrictions in the agreements governing our indebtedness.

        As a result, we may not be able to refinance any of our indebtedness, including COPLP notes, on commercially reasonable terms, or at all. If we do not generate sufficient cash flow from operations, and additional borrowings or refinancings or proceeds of asset sales or other sources of cash are not available to us, we may not have sufficient cash to enable us to meet all of our obligations, including payments on the notes. Accordingly, if we cannot service our indebtedness, we may have to take actions such as seeking additional equity or delaying capital expenditures, or strategic acquisitions and alliances, any of which could have a material adverse effect on our operations. We cannot assure you that we will be able to effect any of these actions on commercially reasonable terms, or at all.

        COPT has no significant operations and no material assets, other than its investment in COPLP.    COPLP notes may be fully and unconditionally guaranteed by COPT which has no significant operations and no material assets, other than its investment in COPLP. Furthermore, any COPT guarantee of COPLP notes will be effectively subordinated to all existing and future unsecured and secured liabilities and preferred equity of its subsidiaries (including us and any entity COPT accounts for under the equity method of accounting).

        There is currently no public trading market for any COPLP notes, and no active public trading market for any COPLP notes may ever develop or, if it develops, may not be maintained or be liquid. The failure of an active public trading market for COPLP notes to develop or be maintained is likely to adversely affect the market price and liquidity of the notes.

        There is currently no existing trading market for any COPLP notes. COPLP does not intend to apply for listing of any COPLP notes on any securities exchange or for quotation of the notes on any automated dealer quotation system. Accordingly, an active trading market may not develop for any COPLP notes and, even if one develops, may not be maintained. If an active trading market for COPLP notes does not develop or is not maintained, the market price and liquidity of the notes is likely to be adversely affected, and holders may not be able to sell their notes at desired times and prices or at all. If any COPLP notes are traded after their purchase, they may trade at a discount from their purchase price.

        The liquidity of the trading market, if any, and future trading prices of COPLP notes will depend on many factors, including, among other things, prevailing interest rates, the financial condition, results of operations, business, prospects and credit quality of COPLP, COPT and our subsidiaries, and other comparable entities, the market for similar securities and the overall securities market, and may be adversely affected by unfavorable changes in any of these factors, some of which are beyond our control. In addition, market volatility or events or developments in the credit markets could materially and adversely affect the market value of the COPLP notes, regardless of COPLP, COPT or their respective subsidiaries' financial condition, results of operations, business, prospects or credit quality.

        The indenture and supplemental indentures governing COPLP notes and our existing credit facilities contains restrictive covenants that limit our operating flexibility.    Indentures and supplemental indentures governing COPLP notes contain financial and operating covenants that, among other things, restrict our ability to take specific actions, even if we believe them to be in our best interest, including restrictions on our ability to:

  •
  consummate a merger, consolidation or sale of all or substantially all of our assets; and

  •
  incur additional secured and unsecured indebtedness.

        In addition, the credit agreements governing our unsecured revolving credit facility and unsecured term loans require us to meet specified financial covenants relating to the minimum amounts of net worth, fixed charge coverage, unsecured debt service coverage, the maximum amount of secured indebtedness, leverage ratio and certain investment limitations. These covenants may restrict our ability to expand or fully pursue our business strategies. The breach of any of these covenants, including those contained in our credit agreements and the indenture and supplemental indentures governing COPLP notes, could result in a default under our indebtedness, which could cause those and other obligations to become due and payable. If any of our indebtedness is accelerated, we may not be able to repay it.

        Despite our substantial indebtedness, we or our subsidiaries may still incur significantly more debt, which could exacerbate any or all of the risks related to our indebtedness, including our inability to pay the principal of or interest on COPLP notes.    We and our subsidiaries may be able to incur substantial additional indebtedness in the future. Although the credit agreements governing our unsecured and secured indebtedness limit, and the indenture and supplemental indentures governing COPLP notes will limit, our ability to incur additional indebtedness, these restrictions are subject to a number of qualifications and exceptions and, under certain circumstances, debt incurred in compliance with these restrictions could be substantial. To the extent that we or our subsidiaries incur additional indebtedness or other such obligations, we may face additional risks associated with our indebtedness, including our possible inability to pay the principal of or interest on COPLP notes.

        Federal and state statutes allow courts, under specific circumstances, to void guarantees and require holders of COPLP notes to return payments received from guarantors.    Under the federal bankruptcy law and comparable provisions of state fraudulent transfer laws, a guarantee, such as a guarantee provided by COPT of COPLP notes, could be voided, or claims in respect of a guarantee could be subordinated to all other debts of that guarantor if, among other things, the guarantor, at the time it incurred the indebtedness evidenced by its guarantee:

  •
  received less than reasonably equivalent value or fair consideration for the incurrence of the guarantee; and either:

  •
  was insolvent or rendered insolvent by reason of the incurrence of the guarantee;

  •
  was engaged in a business or transaction for which the guarantor's remaining assets constituted unreasonably small capital;

  •
  intended to incur, or believed that it would incur, debts beyond its ability to pay those debts as they mature; or

  •
  intended to hinder, delay or defraud creditors.

        In addition, any payment by that guarantor pursuant to its guarantee could be voided and required to be returned to the guarantor, or to a fund for the benefit of the creditors of the guarantor. The measures of insolvency for purposes of these fraudulent transfer laws will vary depending upon the law applied in any proceeding to determine whether a fraudulent transfer has occurred. Generally, however, a guarantor would be considered insolvent if:

  •
  the sum of its debts, including contingent liabilities, was greater than the fair saleable value of all of its assets;

  •
  the present fair saleable value of its assets was less than the amount that would be required to pay its probable liability on its existing debts, including contingent liabilities, as they became absolute and mature; or

  •
  it could not pay its debts as they become due.

The court might also void such guarantee, without regard to the above factors, if it found that a guarantor entered into its guarantee with actual or deemed intent to hinder, delay, or defraud its creditors.

        A court would likely find that a guarantor did not receive reasonably equivalent value or fair consideration for its guarantee unless it benefited directly or indirectly from the issuance of the notes. If a court voided such guarantee, holders of the notes would no longer have a claim against such guarantor or the benefit of the assets of such guarantor constituting collateral that purportedly secured such guarantee and would be creditors solely of us. In addition, the court might direct holders of the notes to repay any amounts already received from a guarantor. If the court were to void COPT's guarantee, we cannot assure you that funds would be available to pay COPLP notes from any of our subsidiaries or from any other source.

        An increase in interest rates could result in a decrease in the relative value of COPLP notes.    In general, as market interest rates rise, notes bearing interest at a fixed rate generally decline in value because the premium, if any, over market interest rates will decline. Consequently, if you purchase COPLP notes bearing interest at a fixed rate and market interest rates increase, the market value of your notes may decline. We cannot predict the future level of market interest rates.

        We may choose to redeem COPLP notes when prevailing interest rates are relatively low.    COPLP notes may be redeemable at our option and we may choose to redeem some or all of the notes from time to time, particularly when prevailing interest rates are lower than the rate borne by the notes. If prevailing rates are lower at the time of redemption, you may not be able to reinvest the redemption proceeds in a comparable security at an effective interest rate as high as the interest rate on the notes being redeemed. See "Description of Debt Securities and Related Guarantees—Redemption and Repurchase."

        The market price of the notes may fluctuate significantly.    The market price of the notes may fluctuate significantly in response to many factors, including:

  •
  actual or anticipated variations in our operating results, funds from operations, cash flows, liquidity or distributions;

  •
  changes in our earnings estimates or those of analysts;

  •
  publication of research reports about us or the real estate industry or the office and industrial sectors in which we operate;

  •
  the failure to maintain our current credit ratings or comply with our debt covenants;

  •
  increases in market interest rates;

  •
  changes in market valuations of similar companies;

  •
  adverse market reaction to any securities we may issue or additional debt we incur in the future;

  •
  additions or departures of key management personnel;

  •
  actions by institutional investors;

  •
  speculation in the press or investment community;

  •
  continuing high levels of volatility in the credit markets;

  •
  the realization of any of the other risk factors included in or incorporated by reference in this prospectus; and

  •
  general market and economic conditions.

In addition, many of the factors listed above are beyond our control. These factors may cause the market price of COPLP notes to decline, regardless of our financial condition, results of operations, business or prospects. It is impossible to assure investors that the market price of the notes will not fall in the future, and it may be difficult for investors to resell the notes at prices they find attractive, or at all.

 USE OF PROCEEDS

        Unless otherwise set forth in a prospectus supplement accompanying this prospectus, we intend to use the net proceeds of any sale of the securities that we may offer under this prospectus and any accompanying prospectus supplement for working capital and other general business purposes, which may include capital expenditures, acquisition or development of additional properties, repayment of indebtedness and repurchases of outstanding shares.

CONSOLIDATED RATIOS OF EARNINGS TO FIXED CHARGES AND COMBINED FIXED
CHARGES AND PREFERRED SHARE DIVIDENDS

        The following table sets forth COPLP's consolidated ratios of earnings to fixed charges for each of the last five calendar years.

	Year Ended December 31,
	2015	2014	2013	2012	2011
Ratio of earnings to fixed charges	2.91	1.42	1.41	*	**

*
Fixed charges exceeded total earnings by $3.2 million.

**
Fixed charges exceeded total earnings by $98.7 million.

        The following table sets forth COPT's consolidated ratios of earnings to combined fixed charges and preferred share dividends for each of the last five calendar years.

	Year Ended December 31,
	2015	2014	2013	2012	2011
Ratio of earnings to combined fixed charges and preferred share dividends	2.52	1.22	1.17	*	**

*
Combined fixed charges and preferred share dividends exceeded total earnings by $24.7 million.

**
Combined fixed charges and preferred share dividends exceeded total earnings by $115.4 million.

        For purposes of calculating the above ratios, earnings were computed by adding fixed charges (excluding capitalized interest), gain on sales of real estate (excluding discontinued operations) amortization of capitalized interest and distributed income (loss) of equity investees to income (loss) from continuing operations before noncontrolling interests, equity in income (loss) of unconsolidated entities and income taxes. Fixed charges consist of interest costs and capitalized amortization of debt issuance costs. This information is given on a historical basis.

 DESCRIPTION OF SHARES

        The following summary of the terms and provisions of COPT's common shares, preferred shares and depositary shares representing interests in preferred shares does not purport to be complete and is subject to and qualified in its entirety by reference to COPT's Declaration of Trust and the Articles Supplementary to COPT's Declaration of Trust relating to the designation of each series of COPT's preferred shares, each of which is available from us as described in "Where You Can Find More Information."

General

        Under COPT's Declaration of Trust, COPT is authorized to issue up to 125,000,000 common shares and 25,000,000 preferred shares. As of the date of this prospectus, 600,000 preferred shares were classified as 5.60% Series K Cumulative Redeemable Preferred Shares, 531,667 of which were issued and outstanding, and 6,900,000 preferred shares were classified as 7.375% Series L Cumulative Preferred Shares, all of which were issued and outstanding. Our Board of Trustees may increase the authorized number of common shares and preferred shares without shareholder approval.

        We are authorized to issue COPT preferred shares in one or more classes or subclasses, with the designations, preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption, in each case, as are permitted by Maryland law and as our Board of Trustees may determine by resolution. Except for the Series K Preferred Shares and the Series L Preferred Shares, there are currently no other classes or series of preferred shares authorized. However, COPLP has issued to a third party 352,000 Series I Preferred Units.

        Except for the Series I Preferred Units, as discussed in the following paragraph, each series of preferred units has economic terms substantially equivalent to the economic terms of the corresponding Series K Preferred Shares and Series L Preferred Shares, respectively, that COPT has issued.

        The 352,000 Series I Preferred Units of COPLP are owned by a third party and have a liquidation preference of $25.00 per unit. Prior to the distributions with respect to common units of COPLP, and until September 23, 2019, each Series I Preferred Unit is entitled to a priority distribution of 7.5% of the liquidation value per Series I Preferred Unit, payable quarterly. Effective September 23, 2019, the priority distribution on the Series I Preferred Units increases in accordance with the terms thereof. Each Series I Preferred Unit is convertible into 0.5 common units at any time at the option of the holder. COPLP may redeem that Series I Preferred Units at any time on or after September 23, 2019 for an amount equal to their liquidation preference.

        The economic terms of the common units will be substantially equivalent to the economic terms of the common shares. The Series I, Series K and Series L Preferred Units are treated equally (i.e., are pari passu) in priority over the common units in COPLP with respect to liquidation payments and quarterly distributions. Distributions on these preferred units are the source of funds for the payment of dividends on our preferred shares.

        Except in certain limited circumstances, at any time that COPT holds less than 90% of the outstanding partnership units in COPLP, any amendment to COPLP's agreement must be approved by the vote of a majority of the common and preferred units not held by COPT, each voting as a separate class. If COPT were to hold 90% or more of the outstanding partnership units in COPLP, we would have the right to amend the COPLP agreement without first seeking such unitholder approval.

Common Shares

        All common shares that are currently outstanding have been, or when issued upon redemption of common and preferred units of COPLP in accordance with the terms of the COPLP agreement will be, duly authorized, fully paid and nonassessable. Subject to the preferential rights of our Series K and

Series L Preferred Shares, as well as any other shares or series of beneficial interest that COPT may issue in the future, and to the provisions of our Declaration of Trust regarding the restriction on transfer of common shares, holders of common shares are entitled to receive dividends on such shares if, as and when authorized and declared by the Board of Trustees out of assets legally available therefor and to share ratably in our assets legally available for distribution to our shareholders in the event of the liquidation, dissolution or winding-up of COPT after payment of, or adequate provision for, all of our known debts and liabilities.

        Subject to the provisions of COPT's Declaration of Trust regarding restrictions on transfer of shares of beneficial interest, each outstanding common share entitles the holder thereof to one vote on all matters submitted to a vote of shareholders, including the election of Trustees, and, except as provided with respect to any other class or series of shares of beneficial interest, the holders of such common shares possess the exclusive voting power. There is no cumulative voting in the election of Trustees.

        Holders of common shares have no preference, conversion, sinking fund, redemption or appraisal rights and have no preemptive rights to subscribe for any of our securities. Subject to the provisions of the Declaration of Trust regarding the restriction on transfer of common shares, the common shares have equal dividend, distribution, liquidation and other rights.

        COPT's Declaration of Trust provides for approval by a majority of the votes cast by holders of common shares entitled to vote on the matter in all situations permitting or requiring action by the shareholders, except with respect to: (i) the election of Trustees in a "contested" election, which means an election in which there are more nominees for election than the number of trustees to be elected (which requires a plurality of all the votes cast at a meeting of our shareholders at which a quorum is present); (ii) the removal of Trustees (which requires the affirmative vote of the holders of two-thirds of the outstanding shares of beneficial interest entitled to vote generally in the election of Trustees, which action can only be taken for cause by vote at a shareholder meeting); (iii) the merger of COPT with another entity or the sale (or other disposition) of all or substantially all of the assets of COPT (which requires the affirmative vote of the holders of two-thirds of the outstanding shares of beneficial interest entitled to vote on the matter); (iv) the amendment of the Declaration of Trust (which requires the affirmative vote of two-thirds of all the votes entitled to be cast on the matter); and (v) the termination of COPT (which requires the affirmative vote of two-thirds of the outstanding shares of beneficial interest entitled to be cast on the matter). COPT's Declaration of Trust permits the Trustees, without any action by the holders of common shares, (a) by a two-thirds vote, to amend the Declaration of Trust from time to time to qualify as a real estate investment trust under the Code or the Maryland REIT Law and (b) by a majority vote to amend the Declaration of Trust to increase or decrease the aggregate number of shares of beneficial interest or the number of shares of any class of shares of beneficial interest that COPT has authority to issue.

Preferred Shares

        The following summary of the terms and provisions of our preferred shares does not purport to be complete and is qualified in its entirety by reference to the pertinent sections of COPT's Declaration of Trust and the Articles Supplementary to the Declaration of Trust relating to the establishment of each series of COPT's preferred shares, each of which is available from us as described in the section below entitled "Where You Can Find More Information."

        COPT issued 531,667 Series K Preferred Shares in a private placement in January 2007 and 6,900,000 Series L Preferred Shares in a private placement in June 2012. COPT contributed the proceeds of the Series L offering to COPLP in exchange for a number of Series L Preferred Units equal to the number of the applicable series of preferred shares that COPT sold in the offering. COPT contributed assets acquired through the Series K Preferred Share issuance to COPLP in exchange for a number of respective Series K Preferred Units equal to the number of preferred shares that COPT issued to the seller in the acquisition. The terms of each series of the preferred units are substantially equivalent to the economic terms of the respective series of preferred shares to which they relate. The terms of these outstanding series of preferred shares are as follows:

        Ranking.    The Series K and Series L Preferred Shares, with respect to dividend rights and rights upon COPT's liquidation, dissolution or winding up, rank (i) prior or senior to the common shares and any other class or series of COPT equity securities authorized or designated in the future if the holders of Series K and Series L Preferred Shares shall be entitled to the receipt of dividends or of amounts distributable upon liquidation, dissolution or winding up in preference or priority to the holders of shares of such class or series ("Junior Shares"); (ii) on a parity with one another and any other class or series of COPT equity securities authorized or designated in the future if the holders of such class or series of securities and the Series K and Series L Preferred Shares shall be entitled to the receipt of dividends and of amounts distributable upon liquidation, dissolution or winding up in proportion to their respective amounts of accrued and unpaid dividends per share or liquidation preferences, without preference or priority of one over the other ("Parity Shares"); and (iii) junior to any class or series of COPT equity securities authorized or designated in the future if the holders of such class or series shall be entitled to the receipt of dividends and amounts distributable upon liquidation, dissolution or winding up in preference or priority to the holders of the Series K and Series L Preferred Shares ("Senior Shares").

        Dividends.    Holders of Series K and Series L Preferred Shares are entitled to receive, when and as declared by our Board of Trustees, out of our funds legally available for payment, quarterly cash dividends on such shares at the following rates: $2.80 per year per Series K Preferred Share; and $1.84375 per year per Series L Preferred Share. Such dividends are cumulative from the date of original issue, whether or not in any dividend period or periods such dividends shall be declared or there shall be funds legally available for the payment of such dividends, and are payable quarterly on January 15, April 15, July 15 and October 15 of each year (or, if not a business day, the next succeeding business day) (each a "Dividend Payment Date"). Any dividend payable on the Series K and Series L Preferred Shares for any partial dividend period will be computed ratably on the basis of twelve 30-day months and a 360-day year. Dividends are payable in arrears to holders of record as they appear on our share records at the close of business on the applicable record date, which are fixed by our Board of Trustees and which are not more than 60 nor less than 10 days prior to such Dividend Payment Date. Holders of Series K and Series L Preferred Shares are not entitled to receive any dividends in excess of respective cumulative dividends on such shares. No interest, or sum of money in lieu of interest, shall be payable in respect to any dividend payment or payments on the Series K and Series L Preferred Shares that may be in arrears.

        When dividends are not paid in full upon the Parity Shares, or a sum sufficient for such payment is not set apart, all dividends declared upon the Parity Shares shall be declared ratably in proportion to the respective amounts of dividends accrued and unpaid on the Parity Shares. Except as set forth in the preceding sentence, unless dividends on the Series K and Series L Preferred Shares equal to the full amount of accrued and unpaid dividends have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof has been or contemporaneously is set apart for such payment, for all past dividend periods, no dividends shall be declared or paid or set apart for payment by us and no other distribution of cash or other property may be declared or made, directly or indirectly, by us with respect to any Parity Shares. Unless dividends equal to the full amount of all accrued and unpaid dividends on the Series K and Series L Preferred Shares have been paid, or declared and set apart for payment, for all past dividend periods, no dividends (other than dividends or distributions paid in Junior Shares or options, warrants or rights to subscribe for or purchase Junior Shares) may be declared or paid or set apart for payment by us and no other distribution of cash or other property may be declared or made, directly or indirectly, by us with respect to any Junior Shares, nor shall any Junior Shares be redeemed, purchased or otherwise acquired (except for a redemption, purchase or other acquisition of common shares made for purposes of our employee incentive or benefit plan or any such plan of any of our subsidiaries) for any consideration (or any monies be paid to or made available for a sinking fund for the redemption of any such Junior Shares), directly or indirectly, by us (except by conversion into or exchange for Junior Shares, or options, warrants or rights to subscribe for or purchase Junior Shares), nor shall any other cash or other property be paid or distributed to or for the benefit of holders of Junior Shares. Notwithstanding the provisions described above, COPT shall not be prohibited from (i) declaring or paying or setting apart for payment any dividend or distribution on any Parity Shares or (ii) redeeming, purchasing or otherwise acquiring any Parity Shares, in each case, if such declaration, payment, redemption, purchase or other acquisition is necessary to maintain COPT's qualification as a REIT.

        Liquidation Preference.    Upon any voluntary or involuntary liquidation, dissolution or winding up, before any payment or distribution by COPT shall be made to or set apart for the holders of any Junior Shares, the holders of Series K and Series L Preferred Shares shall be entitled to receive a liquidation preference ($25.00 per share for Series L and $50.00 per share for Series K) (the "Liquidation Preference"), plus an amount equal to all accrued and unpaid dividends (whether or not earned or declared) to the date of final distribution to such holders; but such holders shall not be entitled to any further payment. Until the holders of the Series K and Series L Preferred Shares have been paid the Liquidation Preference in full, plus an amount equal to all accrued and unpaid dividends (whether or not earned or declared) to the date of final distribution to such holders, no payment shall be made to any holder of Junior Shares upon COPT's liquidation, dissolution or winding up. If upon any liquidation, dissolution or winding up, COPT's assets, or proceeds thereof, distributable among the holders of Series K and Series L Preferred Shares shall be insufficient to pay in full the above described preferential amount and liquidating payments on any other shares of any class or series of Parity Shares, then COPT's assets, or the proceeds thereof, shall be distributed among the holders of the Parity Shares ratably in the same proportion as the respective amounts that would be payable on the Parity Shares if all amounts payable thereon were paid in full. A voluntary or involuntary liquidation, dissolution or winding up shall not include a consolidation or merger of us with or into one or more other entities, a sale or transfer of all or substantially all of COPT's assets or a statutory share exchange. Upon any liquidation, dissolution or winding up, after payment shall have been made in full to the holders of the Parity Shares, any other series or class or classes of Junior Shares shall be entitled to receive any and all of COPT's assets remaining to be paid or distributed, and the holders of the Parity Shares shall not be entitled to share therein.

        Voting Rights.    Holders of Series K and Series L Preferred Shares will not have any voting rights, except as set forth below and except as otherwise required by applicable law.

        If and whenever dividends on any series or class of Parity Shares shall be in arrears for six or more quarterly periods (whether or not consecutive), the number of Trustees then constituting our Board of Trustees shall be increased by two (if not already increased by reason of similar types of provisions with respect to Parity Shares of any other class or series which is entitled to similar voting rights (the "Voting Parity Shares")), and the holders of all Voting Parity Shares then entitled to exercise similar voting rights, voting as a single class regardless of series, will be entitled to vote for the election of the two additional Trustees at any annual meeting of shareholders or at a special meeting of the holders of the Voting Parity Shares called for that purpose. At any time when such right to elect Trustees separately shall have so vested, we must call such special meeting upon the written request of the holders of record of not less than 20% of the total number of Voting Parity Shares then outstanding. Such special meeting shall be held, in the case of such written request, within 90 days after the delivery of such request, provided that we shall not be required to call such a special meeting if such request is received less than 120 days before the date fixed for the next ensuing annual meeting of shareholders and the holders of the Voting Parity Shares are offered the opportunity to elect such Trustees at such annual meeting of shareholders. If, prior to the end of the term of any Trustee so elected, a vacancy in the office of such Trustee shall occur by reason of death, resignation, or disability, such vacancy shall be filled for the unexpired term of such former Trustee by the appointment of a new Trustee by the remaining Trustee or Trustees so elected. Whenever dividends in arrears on outstanding Voting Parity Shares shall have been paid and dividends thereon for the current quarterly dividend period shall have been paid or declared and set apart for payment, then the right of the holders of the Voting Parity Shares to elect such additional two Trustees shall cease and the terms of office of such Trustees shall terminate and the number of Trustees constituting our Board of Trustees shall be reduced accordingly.

        The affirmative vote or consent of at least two-thirds of the votes entitled to be cast by the holders of the outstanding Voting Parity Shares entitled to vote on such matters, voting as a single class, will be required to (i) authorize, create, increase the authorized amount of, or issue any shares of any class of Senior Shares or any security convertible into shares of any class of Senior Shares, or (ii) amend, alter or repeal any provision of, or add any provision to, COPT's Declaration of Trust or Bylaws, if such action would materially adversely affect the voting powers, rights or preferences of the holders of the Voting Parity Shares; provided, however, that no such vote of the holders of any particular class or series of the Voting Parity Shares shall be required if, at or prior to the time such amendment, alteration or repeal is to take effect or the issuance of any such Senior Shares or convertible security is to be made, as the case may be, provisions are made for the redemption of all outstanding shares of the respective class or series. The amendment of or supplement to COPT's Declaration of Trust to authorize, create, increase or decrease the authorized amount of or to issue Junior Shares, or any shares of any class or series of Parity Shares shall not be deemed to materially adversely affect the voting powers, rights or preferences of the holders of the Series K and Series L Preferred Shares.

        With respect to the exercise of the above-described voting rights, each Series K and Series L Preferred Share has one (1) vote per share, except that when any other class or series of preferred shares shall have the right to vote with the Series K and Series L Preferred Shares as a single class, then the holders of the Series L Preferred Shares shall have one quarter of one (0.25) vote per $25.00 of liquidation preference and the holders of the Series K Preferred Shares shall have one half of one (0.50) vote per $50.00 of liquidation preference.

        Conversion.    The Series L Preferred Shares are not convertible into or exchangeable for any other property or securities. The Series K Preferred Shares are convertible into COPT common shares at any time by the holders, at the rate of 0.8163 common shares for every one Series K Preferred Share ("Conversion Rate"). This Conversion Rate is subject to adjustment in the event that COPT effects a stock split, subdivision of its then outstanding common shares, or distribution of common shares in the form of a dividend. In addition, in the event that COPT effects a distribution of securities other than common shares in the form of a dividend, then the Series K Preferred Shares shall be entitled to receive upon conversion, in addition to the number of common shares receivable upon such conversion, the amount of COPT's other securities that they would have otherwise received had their Series K Preferred Shares been converted into common shares.

        Optional Redemption.    Shares of the Series K and Series L Preferred Shares will not be redeemable by COPT prior to the following dates (except in certain limited circumstances relating to our maintenance of COPT's ability to qualify as a REIT as described in the section entitled "Restrictions on Ownership and Transfer" above and subject to the holder's right to convert such shares prior to such date in the manner as described in the section entitled "Conversion" above): January 9, 2017 with respect to the Series K Preferred Shares and June 27, 2017 with respect to the Series L Preferred Shares. On or after these respective dates, we may, at our option, redeem the applicable series of COPT preferred shares, in whole or from time to time in part, at a cash redemption price equal to 100% of the Liquidation Preference, plus all accrued and unpaid dividends, if any, to the redemption date. The redemption price for each series of these preferred shares (other than any portion thereof consisting of accrued and unpaid dividends) will be payable solely with the proceeds from the sale of equity securities by COPT or COPLP (whether or not such sale occurs concurrently with such redemption). For purposes of the preceding sentence, "equity securities" means any common shares, preferred shares, depositary shares, partnership or other interests, participations or other ownership interests (however designated) and any rights (other than debt securities convertible into or exchangeable at the option of the holder for equity securities (unless and to the extent such debt securities are subsequently converted into equity securities)) or options to purchase any of the foregoing of or in COPT or COPLP.

        In the event of a redemption of any Series K or Series L Preferred Shares, if the redemption date occurs after a dividend record date and on or prior to the related Dividend Payment Date, the dividend payable on such Dividend Payment Date in respect of such series of shares called for redemption will be payable on such Dividend Payment Date to the holders of record at the close of business on such dividend record date, and will not be payable as part of the redemption price for such shares. The redemption date will be selected by us and shall not be less than 30 days nor more than 60 days after the date notice of redemption is sent by us. If full cumulative dividends on all outstanding Series K or Series L Preferred Shares have not been paid or declared and set apart for payment, no Series K or Series L Preferred Shares may be redeemed unless all outstanding shares within the applicable series of preferred shares are simultaneously redeemed and neither we nor any of our affiliates may purchase or acquire shares within the applicable series of preferred shares otherwise than pursuant to a purchase or exchange offer made on the same terms to all holders of such series of preferred shares.

        If fewer than all the outstanding shares within the Series K or Series L Preferred Shares are to be redeemed, we will select those Series K or Series L Preferred Shares to be redeemed pro rata in proportion to the numbers of shares of the applicable series of preferred shares held by holders (with adjustment to avoid redemption of fractional shares) or by lot or in such other manner as the Board of Trustees may determine.

        Notice of redemption will be given by publication in a newspaper of general circulation in the City of New York, such publication to be made once a week for two consecutive weeks commencing not less than 30 nor more than 60 days prior to the redemption date. A similar notice shall be mailed by us not less than 30 days nor more than 60 days prior to the redemption date to each holder of the applicable series of preferred shares to be redeemed by first class mail, postage prepaid at such holder's address as the same appears on our share records. Any notice which was mailed as described above will be conclusively presumed to have been duly given on the date mailed whether or not the holder receives the notice. Each notice will state: (i) the redemption date, (ii) the number of preferred shares to be redeemed, (iii) the place or places where certificates for such preferred shares are to be surrendered for cash and (iv) the redemption price payable on such redemption date, including, without limitation, a statement as to whether or not accrued and unpaid dividends will be (x) payable as part of the redemption price or (y) payable on the next Dividend Payment Date to the record holder at the close of business on the relevant record date as described above. From and after the redemption date (unless we default in the payment of our redemption obligation), dividends on the applicable series of preferred shares to be redeemed will cease to accrue, such shares will no longer be deemed to be outstanding and all rights of the holders thereof shall cease (except (a) the right to receive the cash payable upon such redemption without interest thereon and (b) if the redemption date occurs after a dividend record date and on or prior to the related Dividend Payment Date, the right of record holders at the close of business on such record date to receive the dividend payable on such Dividend Payment Date). The full dividend payable on such Dividend Payment Date with respect to such the applicable series of preferred shares called for redemption will be payable on such Dividend Payment Date to the holders of record of such shares at the close of business on the corresponding dividend record date notwithstanding the prior redemption of such shares.

        The Series K and Series L Preferred Shares have no stated maturity and are not subject to any sinking fund or mandatory redemption provisions except as provided under "Restrictions on Ownership and Transfer" above.

        Subject to applicable law and the limitation on purchases when dividends on the Series K and Series L Preferred Shares are in arrears, we may, at any time and from time to time, purchase any Series K and Series L Preferred Shares in the open market, by tender or by private agreement.

Issuance of Additional Preferred Shares

        The Board of Trustees has the ability to designate additional series of COPT's preferred shares of beneficial interest by adopting an amendment to the Declaration of Trust designating the terms of such additional series of preferred shares (a "Designating Amendment"). The preferred shares, when issued, will be fully paid and non-assessable. Because our Board of Trustees has the power to establish the preferences, powers and rights of each series of preferred shares, subject to the rights of the holders of the Series K and Series L Preferred Shares, our Board may afford the holders of any series of preferred shares preferences, powers and rights, voting or otherwise, senior to the rights of holders of common shares. The issuance of additional series of preferred shares could have the effect of delaying or preventing a change of control that might involve a premium price for shareholders or otherwise be in their best interest. The rights, preferences, privileges and restrictions of the preferred shares of each series will be fixed by the Designating Amendment relating to the new series.

COPLP Series I Preferred Units

        COPT conducts almost all of is operations through COPLP, of which it is the sole general partner. Interests in COPLP are in the form of common and preferred units. As of the date of this prospectus, COPT owned a majority of the outstanding common units and a majority of the outstanding preferred units. The remaining preferred units in COPLP were 352,000 Series I Preferred Units, owned by TRC Associates Limited Partnership, Incorporated, with terms as follows:

        Voting Rights.    Except in certain limited circumstances, at any time that COPT holds less than 90% of the outstanding partnership units in COPLP, any amendment to the COPLP agreement must be approved by the vote of a majority of the common and preferred units not held by us, each voting as a separate class. If COPT was to hold 90% or more of the outstanding partnership units, we would have the right to amend the COPLP agreement without first seeking such unitholder approval.

        Liquidation.    In the event of the dissolution of COPLP, the holder of the Series I Preferred Units will be entitled to receive a $25.00 liquidation preference (the "Series I Liquidation Preference"), prior to any liquidation payment to be made to the holders of the common units but pari passu with liquidation payments made to COPT as holder of the Series K and Series L Preferred Units.

        Distributions.    The holder of the Series I Preferred Units is entitled to receive quarterly priority percentage return payments, prior to distributions made to the holders of the common units but pari passu with distributions made to COPT as holder of the Series K and Series L Preferred Units, in an amount equal to a percentage of the Series I Liquidation Preference, which percentage equals 7.50% until September 23, 2019, and increases thereafter.

        Conversion.    The Series I Preferred Units are convertible into common units at a conversion rate of 0.5 common units per Series I Preferred Unit.

Depositary Shares

        We may, at our option, elect to offer fractional COPT preferred shares, rather than full preferred shares. In the event such option is exercised, we will issue receipts for COPT depositary shares, each of which will represent a fraction (to be set forth in the prospectus supplement relating to the preferred shares) of a share of that series of preferred shares. The preferred shares represented by depositary shares will be deposited under a deposit agreement between COPT and a bank or trust company selected by us having its principal office in the United States and having a combined capital and surplus of at least $50,000,000. Subject to the terms of the deposit agreement, each owner of a depositary share will be entitled, in proportion to the applicable fraction of a preferred share represented by the depositary share, to all the rights and preferences of the preferred share, represented thereby (including dividend, voting, redemption, conversion and liquidation rights). The above description of the depositary shares is only a summary, is not complete and is subject to, and is qualified in its entirety by, the description in the related prospectus supplement and the provisions of the deposit agreement, which will contain the form of depositary receipt. A copy of the deposit agreement will be filed with the Securities and Exchange Commission as an exhibit to, or incorporated by reference in, the registration statement of which this prospectus is a part.

Restrictions on Ownership and Transfer

        For COPT to qualify as a REIT (as defined in the Internal Revenue Code of 1986, as amended (the "Code") to include certain entities), COPT shares of beneficial interest generally must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of 12 months or during a proportionate part of a shorter taxable year. Also, not more than 50% of the value of the outstanding shares of beneficial interest may be owned, directly or indirectly, by five or fewer individuals (under the Code) at any time during the last half of a taxable year (other than the first year for which an election to be a REIT has been made). This test is applied by "looking through" certain shareholders which are not individuals (e.g., corporations or partnerships) to determine indirect ownership of COPT by individuals.

        COPT's Declaration of Trust contains certain restrictions on the number of COPT's shares of beneficial interest that a person may own, subject to certain exceptions. COPT's Declaration of Trust provides that no person may own, or be deemed to own by virtue of the attribution provisions of the Code, more than 9.8% (the "Aggregate Share Ownership Limit") of the number or value of COPT's outstanding shares of beneficial interest. In addition, COPT's Declaration of Trust prohibits any person from acquiring or holding, directly or indirectly, in excess of 9.8% of COPT's total outstanding common shares, in value or in number of shares, whichever is more restrictive (the "Common Share Ownership Limit"). Our Board of Trustees, in its sole discretion, may exempt a proposed transferee from the Aggregate Share Ownership Limit and the Common Share Ownership Limit (an "Excepted Holder"). However, our Board of Trustees may not grant such an exemption to any person if such exemption would result in us being "closely held" within the meaning of Section 856(h) of the Code or otherwise would result in COPT's failing to qualify as a REIT. In order to be considered by our Board of Trustees as an Excepted Holder, a person also must not own, directly or indirectly, an interest in a tenant of ours (or a tenant of any entity owned or controlled by us) that would cause us to own, directly or indirectly, more than a 9.9% interest in such a tenant. The person seeking an exemption must represent to the satisfaction of our Board of Trustees that it will not violate the two aforementioned restrictions. The person also must agree that any violation or attempted violation of any of the foregoing restrictions will result in the automatic transfer of the shares of stock causing such violation to the Share Trust (as defined below). Our Board of Trustees may require a ruling from the Internal Revenue Service or an opinion of counsel, in either case in form and substance satisfactory to our Board of Trustees, in its sole discretion, in order to determine or ensure COPT's status as a REIT.

        COPT's Declaration of Trust further prohibits (i) any person from beneficially or constructively owning COPT's shares of beneficial interest if such ownership would result in COPT being "closely held" under Section 856(h) of the Code or otherwise cause COPT to fail to qualify as a REIT and (ii) any person from transferring shares of COPT's beneficial interest if such transfer would result in COPT's shares of beneficial interest being owned by fewer than 100 persons. Any person who acquires or attempts or intends to acquire beneficial or constructive ownership of COPT's shares of beneficial interest that will or may violate any of the foregoing restrictions on transferability and ownership, or any person who would have owned COPT's shares of the beneficial interest that resulted in a transfer of shares to the Share Trust, is required to give notice immediately to us and provide us with such other information as we may request in order to determine the effect of such transfer on COPT's status as a REIT. The foregoing restrictions on transferability and ownership will not apply if our Board of Trustees determines that it is no longer in COPT's best interests to attempt to qualify, or to continue to qualify, as a REIT.

        If any transfer of COPT's shares of beneficial interest occurs which, if effective, would result in any person beneficially or constructively owning shares of beneficial interest in COPT in excess or in violation of the above transfer or ownership limitations (a "Prohibited Owner"), then that number of COPT's shares of beneficial interest, the beneficial or constructive ownership of which otherwise would cause such person to be in excess of the ownership limit (rounded to the nearest whole share), will automatically be transferred to a trust (the "Share Trust") for the exclusive benefit of one or more charitable beneficiaries (the "Charitable Beneficiary"), and the Prohibited Owner will not acquire any rights in such shares. Such automatic transfer will be deemed to be effective as of the close of business on the Business Day (as defined in COPT's Declaration of Trust) prior to the date of such violative transfer. Shares of beneficial interest held in the Share Trust will be issued and outstanding shares. The Prohibited Owner may not benefit economically from ownership of any shares of beneficial interest held in the Share Trust, may have no rights to dividends and may not possess any other rights attributable to the shares of beneficial interest held in the Share Trust. The trustee of the Share Trust (the "Share Trustee") will have all voting rights and rights to dividends or other distributions with respect to shares of beneficial interest held in the Share Trust, which rights will be exercised for the exclusive benefit of the Charitable Beneficiary. Any dividend or other distribution paid prior to the discovery by us that shares of beneficial interest have been transferred to the Share Trust will be paid by the recipient of such dividend or distribution to the Share Trustee upon demand, and any dividend or other distribution authorized but unpaid will be paid when due to the Share Trustee. Any dividend or distribution so paid to the Share Trustee will be held in the Share Trust for the Charitable Beneficiary. The Prohibited Owner will have no voting rights with respect to shares of beneficial interest held in the Share Trust and, subject to Maryland law, effective as of the date that such shares of beneficial interest have been transferred to the Share Trust, the Share Trustee will have the authority (at the Share Trustee's sole discretion) to (i) rescind as void any vote cast by a Prohibited Owner prior to the discovery by us that such shares have been transferred to the Share Trust and (ii) recast such vote in accordance with the desires of the Share Trustee acting for the benefit of the Charitable Beneficiary. However, if we have already taken irreversible trust action, then the Share Trustee will not have the authority to rescind and recast such vote.

        Within 20 days after receiving notice from us that shares of beneficial interest have been transferred to the Share Trust, the Share Trustee will sell the shares of beneficial interest held in the Share Trust to a person, designated by the Share Trustee, whose ownership of the shares will not violate the ownership limitations set forth in the Declaration of Trust. Upon such sale, the interest of the Charitable Beneficiary in the shares sold will terminate and the Share Trustee will distribute the net proceeds of the sale to the Prohibited Owner and to the Charitable Beneficiary as described below. The Prohibited Owner will receive the lesser of (i) the price paid by the Prohibited Owner for the shares or, if the Prohibited Owner did not give value for the shares in connection with the event causing the shares to be held in the Share Trust (e.g., a gift, devise or other such transaction), the

Market Price (as defined in the Declaration of Trust) of such shares on the day of the event causing the shares to be received by the Share Trustee and (ii) the price per share received by the Share Trustee from the sale or other disposition of the common shares held in the Share Trust. Any net sale proceeds in excess of the amount payable to the Prohibited Owner will be paid immediately to the Charitable Beneficiary. If, prior to the discovery by us that shares of beneficial interest have been transferred to the Share Trust, such shares are sold by a Prohibited Owner, then (i) such shares will be deemed to have been sold on behalf of the Share Trust and (ii) to the extent that the Prohibited Owner received an amount for shares that exceeds the amount that such Prohibited Owner was entitled to receive as described above, such excess will be paid to the Share Trustee upon demand.

        In addition, shares of beneficial interest held in the Share Trust will be deemed to have been offered for sale to us, or our designee, at a price per share equal to the lesser of (i) the price per share in the transaction that resulted in such transfer to the Share Trust (or, in the case of a devise or gift, the Market Price at the time of such devise or gift) and (ii) the Market Price on the date we, or our designee, accept such offer. We will have the right to accept such offer until the Share Trustee has sold the shares of beneficial interest held in the Share Trust. Upon such a sale to us, the interest of the Charitable Beneficiary in the shares sold will terminate and the Share Trustee will distribute the net proceeds of the sale to the Prohibited Owner.

        All certificates representing the common shares will bear a legend referring to the restrictions described above.

        Every owner of more than 5% (or such other percentage as required by the Code or the regulations promulgated thereunder) of all classes or series of COPT's shares of beneficial interest, including the common shares, is required to give written notice to us, within 30 days after the end of each taxable year, stating the name and address of such owner, the number of shares of each class and series of shares of beneficial interest of COPT which the owner beneficially owns and a description of the manner in which such shares are held. Each such owner will provide to us such additional information as we may request in order to determine the effect, if any, of such beneficial ownership on COPT's status as a REIT and to ensure compliance with the Aggregate Share Ownership Limit. In addition, each shareholder will upon demand be required to provide to us such information as we may request, in good faith, in order to determine COPT's status as a REIT and to comply with the requirements of any taxing authority or governmental authority or to determine such compliance.

        These ownership limitations could delay, defer or prevent a change in control of us or other transaction that might involve a premium over the then prevailing market price for the common shares or other attributes that the shareholders may consider to be desirable.

Classification or Reclassification of Common Shares or Preferred Shares

        COPT's Declaration of Trust authorizes the Board of Trustees to reclassify any unissued shares of common or preferred shares into other classes or series of classes of shares and to establish the number of shares in each class or series and to set the preferences, conversion and other rights, voting powers, restrictions, limitations and restrictions on ownership, limitations as to dividends or other distributions, qualifications and terms or conditions of redemption for each such class or series. Thus, in addition to the Series K and Series L Preferred Shares, the Board of Trustees could authorize the issuance of other preferred shares with terms and conditions which could also have the effect of delaying, deferring or preventing a change in control of COPT or other transaction that might involve a premium over the then prevailing market price for common shares or other attributes that the shareholders may consider to be desirable.

 DESCRIPTION OF WARRANTS

        COPT may issue separately, or together with any preferred shares or common shares offered by any prospectus supplement, warrants for the purchase of other preferred shares and common shares. The warrants may be issued under warrant agreements to be entered into between COPT and a bank or trust company, as warrant agent, and may be represented by certificates evidencing the warrants, all as set forth in the prospectus supplement relating to the particular series of warrants. The following summaries of certain provisions of the warrants are not complete and are subject to, and are qualified in their entirety by reference to, all the provisions of any related warrant agreement and warrant certificate, respectively, which will be filed with the SEC as an exhibit to, or incorporated by reference in, the registration statement of which this prospectus is a part.

        A prospectus supplement will describe the terms of the warrants in respect of which this prospectus is being delivered including, where applicable, the following:

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  the title of the warrants;

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  the aggregate number of the warrants;

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  the price or prices at which the warrants will be issued;

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  the designation, terms and number of common shares or preferred shares that may be purchased upon exercise of the warrants;

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  the designation and terms of the securities, if any, with which the warrants are issued and the number of the warrants issued with each such offered security;

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  the date, if any, on and after which the warrants and related preferred shares or common shares with which the warrants are issued will be separately transferable;

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  the price (or manner of calculation of the price) at which each common share or preferred share may be purchased upon exercise of the warrant;

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  the date on which the right to exercise the warrants will commence and the date on which the right will expire;

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  the minimum or maximum amount of the warrants which may be exercised at any one time;

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  information with respect to book-entry procedures, if any;

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  a discussion of material federal income tax considerations; and

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  any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

        The exercise of any warrants will be subject to, and limited by, the transfer and ownership restrictions in COPT's Declaration of Trust. See "Description of Shares—Restrictions on Ownership and Transfer."

DESCRIPTION OF DEBT SECURITIES AND RELATED GUARANTEES

        The debt securities will be issued in one or more series under the Indenture, dated as of September 16, 2013, among COPLP, COPT, as guarantor, and U.S. Bank National Association, as trustee. References herein to the "Indenture" refer to such indenture and references to the "Trustee" refer to such trustee or any other trustee for any particular series of debt securities issued under the Indenture. The terms of the debt securities of any series will be those specified in or pursuant to the Indenture and in the applicable debt securities of that series and those made part of the Indenture by the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act").

        The following description of selected provisions of the Indenture and the debt securities is not complete, and the description of selected terms of the debt securities of a particular series included in the applicable prospectus supplement also will not be complete. You should review the form of the Indenture and the form of the applicable debt securities, which forms have been or will be filed as exhibits to the registration statement of which this prospectus is a part or as exhibits to documents which have been or will be incorporated by reference in this prospectus. To obtain a copy of the form of the Indenture or the form of the applicable debt securities, see "Where You Can Find More Information" in this prospectus. The following description of debt securities and the description of the debt securities of the particular series in the applicable prospectus supplement are qualified in their entirety by reference to all of the provisions of the Indenture and the applicable debt securities, which provisions, including defined terms, are incorporated by reference in this prospectus. Capitalized terms used but not defined in this section shall have the meanings assigned to those terms in the Indenture.

        The following description of debt securities describes general terms and provisions of the series of debt securities to which any prospectus supplement may relate. When the debt securities of a particular series are offered for sale, the specific terms of such debt securities will be described in the applicable prospectus supplement. If any particular terms of such debt securities described in a prospectus supplement are inconsistent with any of the terms of the debt securities generally described in this prospectus, then the terms described in the applicable prospectus supplement will supersede the terms described in this prospectus.

General

        The debt securities of each series will constitute the unsecured unsubordinated obligations of COPLP and will rank on a parity in right of payment with all of its other existing and future unsecured and unsubordinated indebtedness. COPLP may issue an unlimited principal amount of debt securities under the Indenture. The Indenture provides that debt securities of any series may be issued up to the aggregate principal amount which may be authorized from time to time by COPLP. Please read the applicable prospectus supplement relating to the debt securities of the particular series being offered thereby for the specific terms of such debt securities, including, where applicable:

  •
  the title of the series of debt securities;

  •
  the aggregate principal amount of debt securities of the series and any limit thereon;

  •
  the date or dates on which COPLP will pay the principal of and premium, if any, on debt securities of the series, or the method or methods, if any, used to determine such date or dates;

  •
  the rate or rates, which may be fixed or variable, at which debt securities of the series will bear interest, if any, or the method or methods, if any, used to determine such rate or rates;

  •
  the basis used to calculate interest, if any, on the debt securities of the series if other than a 360-day year of twelve 30-day months;

  •
  the date or dates, if any, from which interest on the debt securities of the series will accrue, or the method or methods, if any, used to determine such date or dates;

  •
  the date or dates, if any, on which the interest on the debt securities of the series will be payable and the record dates for any such payment of interest;

  •
  the terms and conditions, if any, upon which COPLP is required to, or may, at its option, redeem debt securities of the series;

  •
  the terms and conditions, if any, upon which COPLP will be required to repurchase debt securities of the series at the option of the holders of debt securities of the series;

  •
  the terms of any sinking fund or analogous provision;

  •
  the portion of the principal amount of the debt securities of the series which will be payable upon acceleration if other than the full principal amount;

  •
  the authorized denominations in which the series of debt securities will be issued, if other than minimum denominations of $2,000 and any integral multiple of $1,000 in excess thereof;

  •
  the place or places where (1) amounts due on the debt securities of the series will be payable, (2) the debt securities of the series may be surrendered for registration of transfer and exchange and (3) notices or demands to or upon COPLP in respect of the debt securities of the series or the Indenture may be served, if different than the corporate trust office of the Trustee;

  •
  if other than U.S. dollars, the currency or currencies in which purchases of, and payments on, the debt securities of the series must be made and the ability, if any, of COPLP or the holders of debt securities of the series to elect for payments to be made in any other currency or currencies;

  •
  whether the amount of payments on the debt securities of the series may be determined with reference to an index, formula, or other method or methods (any of those debt securities being referred to as "Indexed Securities") and the manner used to determine those amounts;

  •
  any addition to, modification of, or deletion of, any covenant or Event of Default with respect to debt securities of the series;

  •
  the identity of the depositary for the global debt securities;

  •
  the circumstances under which COPLP will pay Additional Amounts on the debt securities of the series in respect of any tax, assessment, or other governmental charge and whether COPLP will have the option to redeem such debt securities rather than pay the Additional Amounts;

  •
  the circumstances under which COPT will pay Additional Amounts on any payment made on the debt securities of the series pursuant to its guarantee of the debt securities of the series; and

  •
  any other terms of debt securities of the series.

        As used in this prospectus, references to the principal of and premium, if any, and interest, if any, on the debt securities of a series include Additional Amounts, if any, payable on the debt securities of such series in that context.

        COPLP may issue debt securities as original issue discount securities to be sold at a substantial discount below their principal amount. In the event of an acceleration of the maturity of any original issue discount security, the amount payable to the holder upon acceleration will be determined in the manner described in the applicable prospectus supplement. Important federal income tax and other considerations applicable to original issue discount securities will be described in the applicable prospectus supplement.

        The terms of the debt securities of any series may be inconsistent with the terms of the debt securities of any other series, and the terms of particular debt securities within any series may be inconsistent with each other. Unless otherwise specified in the applicable prospectus supplement, COPLP may, without the consent of, or notice to, the holders of the debt securities of any series, reopen an existing series of debt securities and issue additional debt securities of that series.

        Other than to the extent provided with respect to the debt securities of a particular series and described in the applicable prospectus supplement, the Indenture will not contain any provisions that would limit our ability or the ability of COPLP to incur indebtedness or to substantially reduce or eliminate our consolidated assets, which may have a materially adverse effect on our ability or the ability of COPLP to service our or COPLP's indebtedness (including the debt securities) or that would afford holders of the debt securities protection in the event of:

  (1)
  a highly leveraged or similar transaction involving us, our management, or any affiliate of any of those parties,

  (2)
  a change of control, or

  (3)
  a reorganization, restructuring, merger, or similar transaction involving us or our affiliates.

Registration, Transfer, Payment and Paying Agent

        Unless otherwise specified in the applicable prospectus supplement, each series of debt securities will be issued in registered form only, without coupons.

        Unless otherwise specified in the applicable prospectus supplement, the debt securities will be payable and may be surrendered for registration of transfer or exchange at an office of COPLP or an agent of COPLP in The City of New York. However, COPLP, at its option, may make payments of interest on any interest payment date on any debt security by check mailed to the address of the person entitled to receive that payment or by wire transfer to an account maintained by the payee with a bank located in the United States.

        Any interest not punctually paid or duly provided for on any interest payment date with respect to the debt securities of any series will forthwith cease to be payable to the holders of those debt securities on the applicable regular record date and may either be paid to the persons in whose names those debt securities are registered at the close of business on a special record date for the payment of the interest not punctually paid or duly provided for to be fixed by the Trustee, notice whereof shall be given to the holders of those debt securities not less than 10 days prior to the special record date, or may be paid at any time in any other lawful manner, all as completely described in the Indenture.

        Subject to certain limitations imposed on debt securities issued in book-entry form, the debt securities of any series will be exchangeable for other debt securities of the same series and of a like aggregate principal amount and tenor of different authorized denominations upon surrender of those debt securities at the designated place or places. In addition, subject to certain limitations imposed upon debt securities issued in book-entry form, the debt securities of any series may be surrendered for registration of transfer or exchange thereof at the designated place or places if duly endorsed or accompanied by a written instrument of transfer. No service charge shall be made for any registration of transfer or exchange, redemption or repayment of debt securities, but COPLP may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with certain of those transactions.

        Unless otherwise specified in the applicable prospectus supplement, COPLP will not be required to:

  •
  issue, register the transfer of or exchange debt securities of any series during a period beginning at the opening of business 15 days before any selection of debt securities of that series of like tenor and terms to be redeemed and ending at the close of business on the day of that selection;

  •
  register the transfer of or exchange any debt security, or portion of any debt security, called for redemption, except the unredeemed portion of any debt security being redeemed in part; or

  •
  issue, register the transfer of or exchange a debt security which has been surrendered for repurchase at the option of the holder, except the portion, if any, of the debt security not to be repurchased.

Outstanding Debt Securities

        In determining whether the holders of the requisite principal amount of outstanding debt securities have given any request, demand, authorization, direction, notice, consent, or waiver under the Indenture:

  •
  the principal amount of an original issue discount security that shall be deemed to be outstanding for these purposes shall be that portion of the principal amount of the original issue discount security that would be due and payable upon acceleration of the original issue discount security as of the date of the determination,

  •
  the principal amount of any Indexed Security that shall be deemed to be outstanding for these purposes shall be the principal amount of the Indexed Security determined on the date of its original issuance,

  •
  the principal amount of a debt security denominated in a foreign currency shall be the U.S. dollar equivalent, determined on the date of its original issuance, of the principal amount of the debt security, and

  •
  a debt security owned by COPLP, COPT or any obligor on the debt security or any affiliate of COPLP, COPT or such other obligor shall be deemed not to be outstanding.

Redemption and Repurchase

        The debt securities of any series may be redeemable at COPLP's option or may be subject to mandatory redemption by COPLP as required by a sinking fund or otherwise. In addition, the debt securities of any series may be subject to repurchase by COPLP at the option of the holders. The applicable prospectus supplement will describe the terms and conditions regarding any optional or mandatory redemption or option to repurchase the debt securities of the related series.

Guarantees by COPT

        COPLP's payment obligations under the debt securities will be irrevocably and unconditionally guaranteed on an unsecured and unsubordinated basis by COPT. The guarantee will be COPT's direct obligation, ranking equally and ratably with all of its existing and future unsecured and unsubordinated obligations, other than obligations mandatorily preferred by law.

Covenants

        Any material covenants applicable to the debt securities of the applicable series will be specified in the applicable prospectus supplement.

Events of Default

        Unless otherwise specified in the applicable prospectus supplement, an Event of Default with respect to the debt securities of any series is defined in the Indenture as being:

          (1)   default for thirty (30) days in the payment of any installment of interest under the Securities;

          (2)   default in the payment of the principal amount or Redemption Price due with respect to the Securities, when the same becomes due and payable; provided, however, that a valid extension of the payment date in accordance with the terms of the Indenture shall not constitute a default in the payment of principal;

          (3)   COPLP fails to comply with any of COPLP's other agreements contained in the Securities or the Indenture upon receipt by COPLP of notice of such default by the Trustee or by holders of not less than twenty five percent (25%) in aggregate principal amount of the Securities then outstanding and COPLP fails to cure (or obtain a waiver of) such default within sixty (60) days after COPLP receives such notice;

          (4)   failure to pay any recourse indebtedness for monies borrowed by COPLP, the Guarantor or any of their respective Subsidiaries in an outstanding principal amount in excess of $50,000,000 at final maturity or upon acceleration after the expiration of any applicable grace period, which recourse indebtedness is not discharged, or such default in payment or acceleration is not cured or rescinded, within thirty (30) days after written notice to COPLP from the Trustee (or to COPLP and the Trustee from holders of at least twenty five percent (25%) in principal amount of the outstanding Securities);

          (5)   specified events of bankruptcy, insolvency, or reorganization with respect to COPLP, COPT or any Material Subsidiaries.

        No Event of Default with respect to any particular series of debt securities necessarily constitutes an Event of Default with respect to any other series of debt securities. The Trustee is required to give notice to holders of the debt securities of the applicable series within 90 days after the Trustee has actual knowledge (as such knowledge is described in the Indenture) of a default relating to such debt securities.

        If an Event of Default specified in clause (5) above occurs, then the principal of all the outstanding debt securities and unpaid interest, if any, accrued thereon shall automatically become immediately due and payable. If any other Event of Default with respect to the outstanding debt securities of the applicable series occurs and is continuing, either the Trustee or the holders of at least 25% in aggregate principal amount of the debt securities of that series then outstanding may declare the principal of, or if debt securities of that series are original issue discount securities such lesser amount as may be specified in the terms of that series of debt securities, and unpaid interest, if any, accrued thereon to be due and payable immediately. However, upon specified conditions, the holders of a majority in aggregate principal amount of the debt securities of that series then outstanding may rescind and annul any such declaration of acceleration and its consequences.

        The Indenture provides that no holders of debt securities of any series may institute any proceedings, judicial or otherwise, with respect to the Indenture, or for the appointment of a receiver or Trustee, or for any remedy thereunder, except in the case of failure of the Trustee, for 60 days, to act after it has received a written request to institute proceedings in respect of an Event of Default from the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series, as well as an offer of indemnity or security reasonably satisfactory to it, and no inconsistent direction has been given to the Trustee during such 60 day period by the holders of a majority in aggregate principal amount of the outstanding debt securities of that series. Notwithstanding any other provision of the Indenture, each holder of a debt security will have the right, which is absolute and unconditional, to receive payment of the principal of and premium, if any, and interest, if any, and any Additional Amounts on that debt security on the respective due dates for those payments and to institute suit for the enforcement of those payments and any right to effect such exchange, and this right shall not be impaired without the consent of such holder.

        Subject to the provisions of the Trust Indenture Act requiring the Trustee, during the continuance of an Event of Default under the Indenture, to act with the requisite standard of care, the Trustee is under no obligation to exercise any of its rights or powers under the Indenture at the request or direction of any of the holders of debt securities of any series unless those holders have offered the Trustee indemnity or security satisfactory to it. The holders of a majority in aggregate principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or of exercising any trust or power conferred upon the Trustee, provided that the direction would not conflict with any rule or law or with the Indenture or with any series of debt securities, such direction would not be unduly prejudicial to the rights of any other holder of debt securities of that series (or the debt securities of any other series), and the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

        Within 120 calendar days after the close of each fiscal year, COPLP and COPT, as guarantor, must deliver to the Trustee an officers' certificate stating whether or not each certifying officer has knowledge of any default and, if so, specifying each such default and the nature and status thereof.

Modification, Waivers and Meetings

        The Indenture permits COPLP, COPT, as guarantor, and the Trustee, with the consent of the holders of a majority in aggregate principal amount of the outstanding debt securities of each series issued under the Indenture and affected by a modification or amendment (voting as separate classes), to modify or amend any of the provisions of the Indenture or of the debt securities of the applicable series or the rights of the holders of the debt securities of the applicable series under the Indenture. However, no modification or amendment shall, without the consent of the holder of each outstanding debt security affected thereby:

  •
  change the stated maturity of the principal of, or premium, if any, or any installment of interest, if any, on, or any Additional Amounts, if any, with respect to, any debt securities, or

  •
  reduce the principal of or any premium on any debt securities or reduce the rate (or modify the calculation of such rate) of interest on or the redemption or repurchase price of any debt securities, or any Additional Amounts with respect to any debt securities or related guarantee, or change COPLP's or COPT's obligation to pay Additional Amounts, or

  •
  reduce the amount of principal of any original issue discount securities that would be due and payable upon acceleration of the maturity of any debt security, or

  •
  adversely affect any right of repayment or repurchase at the option of any holder, or

  •
  except as otherwise set forth herein or in the Indenture, release COPT, as guarantor, from any of its obligations under its guarantee or the Indenture, or

  •
  change any place where, or the currency in which, any debt securities are payable, or

  •
  impair the holder's right to institute suit to enforce the payment of any debt securities on or after their stated maturity, or

  •
  reduce the percentage of the outstanding debt securities of any series whose holders must consent to any modification or amendment or any waiver of compliance with specific provisions of such Indenture or specified defaults under the Indenture and their consequences, or

  •
  reduce the requirements for a quorum or voting at a meeting of holders of the applicable debt securities.

        The Indenture also contains provisions permitting COPLP, COPT, as guarantor, and the Trustee, without the consent of the holders of any debt securities, to modify or amend the Indenture, among other things:

  •
  to add to the Events of Default or covenants in a manner that benefits the holders of all or any series of debt securities issued under the Indenture;

  •
  to provide for security of debt securities of any series or add guarantees in favor of debt securities of any series;

  •
  to establish the form or terms of debt securities of any series, and the form of the guarantee of debt securities of any series;

  •
  to cure any mistake, ambiguity or correct or supplement any provision in the Indenture which may be defective or inconsistent with other provisions in the Indenture, or to make any other provisions with respect to matters or questions arising under the Indenture, or to make any change necessary to comply with any requirement of the SEC in connection with the Indenture under the Trust Indenture Act, in each case which shall not adversely affect the interests of the holders of any series of debt securities;

  •
  to amend or supplement any provision contained in the Indenture, provided that the amendment or supplement does not apply to any outstanding debt securities issued before the date of the amendment or supplement and entitled to the benefits of that provision; or

  •
  to conform the terms of the Indenture, the debt securities of a series or the related guarantee to the description thereof contained in any prospectus or other offering document or memorandum relating to the offer and sale of those securities.

        The holders of a majority in aggregate principal amount of the outstanding debt securities of any series may waive COPLP's or COPT's compliance with some of the restrictive provisions of the Indenture, which may include covenants, if any, which are specified in the applicable prospectus supplement. The holders of a majority in aggregate principal amount of the outstanding debt securities of any series may, on behalf of all holders of debt securities of that series, waive any past default under the Indenture with respect to the debt securities of that series and its consequences, except a default which is continuing (i) in the payment of the principal of, or premium, if any, or interest, if any, on, the debt securities of that series, or (ii) in respect of a covenant or provision which cannot be modified or amended without the consent of the holder of each outstanding debt security of the affected series.

        The Indenture contains provisions for convening meetings of the holders of a series of debt securities. A meeting may be called at any time by the Trustee, and also, upon COPLP's request, or the request of holders of at least 10% in aggregate principal amount of the outstanding debt securities of any series. Notice of a meeting must be given in accordance with the provisions of the Indenture. Except for any consent which must be given by the holder of each outstanding debt security affected in the manner described above, any resolution presented at a meeting or adjourned meeting duly reconvened at which a quorum, as described below, is present may be adopted by the affirmative vote of the holders of a majority in aggregate principal amount of the outstanding debt securities of the applicable series. However, any resolution with respect to any request, demand, authorization, direction, notice, consent, waiver, or other action which may be made, given or taken by the holders of a specified percentage, other than a majority, in aggregate principal amount of the outstanding debt securities of a series may be adopted at a meeting or adjourned meeting duly reconvened at which a quorum is present by the affirmative vote of the holders of that specified percentage in aggregate principal amount of the outstanding debt securities of that series. Any resolution passed or decision taken at any meeting of holders of debt securities of any series duly held in accordance with the Indenture will be binding on all holders of debt securities of that series. The quorum at any meeting called to adopt a resolution, and at any reconvened meeting, will be persons holding or representing a majority in aggregate principal amount of the outstanding debt securities of the applicable series, subject to exceptions; provided, however, that if any action is to be taken at that meeting with respect to a consent or waiver which may be given by the holders of a supermajority in aggregate principal amount of the outstanding debt securities of a series, the persons holding or representing that specified supermajority percentage in aggregate principal amount of the outstanding debt securities of that series will constitute a quorum.

Discharge, Defeasance and Covenant Defeasance

  Satisfaction and Discharge

        Upon COPLP's direction, the Indenture shall cease to be of further effect with respect to the debt securities of any series specified by COPLP and the related guarantee, subject to the survival of specified provisions of the Indenture, including (unless the accompanying prospectus supplement provides otherwise) COPLP's obligation to repurchase such debt securities at the option of the holders thereof, if applicable, and COPLP's obligation to pay Additional Amounts in respect of such debt securities to the extent described below, when:

  •
  either

          (A)  all outstanding debt securities of that series have been delivered to the Trustee for cancellation, subject to exceptions, or

          (B)  all debt securities of that series have become due and payable or will become due and payable at their maturity within one year or are to be called for redemption within one year, and COPLP has deposited with the Trustee, in trust, funds in the currency in which the debt securities of that series are payable in an amount sufficient to pay and discharge the entire indebtedness on the debt securities of that series, including the principal thereof and, premium, if any, and interest, if any, thereon, and, to the extent that (x) the debt securities of that series provide for the payment of Additional Amounts and (y) the amount of any Additional Amounts which are or will be payable is at the time of deposit reasonably determinable by COPLP, in the exercise of its sole discretion, those Additional Amounts, to the date of such deposit, if the debt securities of that series have become due and payable, or to the maturity or redemption date of the debt securities of that series, as the case may be;

  •
  COPLP has paid all other sums payable under the Indenture with respect to the debt securities of that series (including amounts payable to the Trustee); and

  •
  the Trustee has received an officers' certificate and an opinion of counsel to the effect that all conditions precedent to the satisfaction and discharge of the Indenture in respect of the debt securities of such series have been satisfied.

        If the debt securities of any series provide for the payment of Additional Amounts, COPLP will remain obligated, following the deposit described above, to pay Additional Amounts on those debt securities to the extent that they exceed the amount deposited in respect of those Additional Amounts as described above.

  Defeasance and Covenant Defeasance

        Unless otherwise specified in the applicable prospectus supplement, COPLP may elect with respect to the debt securities of the particular series either:

  •
  to defease and discharge itself and COPT, as guarantor, from any and all obligations with respect to those debt securities ("legal defeasance"), except for, among other things:

          (A)  the obligation to pay Additional Amounts, if any, upon the occurrence of specified events of taxation, assessment, or governmental charge with respect to payments on those debt securities to the extent that those Additional Amounts exceed the amount deposited in respect of those amounts as provided below,

          (B)  the obligations to register the transfer or exchange of those debt securities,

          (C)  the obligation to replace temporary or mutilated, destroyed, lost, or stolen debt securities,

          (D)  the obligation to maintain an office or agent of COPLP in The City of New York, in respect of those debt securities,

          (E)  the obligation to hold moneys for payment in respect of those debt securities in trust, and

          (F)  the obligation, if applicable, to repurchase those debt securities at the option of the holders thereof, or

  •
  to be released from its obligations and to release COPT, as guarantor, of its obligations with respect to those debt securities under (A) certain covenants in the Indenture related to the preservation of the rights (charter and statutory), licenses and franchises of COPLP and COPT and (B) if applicable, other covenants as may be specified in the applicable prospectus supplement, and any omission to comply with those obligations shall not constitute a default or an Event of Default with respect to those debt securities ("covenant defeasance"), in either case upon the irrevocable deposit with the Trustee, or other qualifying Trustee, in trust for that purpose, of an amount in the currency in which those debt securities are payable at maturity or, if applicable, upon redemption, and/or government obligations (as defined in the Indenture) which through the payment of principal and interest in accordance with their terms will provide money, in an amount sufficient, in the written opinion of a nationally recognized firm of independent public accountants, to pay the principal of and any premium and any interest on, and, to the extent that (x) those debt securities provide for the payment of Additional Amounts and (y) the amount of the Additional Amounts which are or will be payable is at the time of deposit reasonably determinable by COPLP, in the exercise of its sole discretion, the Additional Amounts with respect to, those debt securities, and any mandatory sinking fund or analogous payments on those debt securities, on the due dates for those payments, whether at maturity, upon redemption, upon repayment at the option of the holder or otherwise.

        The legal defeasance or covenant defeasance described above shall only be effective if, among other things:

  •
  it shall not result in a breach or violation of, or constitute a default under, the Indenture or any other material agreement or instrument to which COPLP or COPT, as guarantor, is a party or is bound;

  •
  in the case of legal defeasance, COPLP shall have delivered to the Trustee an opinion of independent counsel reasonably acceptable to the Trustee confirming that:

          (A)  COPLP has received from, or there has been published by, the Internal Revenue Service a ruling; or

          (B)  since the date of the Indenture, there has been a change in applicable federal income tax law,

in either case to the effect that, and based on this ruling or change the opinion of counsel shall confirm that, the holders of the debt securities of the applicable series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the legal defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the legal defeasance had not occurred;

  •
  in the case of covenant defeasance, COPLP shall have delivered to the Trustee an opinion of independent counsel reasonably acceptable to the Trustee to the effect that the holders of the debt securities of the applicable series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the covenant defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the covenant defeasance had not occurred;

  •
  if the cash and government obligations deposited are sufficient to pay the outstanding debt securities of the applicable series on a particular redemption date, COPLP shall have given the Trustee irrevocable instructions to redeem those debt securities on that date;

  •
  no Event of Default or default which with notice or lapse of time or both would become an Event of Default with respect to debt securities of the applicable series shall have occurred and be continuing on the date of the deposit into trust; and, solely in the case of legal defeasance, no Event of Default arising from specified events of bankruptcy, insolvency, or reorganization with respect to COPLP or COPT, as guarantor or default which with notice or lapse of time or both would become such an Event of Default shall have occurred and be continuing during the period ending on the 91st day after the date of the deposit into trust; and

  •
  COPLP shall have delivered to the Trustee an officers' certificate and legal opinion to the effect that all conditions precedent to the legal defeasance or covenant defeasance, as the case may be, have been satisfied.

        In the event COPLP effects covenant defeasance with respect to debt securities of any series and those debt securities are declared due and payable because of the occurrence of any Event of Default other than an Event of Default with respect to the covenants as to which covenant defeasance has been effected, which covenants would no longer be applicable to the debt securities of that series after covenant defeasance, the amount of monies and/or government obligations deposited with the Trustee to effect covenant defeasance may not be sufficient to pay amounts due on the debt securities of that series at the time of any acceleration resulting from that Event of Default. However, COPLP would remain liable to make payment of those amounts due at the time of acceleration.

        The applicable prospectus supplement may further describe the provisions, if any, permitting or restricting legal defeasance or covenant defeasance with respect to the debt securities of a particular series.

Concerning the Trustee

        The Indenture provides that there may be more than one Trustee under the Indenture, each with respect to one or more series of debt securities. If there are different Trustees for different series of debt securities, each Trustee will be a Trustee separate and apart from any other Trustee under the Indenture. Unless otherwise indicated in any applicable prospectus supplement, any action permitted to be taken by a Trustee may be taken by such Trustee only with respect to the one or more series of debt securities for which it is the Trustee under the Indenture. Any Trustee under the Indenture may resign or be removed with respect to one or more series of debt securities. All payments of principal of, and premium, if any, and interest on, and all registration, transfer, exchange, authentication and delivery (including authentication and delivery on original issuance of the debt securities) of, the debt securities of a series will be effected by the Trustee with respect to that series at an office designated by the Trustee.

        U.S. Bank National Association is the trustee under the Indenture. We may maintain corporate trust relationships in the ordinary course of business with the Trustee. The Trustee shall have and be subject to all the duties and responsibilities specified with respect to an indenture trustee under the Trust Indenture Act. Subject to the provisions of the Trust Indenture Act, the Trustee is under no obligation to exercise any of the powers vested in it by the Indenture at the request of any holder of debt securities, unless offered reasonable indemnity by the holder against the costs, expense and liabilities which might be incurred thereby.

        Under the Trust Indenture Act, the Indenture is deemed to contain limitations on the right of the Trustee, should it become a creditor of COPLP or COPT, as guarantor, to obtain payment of claims in some cases or to realize on certain property received in respect of any such claim as security or otherwise. The Trustee may engage in other transactions with COPLP or COPT. If it acquires any conflicting interest relating to any of its duties with respect to the debt securities, however, it must eliminate the conflict or resign as Trustee.

Governing Law

        The Indenture, the debt securities and the guarantee will be governed by, and construed in accordance with, the laws of the State of New York.

Notices

        All notices to holders of debt securities shall be validly given if in writing and mailed, first-class postage prepaid, to them at their respective addresses in the register maintained by the trustee.

DESCRIPTION OF THE PARTNERSHIP AGREEMENT OF
CORPORATE OFFICE PROPERTIES, L.P

        We have summarized the material terms and provisions of the Second Amended and Restated Limited Partnership Agreement of COPLP, as amended, which we refer to as the partnership agreement. This summary is not complete. For more detail you should refer to the partnership agreement itself, a copy of which has previously been filed with the SEC by COPT, and which we incorporate herein by reference.

General

        Substantially all of COPT's assets are held by, and its operations are conducted through, COPLP.

        Under the partnership agreement, COPT, in its capacity as the sole general partner of COPLP, has the exclusive power to manage and conduct the business of COPLP. Accordingly, COPT's Board of Trustees directs the affairs of COPLP. COPLP is responsible for, and pays when due, its share of all administrative and operating expenses of its properties. As general partner of COPLP, COPT has fiduciary duties to COPLP's limited partners, the discharge of which may conflict with interests of COPT's shareholders. Pursuant to the partnership agreement, however, the limited partners have acknowledged that COPT is acting both on behalf of COPT's shareholders and, in its capacity as general partner, on behalf of the limited partners. The limited partners have agreed that COPT will discharge its fiduciary duties to the limited partners by acting in the best interests of COPT's shareholders.

Management

        COPLP is organized as a Delaware limited partnership pursuant to the terms of the partnership agreement. COPT, as the sole general partner of COPLP, generally has full, exclusive and complete discretion in managing and controlling COPLP. However, the general partner may not perform any act that would subject a limited partner to liability as a general partner in any jurisdiction or any other liability except as provided in the partnership agreement or under the laws of the State of Delaware.

Amendments of the Partnership Agreement

        Amendments to the partnership agreement may be proposed by the general partner. An amendment proposed at any time when the general partner holds less than 90% of all partnership units (as defined in the partnership agreement) will be adopted and effective only if it receives the consent of the holders of a majority of each of the partnership units and preferred units (as defined in the partnership agreement), voting separately, not then held by the general partner. An amendment proposed at any time when the general partner holds 90% or more of all partnership units and preferred units may be made by the general partner without the consent of any limited partner or preferred limited partner (as defined in the partnership agreement), provided that no amendment may be adopted without the consent of each adversely affected limited partner if it would:

  •
  convert a limited partner's partnership interest or preferred limited partner's preferred units into a general partner interest,

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  increase the liability of a limited partner or a preferred limited partner under the partnership agreement,

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  except as otherwise permitted in the partnership agreement, alter the amount or the limited partner's rights to distributions or allocations,

  •
  alter or modify any aspect of a limited partner's rights with respect to redemption of partnership units or conversion of preferred units,

  •
  cause the early termination of COPLP (other than pursuant to the terms of the partnership agreement); or

  •
  amend the terms according to which the partnership agreement may be modified.

        In connection with any proposed amendment of the partnership agreement requiring the consent of adversely affected partners, the general partner must either call a meeting to solicit the vote of the partners or seek the written vote of the partners to such amendment. In the case of a request for a written vote, the general partner shall be authorized to impose such reasonable time limitations for response, but in no event less than ten days, with the failure to respond being deemed a vote consistent with the vote of the general partner.

        Notwithstanding the foregoing, amendments may be made to the partnership agreement by the general partner, without the consent of any limited partner or preferred limited partner, to (i) add to its own representations, duties or obligations, or surrender any of its rights or powers granted under the partnership agreement; (ii) cure any ambiguity, correct or supplement any provision under the partnership agreement which may be inconsistent with any other provision under the partnership agreement or make any other provisions with respect to matters or questions arising under the partnership agreement which will not be inconsistent with any other provision thereof; (iii) reflect the admission, substitution, termination or withdrawal of partners in accordance with the partnership agreement; or (iv) satisfy any requirements, conditions or guidelines contained in any order, directive, opinion, ruling or regulation of a federal or state agency or contained in federal or state law. The general partner must reasonably promptly notify the limited partners and preferred limited partners whenever it exercises such authority.

Conversion and Redemption

        As of the date of this prospectus, COPT owned 531,667 Series K Preferred Units and 6,900,000 Series L Preferred Units. All such preferred units have economic terms substantially equivalent to the economic terms of the corresponding series of COPT preferred shares of beneficial interest for which they may be redeemed.

        The only other preferred units outstanding are 352,000 Series I Preferred Units owned by a third party. The Series I Preferred Units have a liquidation preference of $25.00. Prior to the distributions with respect to COPLP common units, and until September 23, 2019, each Series I Preferred Unit is entitled to a priority distribution of 7.5% of the liquidation value per Series I Preferred Unit, payable quarterly. Effective September 23, 2019, the priority distribution on the Series I Preferred Units increases in accordance with the terms thereof. Each Series I Preferred Unit is convertible into 0.5 common units at any time at the option of the holder. COPLP may redeem the Series I Preferred Units at any time on or after September 23, 2019 for any amount equal to their liquidation preference.

        Subject to compliance with the partnership agreement, each limited partner has the right to require COPLP to redeem all or a portion of the partnership units held by such limited partner. COPLP (or COPT as the general partner) has the right, in its sole discretion, to deliver to such redeeming limited partner for each partnership unit either one Company common share (subject to anti-dilution adjustment) or a cash payment equal to the then fair market value of such share (so adjusted) (based on the formula for determining such value set forth in the partnership agreement). Such rights of redemption and conversion are immediately exercisable upon the happening of a Special Event (as defined in the partnership agreement). Any such redemption of partnership units for COPT common shares will have the effect of increasing COPT's percentage interest in COPLP.

        The receipt of COPT common shares upon exercise of such right of redemption is subject to compliance with a number of significant conditions precedent, including compliance with COPT's Declaration of Trust, all requirements under the Internal Revenue Code of 1986, as amended (the "Code") applicable to REITs, the MGCL or any other law then in effect applicable to COPT and any applicable rule or policy of any stock exchange or self-regulatory organization.

Liability and Indemnification

        The partnership agreement provides that the general partner shall not be liable to COPLP or any of the other partners for any act or omission performed or omitted in good faith on behalf of COPLP and in a manner reasonably believed to be (i) within the scope of the authority granted by the partnership agreement and (ii) in the best interests of COPLP or the shareholders of COPT. The partnership agreement also provides that COPLP shall indemnify the general partner and each director, officer and shareholder of the general partner and each person (including any affiliate) designated as an agent by the general partner to the fullest extent permitted under the Delaware Revised Uniform Limited Partnership Act from and against any and all losses (including reasonable attorney's fees), and any other amounts arising out of or in connection with any claim, relating to or resulting (directly or indirectly) from the operations of COPLP, in which such indemnified party becomes involved, or reasonably believes it may become involved, as a result of its acting in the referred to capacity.

Capital Contributions

        Should COPT contribute additional capital to COPLP from the proceeds of issuances of COPT common shares or preferred shares, COPT's interest in COPLP will be increased on a proportionate basis based upon the number of COPT common shares or preferred shares issued to the extent the net proceeds from, or the property received in consideration for, the issuance thereof are used to fund the contribution.

Tax Matters

        Pursuant to the partnership agreement, COPT is the tax matters partner of COPLP and, as such, has authority to make certain tax related decisions and tax elections under the Code on behalf of COPLP.

Operations

        The partnership agreement allows COPT to operate COPLP in a manner that will enable COPT to satisfy the requirements for being classified as a REIT. The partnership agreement also requires the distribution of the cash available for distribution of COPLP quarterly on a basis in accordance with the partnership agreement.

Term

        COPLP will continue in full force and effect until October 31, 2096 or until sooner dissolved upon (i) the withdrawal of COPT as a general partner (unless a majority of the limited partners elect to continue COPLP) or (ii) entry of a decree of judicial dissolution of COPLP or (iii) the sale, exchange or other disposition of all or substantially all of the assets of COPLP or (iv) the affirmative vote of two-thirds in interest of limited partners.

 CERTAIN PROVISIONS OF MARYLAND LAW AND COPT'S CHARTER AND BYLAWS

        The following is a description of certain provisions of Maryland law and COPT's declaration of trust and bylaws. This description is not complete and is subject to, and qualified in its entirety by reference to, Maryland law and COPT's declaration of trust and bylaws. You should read COPT's declaration of trust and bylaws, which are incorporated by reference to COPT's SEC filings. See "Where You Can Find More Information."

Vacancies and Removal of Trustees

        The bylaws of COPT provide that any vacancy on the Board of Trustees may be filled by a majority vote of the remaining Trustees. Any individual so elected Trustee will hold office for the unexpired term of the Trustee he or she is replacing. The declaration of trust of COPT provides that a Trustee may be removed at any time only for cause upon the affirmative vote of at least two-thirds of the votes entitled to be cast in the election of Trustees, but only by a vote taken at a shareholder meeting. These provisions preclude shareholders from removing incumbent Trustees, except for cause and upon a substantial affirmative vote, and filling the vacancies created by such removal with their own nominees.

Meetings of Shareholders; Advance Notice of Nominations and New Business

        The bylaws provide that, with respect to an annual meeting of shareholders, nominations of persons for election to the Board of Trustees and the proposal of business to be considered by shareholders may be made only (a) pursuant to COPT's notice of the meeting, (b) by the Board of Trustees or (c) by a shareholder who is entitled to vote at the meeting and has complied with the advance notice procedures set forth in the bylaws. With respect to special meetings of shareholders, the bylaws provide that only the business specified in COPT's notice of meeting may be brought before the meeting of shareholders and nominations of persons for election to the Board of Trustees may be made only (a) pursuant to COPT's notice of the meeting, (b) by the Board of Trustees or (c) provided that the Board of Trustees has determined that Trustees shall be elected at such meeting, by a shareholder who is entitled to vote at the meeting and has complied with the advance notice provisions set forth in the bylaws.

Shareholder Action by Written Consent

        The bylaws of COPT provides that shareholders may take any action required or permitted to be taken at a meeting without a meeting if a written consent setting forth the action is signed by all shareholders entitled to vote on the matter and any other shareholder that is entitled to notice of the meeting, but not to vote at the meeting, has waived in writing any right to dissent to the action.

Possible Antitakeover Effect of Certain Provisions of Maryland Law

        The Maryland General Corporations Law ("MGCL") contains provisions that may be deemed to have an antitakeover effect. The provisions applicable to COPT are set forth below.

        Certain Business Combinations.    Under the MGCL, as applicable to Maryland real estate investment trusts, certain business combinations (including certain mergers, consolidations, share exchanges and asset transfers and certain issuances and reclassifications of equity securities) between a Maryland real estate investment trust and any person who beneficially owns ten percent or more of the voting power of the trust's shares or an affiliate of the trust who, at any time within the two-year period prior to the date in question, was the beneficial owner of ten percent or more of the voting power of the then outstanding voting shares of such trust (an "Interested Shareholder"), or an affiliate of such an Interested Shareholder, are prohibited for five years after the most recent date on which the Interested Shareholder becomes an Interested Shareholder. Thereafter, any such business combination must be recommended by the board of trustees of such trust and approved by the affirmative votes of at least (i) 80% of the votes entitled to be cast by holders of outstanding voting shares of the trust and (ii) two-thirds of the votes entitled to be cast by holders of voting shares of the trust other than shares held by the Interested Shareholder with whom (or with whose affiliate) the business combination is to be effected, unless, among other conditions, the trust's common shareholders receive a minimum price (as defined in the MGCL) for their shares and the consideration is received in cash or in the same form as previously paid by the Interested Shareholder for its shares. These provisions of Maryland law do not apply, however, to business combinations that are approved or exempted by the board of trustees of the trust prior to the time that the Interested Shareholder becomes an Interested Shareholder. The Board of Trustees has opted out of this statute by resolution. The Board of Trustees may, however, rescind its resolution at any time to make these provisions of Maryland law applicable to COPT.

        Control Share Provisions.    The MGCL generally provides that control shares of a Maryland real estate investment trust acquired in a control share acquisition have no voting rights unless those rights are approved by a vote of two-thirds of the disinterested shares (generally shares held by persons other than the acquiror, officers or trustees who are employees of the trust). An acquiror is deemed to own control shares the first time that the acquiror's voting power in electing trustees equals or exceeds 20% of all such voting power. Control shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained shareholder approval. A control share acquisition means the acquisition of control shares, subject to certain exceptions.

        A person who has made or proposes to make a control share acquisition, upon satisfaction of certain conditions (including an undertaking to pay expenses), may compel the Board of Trustees to call a special meeting of shareholders to be held within 50 days of the demand to consider whether the control shares will have voting rights. The trust may present the question at any shareholders' meeting on its own initiative.

        If voting rights are not approved at the meeting or if the acquiring person does not deliver an acquiring person statement as required by the statute, then, subject to certain conditions and limitations, the trust may redeem any or all of the control shares (except those for which voting rights have previously been approved) for fair value, determined without regard to the absence of voting rights for the control shares. Fair value will be determined as of the date of the last control share acquisition by the acquiror or of any meeting of shareholders at which the voting rights of such shares are considered and not approved. If voting rights for control shares are approved at a shareholders' meeting and the acquiror becomes entitled to vote a majority of the shares entitled to vote, all other shareholders may exercise appraisal rights. The fair value of the shares as determined for purposes of such appraisal rights may not be less than the highest price per share paid by the acquiror in the control share acquisition.

        The control share provisions do not apply (a) to shares acquired in a merger, consolidation or share exchange if the trust is a party to the transaction or (b) to acquisitions approved or exempted by the declaration of trust or bylaws of the trust. The bylaws contain a provision exempting from the control share acquisition statute any and all acquisitions by any person of COPT's shares of beneficial interest. The Board of Trustees may, however, amend the bylaws at any time to eliminate such provision, either prospectively or retroactively.

Indemnification of Directors and Officers

        Title 8 of the MGCL, as amended (the "Maryland REIT Law") permits a Maryland real estate investment trust to include in its declaration of trust a provision limiting the liability of its trustees and officers to the trust and its shareholders for money damages except for liability resulting from (i) actual receipt of an improper benefit or profit in money, property or services or (ii) active and deliberate dishonesty established by a final judgment as being material to the cause of action. COPT's declaration of trust contains such a provision limiting such liability to the maximum extent permitted by Maryland law.

        COPT's declaration of trust authorizes COPT, to the maximum extent permitted by Maryland law, to obligate itself to indemnify and to pay or reimburse reasonable expenses in advance of final disposition of a proceeding to (a) any present or former Trustee or officer or (b) any individual who, while a Trustee of COPT and at the request of COPT, serves or has served another real estate investment trust, corporation, partnership, joint venture, trust, employee benefit plan or any other enterprise as a trustee, director, officer, partner, employee or agent of such entity from and against any claim or liability to which such person may become subject or which such person may incur by reason of service in such capacity. COPT's bylaws obligate COPT, to the maximum extent permitted by Maryland law, to indemnify and to pay or reimburse reasonable expenses in advance of final disposition of a proceeding to (i) any present or former Trustee or officer who is made a party to the proceeding by reason of his or her service in that capacity or (ii) any such Trustee or officer who, at the request of COPT, serves or has served another real estate investment trust, corporation, partnership, joint venture, trust, employee benefit plan or any other enterprise as a trustee, director, officer, partner, employee or agent of such entity and who is made a party to the proceeding by reason of his service in that capacity against any claim or liability to which he may become subject by reason of his or her status as a present or former Trustee or officer of COPT. The declaration of trust and the bylaws also permit COPT to provide indemnification to any person who served a predecessor of COPT in any of the capacities described above and to any employee or agent of COPT or a predecessor of COPT. The bylaws require COPT to indemnify a Trustee or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he or she is made a party by reason of his or her service in that capacity.

        The Maryland REIT Law permits a Maryland real estate investment trust to indemnify, and to advance expenses to, its trustees and officers, to the same extent as permitted by the MGCL for directors and officers of Maryland corporations. The MGCL permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service in those or other capacities unless it is established that (i) the act or omission of the director or officer was material to the matter giving rise to the proceeding and (a) was committed in bad faith or (b) was the result of active and deliberate dishonesty, (ii) the director or officer actually received an improper personal benefit in money, property or services or (iii) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. However, under the MGCL, a Maryland corporation may not indemnify in a proceeding by or in the right of the corporation in which the director was adjudged to be liable to the corporation or in a proceeding in which the director was adjudged liable on the basis that a personal benefit was improperly received, unless in either case a court orders indemnification and then only for expenses. The MGCL permits a corporation to indemnify or advance reasonable expenses to a director or officer in a proceeding by that director or officer against the corporation only with respect to a proceeding brought to enforce indemnification under the MGCL or if the charter or bylaws of the corporation, a resolution by the board of directors, or an agreement approved by the board of directors to which the corporation is a party expressly provides for such indemnification or advancement. In addition, reasonable expenses may be advanced upon the corporation's receipt of (a) a written affirmation by the director or officer of his or her good-faith belief that he or she has met the standard of conduct necessary for indemnification by the corporation and (b) a written undertaking by him or her or on his or her behalf to repay the amount paid or reimbursed by the corporation if it shall ultimately be determined that the standard of conduct was not met. Under the MGCL, rights to indemnification and expenses are nonexclusive, in that they need not be limited to those expressly provided by statute.

        The Maryland REIT Law and the bylaws may permit indemnification for liabilities arising under the Securities Act or the Exchange Act. The Board of Trustees has been advised that, in the opinion of the Commission, indemnification for liabilities arising under the Securities Act or the Exchange Act is contrary to public policy and is therefore unenforceable, absent a decision to the contrary by a court of appropriate jurisdiction.

Dissolution of COPT; Termination of REIT Status

        The declaration of trust of COPT permits the termination of COPT and the discontinuation of the operations of COPT by the affirmative vote of the holders of not less than two-thirds of the outstanding common shares entitled to be cast on the matter at a meeting of shareholders or by written consent. In addition, the declaration of trust of COPT permits the termination of COPT's qualification as a REIT if such qualification, in the opinion of the Board of Trustees, is no longer advantageous to the shareholders.

FEDERAL INCOME TAX MATTERS

        The following summary of the material federal income tax considerations with respect to COPT and COPLP regarding the offering of securities is based on current law, is for general information only and is not intended as tax advice. The tax treatment of a holder of any of the securities will vary depending on the terms of the specific securities acquired or held by such holder as well as such holder's particular situation, and this summary is addressed only to holders that hold securities as capital assets and does not attempt to address all aspects of federal income taxation relating to holders of the securities. Nor does it discuss all of the aspects of federal income taxation that may be relevant to certain types of holders (including insurance companies, tax-exempt entities, financial institutions or broker-dealers, foreign corporations and persons who are not citizens or residents of the United States, persons holding a position in a hedging transaction, regulated investment companies and pension funds) who are subject to special treatment under the federal income tax laws.

        Each prospective purchaser is advised to consult his or her tax advisor regarding the specific tax consequences to him or her of the purchase, ownership and sale of the securities offered hereby and of COPT's election to be taxed as a REIT, including the Federal, state, local, foreign income and other tax consequences of such purchase, ownership, sale and election, and of potential changes in applicable tax laws.

Taxation of COPT

  Background

        COPT was organized in 1988 and elected to be taxed as a REIT commencing with its taxable year ended December 31, 1992. COPT believes that it was organized and has operated in a manner that permits it to satisfy the requirements for taxation as a REIT under the applicable provisions of the Code and intends to continue to operate in such a manner. No assurance can be given, however, that such requirements have been or will continue to be met. The following is a summary of the material U.S. federal income ("Federal") tax considerations that may be relevant to COPT and its shareholders, including the continued treatment of COPT as a REIT for Federal income tax purposes. This summary is for general information purposes only, and is not intended to be (and is not) tax advice. For purposes of this discussion of "Federal Income Tax Matters—Taxation of COPT," the term "COPT" refers only to Corporate Office Properties Trust and not to any other affiliated entities.

        The following discussion is based on the law existing and in effect on the date hereof, and COPT's qualification and taxation as a REIT will depend on compliance with such law and with any future amendments or modifications to such law. The qualification and taxation as a REIT will further depend upon the ability to meet, on a continuing basis through actual operating results, the various qualification tests imposed under the Code discussed below. No assurance can be given that COPT will satisfy such tests on a continuing basis.

        In brief, an entity that invests primarily in real estate can, if it meets the REIT provisions of the Code described below, claim a tax deduction for the dividends it pays to its shareholders. Such an entity generally is not taxed on its "REIT taxable income" to the extent such income is currently distributed to shareholders, thereby substantially eliminating the "double taxation" (i.e., at both the entity and shareholder levels) that generally results from an investment in an entity which is taxed as a corporation. However, as discussed in greater detail below, such an entity remains subject to tax in certain circumstances even if it qualifies as a REIT. Further, if the entity were to fail to qualify as a REIT in any year, it would not be able to deduct any portion of the dividends it paid to its shareholders and would be subject to full Federal corporate income taxation on its earnings, thereby significantly reducing or eliminating the cash available for distribution to its shareholders.

        Morgan, Lewis & Bockius LLP has opined that, for Federal income tax purposes, COPT has properly elected and otherwise qualified to be taxed as a REIT under the Code for taxable years commencing on or after January 1, 1992 and that its proposed method of operations as described in this prospectus and as represented to Morgan, Lewis & Bockius LLP by COPT will enable COPT to continue to satisfy the requirements for such qualification and taxation as a REIT under the Code for future taxable years. This opinion, however, is based upon certain factual assumptions and representations made by COPT. Moreover, such qualification and taxation as a REIT depends upon the ability of COPT to meet, for each taxable year, various tests imposed under the Code as discussed below, and Morgan, Lewis & Bockius LLP has not reviewed in the past, and may not review in the future, COPT's compliance with these tests. Accordingly, no assurance can be given that the actual results of the operations of COPT for any particular taxable year will satisfy such requirements.

  General

        In any year in which COPT qualifies as a REIT, it will not generally be subject to Federal income tax on that portion of its REIT taxable income or capital gain that is distributed to shareholders. COPT will, however, be subject to tax at normal corporate rates upon any taxable income or capital gains not distributed. Shareholders are required to include their proportionate share of the REIT's undistributed long-term capital gain in income, but would receive a credit for their share of any taxes paid on such gain by the REIT.

        Notwithstanding its qualification as a REIT, COPT also may be subject to taxation in certain other circumstances. If COPT should fail to satisfy either the 75% or the 95% gross income test (each as discussed below), and nonetheless maintains its qualification as a REIT because certain other requirements are met, it will be subject to a 100% tax on the greater of the amount by which COPT fails either the 75% or the 95% gross income test, multiplied by a fraction intended to reflect COPT's profitability. COPT will also be subject to a tax of 100% on net income from any "prohibited transaction" (as described below), and if COPT has (i) net income from the sale or other disposition of "foreclosure property" which is held primarily for sale to customers in the ordinary course of business or (ii) other non-qualifying income from foreclosure property, it will be subject to tax on such income from foreclosure property at the highest corporate rate. In addition, if COPT should fail to distribute during each calendar year at least the sum of (i) 85% of its REIT ordinary income for such year, (ii) 95% of its REIT capital gain net income for such year and (iii) any undistributed taxable income from prior years, COPT would be subject to a 4% excise tax on the excess of such required distribution over the amounts actually distributed. However, pursuant to the Protecting Americans from Tax Hikes Act of 2015 (the "Act"), the amount that COPT is treated as having "actually distributed" during the current taxable year is both the amount distributed during the current year and the amount by which the distributions during the prior year exceed its taxable income and capital gain for that prior year (the prior year calculation uses the same methodology, and therefore, in determining the amount of the distribution in the prior year, one looks back to the year before, and so forth). COPT also may be subject to the corporate alternative minimum tax, as well as to tax in certain situations not presently contemplated. COPT will use the calendar year both for Federal income tax purposes, as is required of a REIT under the Code, and for financial reporting purposes. Finally, in the event that items of rent, interest or other deductible expenses are paid to a REIT by a "taxable REIT subsidiary" (as defined below) of such REIT, and such amounts are determined to be other than at arm's length, a REIT may be subject to a 100% tax on the portion of such amounts treated as excessive. Safe harbors exist for certain rental payments. Effective for taxable years beginning after December 31, 2015, transactions with a taxable REIT subsidiary subject to such 100% tax will include those pursuant to which a taxable REIT subsidiary of COPT provides services to COPT, if such transaction is determined to have not been conducted on an arm's-length basis.

        Failure to Qualify.    If COPT fails to qualify for taxation as a REIT in any taxable year and certain relief provisions do not apply, COPT will be subject to tax (including any applicable alternative minimum tax) on its taxable income at regular corporate rates. Distributions to shareholders in any year in which COPT fails to qualify as a REIT will not be deductible by COPT, nor generally will they be required to be made under the Code. In such event, to the extent of current and accumulated earnings and profits, all distributions to shareholders will be taxable as dividend income, and subject to certain limitations in the Code, corporate distributees may be eligible for the dividends received deduction. Unless entitled to relief under specific statutory provisions, COPT also will be disqualified from reelecting taxation as a REIT for the four taxable years following the year during which qualification was lost.

  REIT Qualification Requirements

        In order to qualify as a REIT, COPT must meet the following requirements, among others:

        Share Ownership Tests.    COPT's shares of beneficial interest must be held by a minimum of 100 persons for at least 335 days in each taxable year (or a proportionate number of days in any short taxable year). In addition, at all times during the second half of each taxable year, no more than 50% in value of the outstanding shares of beneficial interest of COPT may be owned, directly or indirectly and taking into account the effects of certain constructive ownership rules, by five or fewer individuals, which for this purpose includes certain tax-exempt entities (the "50% Limitation"). However, for purposes of this test, any shares of beneficial interest held by a qualified domestic pension or other retirement trust will be treated as held directly by its beneficiaries in proportion to their actuarial interest in such trust rather than by such trust. In addition, for purposes of the 50% Limitation, shares of beneficial interest owned, directly or indirectly, by a corporation will be considered as being owned proportionately by its shareholders.

        In order to attempt to ensure compliance with the foregoing share ownership tests, COPT's Declaration of Trust places certain restrictions on the transfer of its shares of beneficial interest to prevent additional concentration of share ownership. Moreover, to evidence compliance with these requirements, Treasury Regulations require COPT to maintain records which disclose the actual ownership of its outstanding shares of beneficial interest. In fulfilling its obligations to maintain records, COPT must and will demand written statements each year from the record holders of designated percentages of its shares of beneficial interest disclosing the actual owners of such shares of beneficial interest (as prescribed by Treasury Regulations). A list of those persons failing or refusing to comply with such demand must be maintained as part of COPT's records. A shareholder failing or refusing to comply with COPT's written demand must submit with his tax return a similar statement disclosing the actual ownership of COPT shares of beneficial interest and certain other information.

        Asset Tests.    At the close of each quarter of COPT's taxable year, COPT must satisfy two tests relating to the nature of its assets (determined in accordance with generally accepted accounting principles). First, at least 75% of the value of COPT's total assets must be represented by interests in real property, interests in mortgages on real property, shares in other REITs, cash (including in some instances, with respect to COPT's taxable years beginning January 1, 2009, foreign currency), cash items, government securities and qualified temporary investments. In addition to those items, qualifying assets for purposes of the 75% asset test include, effective for taxable years beginning after December 31, 2015, (i) personal property leased in connection with real property to the extent that rents attributable to such personal property are treated as "rents from real property," and (ii) debt instruments issued by publicly offered REITs. Effective for taxable years beginning after December 31, 2015, not more than 25% of the value of COPT's total assets may be represented by debt instruments issued by publicly offered REITs to the extent not secured by real property or interests in real property. Second, although the remaining 25% of COPT's assets generally may be invested without restriction, securities in this class may not exceed (i) in the case of securities of any one non-government issuer, 5% of the value of COPT's total assets (the "REIT Value Test") or (ii) 10% of the outstanding voting securities or outstanding value of any one such issuer (collectively, the "Issuer Tests").

        The REIT Value Test and the Issuer Tests will not, however, apply to securities held by a REIT in a "taxable REIT subsidiary," so long as, at of the close of each quarter of each taxable year, not more than 25% (20% for taxable years beginning after December 31, 2017) of COPT's total assets are represented by securities of taxable REIT subsidiaries. A corporation will qualify as a taxable REIT subsidiary with respect to COPT only if (i) either (x) COPT directly or indirectly owns stock in such corporation and COPT and such corporation jointly make a taxable REIT subsidiary election in accordance with applicable procedures or (y) a taxable REIT subsidiary of COPT owns, directly or indirectly, securities possessing more than 35% of the total voting power of the outstanding securities of such corporation or securities having a value of more than 35% of the total value of the outstanding securities of such corporation and (ii) such corporation does not directly or indirectly (x) operate or manage a lodging or health care facility or (y) provide to any other person (under a franchise, license or otherwise) rights to any brand name under which any lodging facility or health care facility is operated. Here, however, it should be noted that in certain limited circumstances a taxable REIT subsidiary may be permitted to provide rights to an "eligible independent contractor" to operate or manage a lodging facility (or, with respect to COPT's taxable years beginning after January 1, 2009, a health care facility) without running afoul of these rules. For purposes of this paragraph, references to a "lodging facility" are to a hotel, motel or other establishment more than one-half of the dwelling units in which are used on a transient basis and references to a "health care facility" are to a hospital, nursing facility, assisted living facility, congregate care facility, qualified continuing care facility or other licensed facility which extends medical, nursing or ancillary services to patients. Taxable REIT subsidiaries are subject to full corporate level taxation on their earnings, but are permitted to engage in certain types of real estate management activities and certain other activities which cannot currently be performed by REITs or their controlled subsidiaries without jeopardizing REIT status. On January 1, 2001, COPLP acquired all of the stock in Corporate Office Management, Inc. ("COMI") that was not previously owned by it, and we elected to treat COMI as a taxable REIT subsidiary effective January 1, 2001. Thus, COMI is and will remain fully taxable with respect to its earnings. The election will, however, generally allow COMI to continue its real estate management activities without jeopardizing COPT's REIT status.

        In addition, certain debt securities held by a REIT will not be taken into account for purposes of the Issuer Value Test. Where COPT invests in a partnership (such as COPLP), it will be deemed to own a proportionate share of the partnership's assets, and the partnership interest will not constitute a security for purposes of these tests. Accordingly, COPT's investment in real properties through its interests in COPLP (which itself holds real properties through other partnerships) will constitute an investment in qualified assets for purposes of the 75% asset test. However, solely for purposes of the 10% value test, described above, the determination of a REIT's interest in partnership assets will be based on the REIT's proportionate interest in any securities issued by the partnership, excluding for these purposes, certain excluded securities as described in the Code.

        If COPT failed to meet the Issuer Tests at the end of any quarter and did not cure such failure within 30 days thereafter, COPT still could avoid disqualification by disposing of sufficient assets or otherwise complying with such asset test within six months of the identification of the failure, provided the failure was due to assets the value of which did not exceed the lesser of 1% of the value of COPT's assets at the end of the relevant quarter and $10,000,000. For violations of any of the REIT asset tests due to reasonable cause that were larger than this amount, COPT still could avoid disqualification by taking certain steps including (x) disposing of sufficient assets to meet the asset tests or otherwise complying with such asset tests, (y) preparing a schedule for the quarter describing the non- qualifying assets and filing it in accordance with regulations and (z) paying a tax equal to the greater of $50,000 or 35% of the net income generated by the non-qualifying assets.

        Gross Income Tests.    There are two separate percentage tests relating to the sources of COPT's gross income which must be satisfied for each taxable year. For purposes of these tests, where COPT invests in a partnership, COPT will be treated as receiving its share of the income and loss of the partnership based on its capital interest in such partnership, and the gross income of the partnership will retain the same character in the hands of COPT as it has in the hands of the partnership. The two tests are described below.

        The 75% Test.    At least 75% of COPT's gross income for the taxable year must be "qualifying income." Qualifying income generally includes: (i) rents from real property; (ii) interest on obligations secured by mortgages on, or interests in, real property; (iii) gains from the sale or other disposition of interests in real property and real estate mortgages, other than gain from property held primarily for sale to customers in the ordinary course of COPT's trade or business ("dealer property"); (iv) dividends or other distributions on shares in other REITS, as well as gain from the sale of such shares; (v) abatements and refunds of real property taxes; (vi) income from the operation, and gain from the sale, of property acquired at or in lieu of a foreclosure of the mortgage secured by such property ("foreclosure property"); and (vii) commitment fees received for agreeing to make loans secured by mortgages on real property or to purchase or lease real property. However, effective for taxable years beginning after December 31, 2015, gain from the sale of "real estate assets" also includes gain from the sale of a debt instrument issued by a "publicly offered REIT" (i.e., a REIT that is required to file annual and periodic reports with the SEC under the Exchange Act) even if not secured by real property or an interest in real property. However, for purposes of the 75% income test, gain from the sale of a debt instrument issued by a publicly offered REIT would not be treated as qualifying income to the extent such debt instrument would not be a real estate asset but for the inclusion of debt instruments of publicly offered REITs in the meaning of real estate assets effective for taxable years beginning after December 31, 2015, as described above under "Asset Tests."

        Rents received or accrued from a tenant will not qualify as "rents from real property" for purposes of the 75% gross income test or the 95% gross income test, described below, if COPT, or a person owning, actually or under applicable constructive ownership rules, a 10% or greater interest in COPT, directly or constructively owns 10% or more of such tenant, unless (i) such rents are received or accrued from a taxable REIT subsidiary and (ii) either (x) at least 90% of the leased property in respect of which COPT is receiving or accruing such rents is occupied by persons other than taxable REIT subsidiaries of COPT and the amounts paid to COPT by the taxable REIT subsidiary as rents with respect to such property are substantially comparable to rents paid by other tenants of such property or (y) such rents are received in respect of a "qualified lodging facility" (or, with respect to COPT's taxable years beginning after January 1, 2009, a "qualified healthcare facility") where such facility is operated on behalf of the taxable REIT subsidiary by a person who is an "eligible independent contractor" (as such term is defined for purposes of the REIT provisions of the Code). In addition, if rent attributable to personal property leased in connection with a lease of real property is greater than 15% of the total rent received under the lease, then the portion of rent attributable to such personal property will not qualify as rents from real property. Moreover, an amount received or accrued will not qualify as rents from real property (or as interest income) for purposes of the 75% and 95% gross income tests if it is based in whole or in part on the income or profits of any person, although an amount received or accrued generally will not be excluded from "rents from real property" solely by reason of being based on a fixed percentage or percentages of receipts or sales. Finally, for rents received to qualify as rents from real property for purposes of the 75% and 95% gross income tests, COPT generally must not operate or manage the property or furnish or render services to customers, other than through an "independent contractor" from whom COPT derives no income, or through a taxable REIT subsidiary, except that the "independent contractor" or taxable REIT subsidiary requirement does not apply to the extent that the services provided by COPT are "usually or customarily rendered" in connection with the rental of space for occupancy only, and are not otherwise considered "rendered to the occupant for his convenience." In addition, COPT may directly perform a de minimis amount of non-customary services. COPT believes that the services provided with regard to COPT's properties by COPLP (or its agents) have been (and, it is believed, will in the future be) usual or customary services. Any services that cannot be provided directly by COPLP will be performed by independent contractors or a taxable REIT subsidiary.

        Except as provided in the following sentence, if we receive interest income with respect to a mortgage loan that is secured by both real and other property, and the highest principal amount of the loan outstanding during a taxable year exceeds the fair market value of the real property on the date that we agreed to originate or acquire the mortgage loan or on the date we modified the loan (if the modification is treated as a "significant modification" for tax purposes), the interest income will be apportioned between the real property and the other collateral, and our income from the arrangement will qualify for purposes of the 75% gross income test only to the extent that the interest is allocable to the real property. For taxable years beginning after December 31, 2015, in the case of mortgage loans secured by both real property and personal property, if the fair market value of such personal property does not exceed 15% of the total fair market value of all property securing the loan, then the personal property securing the loan will be treated as real property for purposes of determining whether the mortgage loan is a qualifying asset for the 75% asset test and whether the related interest income qualifies for purposes of the 75% gross income test.

        The 95% Test.    In addition to deriving 75% of its gross income from the sources listed above, at least 95% of COPT's gross income for the taxable year must be derived from the above-described qualifying income or from dividends, interest, or gains from the sale or other disposition of stock or other securities that are not dealer property. Dividends and interest on obligations not collateralized by an interest in real property are included for purposes of the 95% test, but not for purposes of the 75% test. COPT intends to monitor closely its non-qualifying income and anticipates that non-qualifying income from its activities will not result in COPT failing to satisfy either the 75% or 95% gross income test.

        We may enter into hedging transactions with respect to one or more of our assets or liabilities. Except to the extent as may be provided by Treasury Regulations, any income from a hedging transaction which is clearly identified as such before the close of the day on which it was acquired, originated or entered into, including gain from the disposition or termination of such a transaction, will not constitute gross income for purposes of the 95% and 75% income tests if such hedging transaction is entered into (i) in the normal course of our business primarily to manage risk of interest rate or price changes or currency fluctuations with respect to indebtedness incurred or to be incurred by us to acquire or carry real estate assets or (ii) primarily to manage the risk of currency fluctuations with respect to any item of income or gain that would be qualifying income under the 75% or 95% income tests (or any property which generates such income or gain). To the extent we enter into other types of hedging transactions, the income from those transactions is likely to be treated as nonqualifying income for purposes of both of the 75% and 95% gross income tests. Similarly, certain foreign currency gains are excluded from gross income for purposes of one or both of the income tests. We intend to structure any hedging transactions in a manner that does not jeopardize our ability to qualify as a REIT.

        Effective for taxable years beginning after December 31, 2015, if we have entered into a qualifying hedging transaction as described above, and a portion of the hedged indebtedness is extinguished or any portion of such property is disposed of and in connection with such extinguishment or disposition we enter into a new clearly identified hedging transaction that would counteract the first hedge, income from both hedges (including gain from the disposition of the first and second hedges) will not be treated as gross income for purposes of the 95% and 75% gross income tests.

        For purposes of determining whether COPT complies with the 75% and the 95% gross income tests, gross income does not include income from prohibited transactions. A "prohibited transaction" is a sale of dealer property (excluding foreclosure property); however, a sale of property will not be a prohibited transaction if a "safe harbor" is satisfied which, among other things, requires that such property is held for at least two years and the satisfaction of certain other requirements, such as those relating to the number of properties sold in a year, their tax bases and the cost of improvements made thereto. The Act has expanded the portion of this "safe harbor" dealing with the tax basis or value of property sales such that COPT may be able to sell property with an aggregate tax basis or fair market value up to 20% of the aggregate tax basis or fair market value of its assets in a given year, so long as the average annual percentage of properties sold by COPT compared to all of its properties (measured by adjusted tax basis or fair market value, as applicable) in the current and two prior years did not exceed 10%.

        Even if COPT fails to satisfy one or both of the 75% and 95% gross income tests for any taxable year, it may still qualify as a REIT for such year if it is entitled to relief under certain provisions of the Code. These relief provisions will generally be available if: (i) COPT's failure to comply is due to reasonable cause and not to willful neglect; (ii) COPT reports the nature and amount of each item of its income included in the tests on a schedule attached to its tax return; and (iii) any incorrect information on this schedule is not due to fraud with intent to evade tax. If these relief provisions apply, however, COPT will nonetheless be subject to a tax equal to (i) the greater of the amount by which it fails either the 75% or 95% gross income test, multiplied by (ii) a fraction intended to reflect COPT's profitability.

        Compliance with Income Tests.    COPT intends to continue to monitor its operations and investments so as to continue to satisfy the 75% and 95% gross income tests. While COPLP or its affiliates provide certain services with respect to the properties in which COPT owns interests and possibly with respect to any newly acquired properties, COPT believes that for purposes of the 75% and 95% gross income tests the services provided at such properties and any other services and amenities provided by COPLP or its agents with respect to such properties will be of the type usually or customarily rendered in connection with the rental of space for occupancy only and not rendered to the occupants of such properties. COPT intends that services that cannot be provided directly by COPLP or other agents will be performed by independent contractors or taxable REIT subsidiaries.

        Annual Distribution Requirements.    In order to qualify as a REIT, COPT is required to distribute dividends to its shareholders each year in an amount at least equal to (i) the sum of (A) 90% of COPT's REIT taxable income (computed without regard to the dividends paid deduction and COPT's net capital gain) and (B) 90% of the net income (after tax), if any, for foreclosure property, minus (ii) the sum of certain items of non-cash income. Such distributions must be paid in the taxable year to which they relate, or in the following taxable year if declared before COPT timely files its tax return for the prior year and if paid on or before the first regular dividend payment after the declaration.

        COPT intends to make timely distributions sufficient to satisfy the annual distribution requirements. In this regard, the COPLP agreement authorizes COPT in its capacity as General Partner to take such steps as may be necessary to cause COPLP to distribute to its partners an amount sufficient to permit COPT to meet the distribution requirements. It is possible that COPT may not have sufficient cash or other liquid assets to meet the above-described distribution requirement, either due to timing differences between the actual receipt of income and actual payment of expenses on the one hand, and the inclusion of such income and deduction of such expenses in computing COPT's REIT taxable income on the other hand, or for other reasons. COPT will monitor closely the relationship between its REIT taxable income and cash flow and, if necessary, arrange for borrowings to raise cash or take such other steps as it deems necessary in order to satisfy the distribution requirement. In addition, from time to time, COPT may declare taxable dividends payable in cash or stock at the election of the COPT shareholders, subject to a limit on the aggregate amount of cash that could be paid. However, there can be no assurance that a borrowing or share distribution will be available or practicable at any particular time.

        If COPT fails to meet the above-described distribution requirement as a result of an adjustment to COPT's tax return by the Service, COPT may retroactively cure the failure by paying a "deficiency dividend" (plus applicable penalties and interest) within a specified period.

        If COPT fails to satisfy one or more requirements for REIT qualification (other than the 75% and 95% gross income tests and other than the requirements necessary to cure a failure of the asset tests, as described above), COPT can avoid disqualification if its failure is due to reasonable cause and not willful neglect, and COPT pays a penalty of at least $50,000 (and, in some cases, more) for each such failure.

  Taxation of Shareholders

        Taxation of Taxable Domestic Shareholders.    As long as COPT qualifies as a REIT, distributions made to its taxable domestic shareholders out of current or accumulated earnings and profits (and not designated as capital gain dividends) will constitute dividends taxable as ordinary income, and domestic corporate shareholders will not be eligible for the dividends received deduction as to such amounts. In determining the extent to which a distribution with respect to the common shares constitutes a dividend for tax purposes, COPT's earnings and profits will be allocated, on a pro rata basis, first to distributions with respect to any class of preferred shares, and then to COPT's common shares.

        "Qualified dividend income" received by non-corporate U.S. shareholders will generally be subject to Federal income tax at the rate applicable to long-term capital gains (currently 20%). Qualified dividend income generally includes dividends paid by domestic "C" corporations and certain qualified foreign corporations to most non-corporate U.S. shareholders. In general, dividends payable by REITs are not eligible for the reduced tax rate on corporate dividends, except to the extent that certain holding period requirements are met and the REIT's dividends are attributable to dividends received from taxable corporations (such as taxable REIT subsidiaries) or to income that was subject to Federal income tax at the corporate/REIT level (for example, if the REIT distributes taxable income that it had retained and paid tax on in the preceding taxable year). Effective for distributions in taxable years beginning after December 31, 2015, the aggregate amount of dividends that COPT may designate as "capital gain dividends" or "qualified dividend income" with respect to any taxable year may not exceed the dividends paid by COPT with respect to such year, including dividends that are paid in the following year (if they are declared before we timely file our tax return for the year and if made with or before the first regular dividend payment after such declaration) that are treated as paid with respect to such year.

        Distributions in excess of current and accumulated earnings and profits will not be taxable to a shareholder to the extent that they do not exceed the adjusted basis of the shareholder's shares of beneficial interest, but rather will reduce the adjusted basis of such shares. To the extent that such distributions exceed the adjusted basis of a shareholder's shares of beneficial interest, they will be included in income as short-term or long-term capital gain (depending on the length of time the shares have been held), assuming the shares are capital assets in the hands of the shareholder. In addition, any dividend declared by COPT in October, November or December of any year and payable to a shareholder of record on a specific date in any such month shall be treated as both paid by COPT and received by the shareholder on December 31 of such year, provided that the dividend is actually paid by COPT during January of the following calendar year.

        Domestic shareholders may not include in their individual income tax returns any of COPT's net operating losses or capital losses. Instead, such losses would be carried over by COPT for potential offset against future income (subject to certain limitations). Distributions made by COPT and gain arising from the sale or exchange of shares will not be treated as passive activity income, and, as a result, shareholders generally will not be able to apply any "passive losses" against such income and gain. In addition, taxable distributions from COPT generally will be treated as investment income. Capital gain dividends (including distributions treated as such) and capital gain from the disposition of shares, however, will be treated as investment income only if a shareholder so elects, in which case such capital gain will be taxed at ordinary income rates. COPT will notify shareholders after the close of its taxable year as to the portions of distributions attributable to that year that constitute ordinary income, return of capital and capital gain.

        In general, a domestic shareholder will realize capital gain or loss on the disposition of COPT's shares of beneficial interest equal to the difference between (i) the amount of cash and the fair market value of any property received on such disposition, and (ii) the shareholder's adjusted basis of such shares of beneficial interest. Such gain or loss generally will constitute short-term capital gain or loss if the shareholder has not held such shares for more than one year and long-term capital gain or loss if the shareholder has held such shares for more than one year. See the section below entitled "Capital Gains and Losses." Loss upon a sale or exchange of COPT's shares of beneficial interest by a shareholder who has held such shares for six months or less (after applying certain holding period rules) will be treated as a long-term capital loss to the extent of distributions from COPT required to be treated by such shareholder as long-term capital gain.

        Capital Gains and Losses.    The current maximum marginal individual income tax rate is 39.6%. The current maximum tax rate on net capital gains applicable to individuals, trusts and estates from the sale or exchange of capital assets held for more than one year is 20%. Accordingly, the tax rate differential between capital gain and ordinary income for noncorporate taxpayers may be significant. In addition, the characterization of income as capital or ordinary may affect the deductibility of capital losses. Capital losses not offset by capital gains may be deducted against a noncorporate taxpayer's ordinary income only up to a maximum annual amount of $3,000. Unused capital losses may be carried forward. All net capital gain of a corporate taxpayer is subject to tax at ordinary corporate rates. A corporate taxpayer can deduct capital losses only to the extent of capital gains, with unused losses being carried back three years and forward five years.

        If a shareholder recognizes a loss upon a subsequent disposition of COPT's common shares in an amount that exceeds a prescribed threshold, it is possible that the provisions of Treasury Regulations involving "reportable transactions" could apply, with a resulting requirement to separately disclose the loss generating transaction to the IRS. In addition, significant penalties are imposed for failure to comply with these requirements. You should consult your own tax advisors concerning any possible disclosure obligation with respect to the ownership or disposition of COPT common shares, or transactions that might be undertaken directly or indirectly by us. Moreover, you should be aware that we and other participants in transactions involving us (including advisors) might be subject to disclosure or other requirements pursuant to these regulations.

        Backup Withholding.    COPT will report to its domestic shareholders and the IRS the amount of dividends paid during each calendar year and the amount of tax withheld, if any, with respect thereto. Under the backup withholding rules, a shareholder may be subject to backup withholding (at a current rate of 28% with respect to dividends paid unless such holder (i) is a corporation or comes within certain other exempt categories and, when required, demonstrates this fact or (ii) provides a taxpayer identification number, certifies as to no loss of exemption and otherwise complies with the applicable requirements of the backup withholdings rules. Any amount paid as backup withholding will be creditable against the shareholder's income tax liability.

        In addition, COPT may be required to withhold a portion of capital gain distributions made to shareholders that fail to certify their non-foreign status to COPT. See section below entitled "Taxation of Foreign Shareholders."

        Taxation of Tax-Exempt Shareholders.    The IRS has ruled that amounts distributed as dividends by a REIT generally do not constitute unrelated business taxable income ("UBTI") when received by a tax-exempt entity. Based on that ruling, dividend income from COPT's shares of beneficial interest should not be UBTI to a tax-exempt shareholder, provided that the tax-exempt shareholder has not held its shares as "debt financed property" within the meaning of the Code and such shares are not otherwise used in a trade or business. Similarly, income from the sale of COPT's shares of beneficial interest will not constitute UBTI unless such tax-exempt shareholder has held such shares as "debt financed property" within the meaning of the Code or has used the shares in a trade or business.

        In certain circumstances, a pension trust that owns more than 10% of our stock could be required to treat a percentage of the dividends as UBTI, if we are a "pension-held REIT." We will not be a pension-held REIT unless either (1) one pension trust owns more than 25% of the value of our stock, or (2) a group of pension trusts, each individually holding more than 10% of the value of our stock, collectively owns more than 50% of our stock. As a result of certain limitations on transfer and ownership of COPT's shares of beneficial interest contained in the Charter, COPT does not expect to be classified as a "pension held REIT."

        Medicare Tax on Net Investment Income.    A 3.8% Medicare tax is imposed on certain net investment income earned by individuals, estates and trusts. For these purposes, net investment income generally includes a shareholder's allocable share of COPT's income and gain realized by a shareholder from a sale of COPT common shares. In the case of an individual, the tax will be imposed on the lesser of (i) the shareholder's net investment income or (ii) the amount by which the shareholder's modified adjusted gross income exceeds $250,000 (if the shareholder is married and filing jointly or a surviving spouse), $125,000 (if the shareholder is married and filing separately) or $200,000 (in any other case). In the case of an estate or trust, the tax will be imposed on the lesser of (i) undistributed net investment income or (ii) the excess adjusted gross income over the dollar amount at which the highest income tax bracket applicable to an estate or trust begins.

        Taxation of Foreign Shareholders.    The rules governing the Federal income taxation of the ownership and disposition of COPT's shares of beneficial interest by persons that are, for purposes of such taxation, nonresident alien individuals, foreign corporations, foreign partnerships and other foreign shareholders (collectively, "Non-U.S. Shareholders") are complex and no attempt will be made herein to provide more than a summary of such rules.

        PROSPECTIVE NON-U.S. SHAREHOLDERS SHOULD CONSULT WITH THEIR TAX ADVISORS TO DETERMINE THE IMPACT OF FEDERAL, STATE, AND LOCAL INCOME TAX LAWS WITH REGARD TO AN INVESTMENT IN COPT'S SHARES OF BENEFICIAL INTEREST, INCLUDING ANY REPORTING REQUIREMENTS, AS WELL AS THE TAX TREATMENT OF SUCH AN INVESTMENT UNDER THEIR HOME COUNTRY LAWS.

        In general, Non-U.S. Shareholders will be subject to regular Federal income taxation with respect to their investment in COPT's shares of beneficial interest in the same manner as a U.S. shareholder (i.e., at graduated rates on a net basis, after allowance of deductions) if such investment is "effectively connected" with the conduct by such Non-U.S. Shareholder of a trade or business in the United States.

A Non-U.S. Shareholder that is a corporation and that receives income with respect to its investment in COPT's shares of beneficial interest that is (or is treated as) "effectively connected" with the conduct of a trade or business in the United States may also be subject to the 30% branch profits tax imposed under Section 884 of the Code, which is payable in addition to the regular Federal corporate income tax. The following discussion addresses only the federal income taxation of Non-U.S. Shareholders whose investment in COPT's shares of beneficial interest is not "effectively connected" with the conduct of a trade or business in the United States. Prospective investors whose investment in COPT's shares of beneficial interest may be "effectively connected" with the conduct of a United States trade or business should consult their own tax advisors as to the tax consequences thereof.

        Distributions that are not attributable to gain from sales or exchanges of United States real property interests and that are not designated by COPT as capital gains dividends will be treated as dividends of ordinary income to the extent that they are made out of COPT's current or accumulated earnings and profits. Such distributions ordinarily will be subject to a withholding tax equal to 30% of the gross amount of the distribution unless an applicable tax treaty reduces or eliminates that tax. A Non-U.S. Shareholder who wishes to claim the benefit of an applicable treaty rate will now be required to satisfy certain certification and other requirements. Distributions that COPT makes in excess of its current and accumulated earnings and profits will not be taxable to a Non-U.S. Shareholder to the extent they do not exceed the adjusted basis of such Non-U.S. Shareholder's shares, but rather will reduce the adjusted basis of such shares (but not below zero). To the extent that such distributions exceed the adjusted basis of a Non-U.S. Shareholder's shares, they will give rise to tax liability if such Non-U.S. Shareholder would otherwise be subject to tax on any gain from the sale or disposition of shares, as described below.

        For withholding tax purposes, COPT is currently required to treat all distributions as if made out of its current or accumulated earnings and profits and thus intends to withhold at the rate of 30% (or a reduced treaty rate if applicable) on the amount of any distribution (other than distributions designated as capital gain dividends) made to a Non-U.S. Shareholder. COPT would not be required to withhold at the 30% rate on distributions COPT reasonably estimates to be in excess of its current and accumulated earnings and profits. If it cannot be determined at the time a distribution is made whether such distribution will be in excess of current and accumulated earnings and profits, the distribution will be subject to withholding at the rate applicable to ordinary dividends. However, a Non-U.S. Shareholder may seek a refund of such amounts from the IRS if it is subsequently determined that such distribution was, in fact, in excess of its current or accumulated earnings and profits, and the amount withheld exceeded the Non-U.S. Shareholder's Federal tax liability, if any, with respect to the distribution.

        For any year in which COPT qualifies as a REIT, distributions that are attributable to gain from sales or exchanges of United States real property interests will be taxed to a Non-U.S. Shareholder under the provisions of the Foreign Investment in Real Property Tax Act of 1980 ("FIRPTA"). Under FIRPTA, these distributions are taxed to a Non-U.S. Shareholder as if such gain were effectively connected with the conduct of a United States trade or business. Non-U.S. Shareholders would thus be taxed at the normal capital gain rates applicable to domestic shareholders (subject to applicable alternative minimum tax and special alternative minimum tax in the case of nonresident alien individuals), without regard as to whether such distributions are designated by COPT as capital gain dividends. Also, distributions subject to FIRPTA may be subject to a 30% branch profits tax in the hands of a foreign corporate shareholder not entitled to treaty exemption. COPT is required by Treasury Regulations to withhold 35% of any distribution to a Non-U.S. Shareholder that could be designated as a capital gain dividend. This amount is creditable against the Non-U.S. Shareholder's FIRPTA tax liability. However, the 35% withholding tax will not apply to any capital gain dividend with respect to any class of COPT stock which is regularly traded on an established securities market located in the United States if the non-U.S. Shareholder did not own more than 5% of such class of stock at any time during the taxable year. Instead any capital gain dividend will be treated as dividends of ordinary income to the extent that they are made out of COPT's current or accumulated earnings and profits, subject to a withholding tax equal to 30% of the gross amount of the distribution unless an applicable tax treaty reduces or eliminates that tax. Also, the branch profits tax will not apply to such a distribution. The FIRPTA exemption limit on distributions on publicly traded REIT stock has been increased from ownership of more than 5% of such stock to ownership of more than 10% of such stock for distributions on or after December 18, 2015.

        Gain recognized by a Non-U.S. Shareholder upon a sale of COPT's shares of beneficial interest generally will not be subject to United States taxation unless such shares constitute a "United States real property interest" within the meaning of FIRPTA. COPT's shares of beneficial interest will not constitute a "United States real property interest" so long as COPT is a "domestically controlled REIT." A "domestically controlled REIT" is generally a REIT in which at all times during a specified testing period less than 50% in value of its share was held directly or indirectly by Non-U.S. Shareholders. COPT believes that it will be a "domestically controlled REIT" and therefore, the sale of COPT's shares of beneficial interest will not be subject to taxation under FIRPTA. However, because COPT's shares of beneficial interest are publicly traded, no assurance can be given that COPT will continue to be a "domestically controlled REIT." Notwithstanding the foregoing, gain from the sale or exchange of its shares not otherwise subject to FIRPTA generally will be taxable to a Non-U.S. Shareholder if the Non-U.S. Shareholder is a nonresident alien individual who is present in the United States for 183 days or more during the taxable year and has a "tax home" in the United States. In such case, the nonresident alien individual will be subject to a 30% United States withholding tax on the amount of such individual's gain.

        If COPT does not qualify as or ceases to be a "domestically controlled REIT," whether gain arising from the sale or exchange by a Non-U.S. Shareholder of COPT's shares of beneficial interest would be subject to U.S. taxation under FIRPTA will depend on whether the shares are "regularly traded" (as defined in applicable Treasury Regulations) on an established securities market (such as the NYSE) and on the size of the selling Non-U.S. Shareholder's interest in COPT. If the gain on the sale of COPT's shares of beneficial interest were to be subject to tax under FIRPTA, the Non-U.S. Shareholder would be required to file a U.S. federal income tax return and would be subject to the same treatment as a domestic shareholder with respect to such gain, subject to applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals, and the purchaser would be required to withhold and remit to the IRS 10% of the sale price. In addition, if COPT is not a "domestically controlled REIT," distributions in excess of its current and accumulated earnings and profits would be subject to withholding at a rate of 10%. This 10% withholding requirement has increased to 15% for dispositions and distributions after February 16, 2016.

        Dividends paid in the United States with respect to COPT's shares of beneficial interest, and proceeds from the sale of COPT's shares of beneficial interest, through a United States broker (or certain brokers having significant connections with the United States) may be subject to the information reporting requirements of the Code. Under the backup withholding rules, a shareholder may be subject to backup withholding (at a current rate of 28%) unless such shareholder (i) is a corporation or comes within certain other exempt categories and, when required, demonstrates this fact, or (ii) provides a taxpayer identification number and certifies as to no loss of exemption, and otherwise complies with the applicable requirements of the backup withholding rules. Non-U.S. Shareholders are generally exempt from information reporting and backup withholding, but may be required to provide a properly completed Form W-8 or otherwise comply with applicable certification and identification procedures in order to prove their exemption. Any amount paid as backup withholding will be creditable against the Non-U.S. Shareholder's United States income tax liability.

        Subject to the exception discussed below, any distribution on or after December 18, 2015 to a "qualified shareholder" who holds REIT stock directly or indirectly (through one or more partnerships) will not be subject to U.S. tax as income effectively connected with a U.S. trade or business and thus will not be subject to special withholding rules under FIRPTA. While a "qualified shareholder" will not be subject to FIRPTA withholding on REIT distributions, certain investors of a "qualified shareholder" (i.e., non-U.S. persons who hold interests in the "qualified shareholder" (other than interests solely as a creditor), and hold more than 10% of the stock of such REIT (whether or not by reason of the investor's ownership in the "qualified shareholder")) may be subject to FIRPTA withholding.

        In addition, on or after December 18, 2015, a sale of COPT's shares of beneficial interest by a "qualified shareholder" who holds such shares directly or indirectly (through one or more partnerships) will not be subject to U.S. federal income taxation under FIRPTA. As with distributions, certain investors of a "qualified shareholder" (i.e., non-U.S. persons who hold interests in the "qualified shareholder" (other than interests solely as a creditor), and hold more than 10% of COPT's shares of beneficial interest (whether or not by reason of the investor's ownership in the "qualified shareholder")) may be subject to FIRPTA withholding on a sale of COPT's shares of beneficial interest.

        A "qualified shareholder" is a foreign person that (i) either is eligible for the benefits of a comprehensive income tax treaty which includes an exchange of information program and whose principal class of interests is listed and regularly traded on one or more recognized stock exchanges (as defined in such comprehensive income tax treaty), or is a foreign partnership that is created or organized under foreign law as a limited partnership in a jurisdiction that has an agreement for the exchange of information with respect to taxes with the United States and has a class of limited partnership units representing greater than 50% of the value of all the partnership units that is regularly traded on the NYSE or NASDAQ markets, (ii) is a qualified collective investment vehicle (defined below), and (iii) maintains records on the identity of each person who, at any time during the foreign person's taxable year, is the direct owner of 5% or more of the class of interests or units (as applicable) described in (i), above.

        A qualified collective investment vehicle is a foreign person that (i) would be eligible for a reduced rate of withholding under the comprehensive income tax treaty described above, even if such entity holds more than 10% of the stock of such REIT, (ii) is publicly traded, is treated as a partnership under the Code, is a withholding foreign partnership, and would be treated as a "United States real property holding corporation" if it were a domestic corporation, or (iii) is designated as such by the Secretary of the Treasury and is either (a) fiscally transparent within the meaning of section 894, or (b) required to include dividends in its gross income, but is entitled to a deduction for distributions to its investors.

        Any distribution on or after December 18, 2015 to a "qualified foreign pension fund" (or an entity all of the interests of which are held by a "qualified foreign pension fund") who holds REIT stock directly or indirectly (through one or more partnerships) will not be subject to U.S. tax as income effectively connected with a U.S. trade or business and thus will not be subject to special withholding rules under FIRPTA. In addition, on or after December 18, 2015, a sale of COPT's shares of beneficial interest by a "qualified foreign pension fund" that holds such shares directly or indirectly (through one or more partnerships) will not be subject to U.S. federal income taxation under FIRPTA.

        A qualified foreign pension fund is any trust, corporation, or other organization or arrangement (i) which is created or organized under the law of a country other than the United States, (ii) which is established to provide retirement or pension benefits to participants or beneficiaries that are current or former employees (or persons designated by such employees) of one or more employers in consideration for services rendered, (iii) which does not have a single participant or beneficiary with a right to more than 5% of its assets or income, (iv) which is subject to government regulation and provides annual information reporting about its beneficiaries to the relevant tax authorities in the country in which it is established or operates, and (v) with respect to which, under the laws of the country in which it is established or operates, (a) contributions to such organization or arrangement that would otherwise be subject to tax under such laws are deductible or excluded from the gross income of such entity or taxed at a reduced rate, or (b) taxation of any investment income of such organization or arrangement is deferred or such income is taxed at a reduced rate.

        The above described rules relating to Non-U.S. Shareholders are complex. Non-U.S. Shareholders should consult their tax advisors with respect to the impact of these rules on them.

Taxation of COPLP Noteholders

        The tax consequences of owning any debt securities that we may issue, including any fixed interest securities, original issue discount debt securities, or floating rate debt securities that we offer will be discussed in the applicable prospectus supplement.

Foreign Accounts Tax Compliance Act

        Pursuant to the Foreign Account Tax Compliance provisions of the Hiring Incentives to Restore Employment Act (commonly referred to as "FATCA"), a 30% withholding tax is imposed on certain types of payments made to "foreign financial institutions" and certain other non-U.S. entities unless certain due diligence, reporting, withholding, and certification obligations requirements are satisfied or an exception applies.

        As a general matter, FATCA (i) currently imposes a 30% withholding tax on dividends on our common and preferred shares and payments of interest on our debt securities if paid to a foreign entity, and (ii) beginning January 1, 2019, will impose a 30% withholding tax on gross proceeds from the sale or other disposition of our common and preferred shares and debt securities if paid to a foreign entity unless (in each case) either (a) the foreign entity is a "foreign financial institution" that undertakes certain due diligence, reporting, withholding, and certification obligations, (b) the foreign entity is not a "foreign financial institution" and identifies certain of its U.S. investors, or (c) the foreign entity otherwise is excepted under FATCA.

        If withholding is required under FATCA on a payment related to our shares or debt securities, investors that otherwise would not be subject to withholding (or that otherwise would be entitled to a reduced rate of withholding) generally will be required to seek a refund or credit from the IRS to obtain the benefit of such exemption or reduction (provided that such benefit is available). We will not pay any additional amounts in respect of amounts withheld under FATCA. Prospective investors should consult their tax advisors regarding the effect of FATCA in their particular circumstances.

Foreign, state and local tax considerations

        In addition to the U.S. federal income tax consequences described above, holders of notes should consider the foreign, state and local tax consequences of purchasing, owning, and disposing of the notes. Foreign, state and local tax laws may differ substantially from the corresponding U.S. federal tax law, and this discussion does not purport to describe any aspect of the tax laws of any foreign jurisdiction, state or locality. Holders of the notes should therefore consult their tax advisors with respect to the various foreign, state and local tax consequences of an investment in the notes.

Other Tax Considerations

        Effect of Tax Status of COPLP on REIT Qualification.    Substantially all of COPT's investments are through COPLP. COPT believes that COPLP is properly treated as a partnership for tax purposes (and not as an association taxable as a corporation). If, however, COPLP was to be treated as an association taxable as a corporation, COPT would cease to qualify as a REIT. Furthermore, in such a situation, COPLP would be subject to corporate income taxes and COPT would not be able to deduct its share of any losses generated by COPLP in computing its taxable income.

        Tax Allocations with Respect to the Properties.    COPLP was formed, in part, by way of contributions of appreciated property. When property is contributed to a partnership in exchange for an interest in the partnership, the partnership generally takes a carryover basis in that property for tax purposes equal to the adjusted basis of the contributing partner in the property, rather than a basis equal to the fair market value of the property at the time of contribution (this difference is referred to as a "Book-Tax Difference"). The partnership agreement of COPLP requires allocations of income, gain, loss and deduction with respect to contributed Property to be made in a manner consistent with the special rules in Section 704(c) of the Code, and the regulations thereunder, which tend to eliminate the Book-Tax Differences with respect to the contributed Properties over the depreciable lives of the contributed Properties. However, because of certain technical limitations, the special allocation rules of Section 704(c) may not always entirely eliminate the Book-Tax Difference on an annual basis or with respect to a specific taxable transaction such as a sale. Thus, the carryover basis of the contributed properties in the hands of COPLP could cause COPT to be allocated lower amounts of depreciation and other deductions for tax purposes than would be allocated to COPT if all properties were to have a tax basis equal to their fair market value at the time of acquisition. The foregoing principles also apply in determining its earnings and profits for purposes of determining the portion of distributions taxable as dividend income. The application of these rules over time may result in a higher portion of distributions being taxed as dividends than would have occurred had COPT purchased its interests in all properties at their agreed value.

        Treasury Regulations under Section 704(c) of the Code allow partnerships to use any reasonable method of accounting for Book-Tax Differences so that the contributing partner receives the tax benefits and burdens of any built- in gain or loss associated with the property. COPLP has determined to use the "traditional method" (which is specifically approved in the Treasury Regulations) for accounting for Book-Tax Differences with respect to the Contributed Properties.

        Potential Impact of Taxable Stock Distributions on Shareholders.    If COPT pays a dividend payable in cash or stock at the shareholder's election, as described above, taxable U.S. Shareholders will be required to include the full amount of the dividend as ordinary income to the extent of COPT's accumulated earnings and profits. As a result, a U.S. Shareholder's tax liability with respect to such dividend may exceed the cash portion of the dividend. If a U.S. Shareholder sells the shares that it receives as a dividend to pay this tax, the sales proceeds may be less than the amount included in income with respect to the dividend, depending on the market price of COPT's shares at the time of the sale. Furthermore, with respect to Non-U.S. Shareholders, we may be required to withhold Federal tax with respect to such dividends, including in respect of all or a portion of such dividend payable in shares.

        State and Local Taxes.    COPT and its shareholders may be subject to state or local taxation in various state or local jurisdictions, including those in which COPT or they transact business or reside. The state and local tax treatment of us and its shareholders may not conform to the federal income tax consequences discussed above. Consequently, prospective shareholders should consult with their own tax advisors regarding the effect of state, local and other tax laws of any investment in COPT's shares of beneficial interest.

 PLAN OF DISTRIBUTION

        Unless otherwise set forth in a prospectus supplement accompanying this prospectus, we may sell the securities offered pursuant to this prospectus to or through one or more underwriters or dealers, or we may sell the securities to investors directly or through agents. Any such underwriter, dealer or agent involved in the offer and sale of the securities will be named in the applicable prospectus supplement. We may sell securities directly to investors on our own behalf in those jurisdictions where we are authorized to do so.

        Underwriters may offer and sell the securities at a fixed price or prices which may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. We also may, from time to time, authorize dealers or agents to offer and sell the securities upon such terms and conditions as may be set forth in the applicable prospectus supplement. In connection with the sale of any of the securities, underwriters may receive compensation from us in the form of underwriting discounts or commissions and may also receive commissions from purchasers of the securities for whom they may act as agent. Underwriters may sell the securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for whom they may act as agents.

        COPT common shares may also be sold in one or more of the following transactions: (a) block transactions (which may involve crosses) in which a broker-dealer may sell all or a portion of such shares as agent, but may position and resell all or a portion of the block as principal to facilitate the transaction; (b) purchases by any such broker-dealer as principal, and resale by such broker-dealer for its own account pursuant to a prospectus supplement; (c) a special offering, an exchange distribution or a secondary distribution in accordance with applicable New York Stock Exchange or other stock exchange, quotation system or over-the-counter market rules; (d) ordinary brokerage transactions and transactions in which any such broker-dealer solicits purchasers; (e) sales "at the market" to or through a market maker or into an existing trading market, on an exchange or otherwise, for such shares; and (f) sales in other ways not involving market makers or established trading markets, including direct sales to purchasers.

        Any underwriting compensation paid by us to underwriters or agents in connection with the offering of the securities, and any discounts or concessions or commissions allowed by underwriters to participating dealers, will be set forth in the applicable prospectus supplement. Dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions.

        Underwriters, dealers and agents may be entitled, under agreements entered into with us, to indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act of 1933, as amended. Unless otherwise set forth in an accompanying prospectus supplement, the obligations of any underwriters to purchase any of the securities will be subject to certain conditions precedent, and the underwriters will be obligated to purchase all of such securities, if any are purchased.

        Underwriters, dealers and agents may engage in transactions with, or perform services for, us and our affiliates in the ordinary course of business.

        If indicated in the prospectus supplement, we may authorize underwriters or other agents to solicit offers by institutions to purchase securities from us pursuant to contracts providing for payment and delivery on a future date. Institutions with which we may make these delayed delivery contracts include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others. The obligations of any purchaser under any such delayed delivery contract will be subject to the condition that the purchase of the securities shall not at the time of delivery be prohibited under the laws of the jurisdiction to which the purchaser is subject. The underwriters and other agents will not have any responsibility with regard to the validity or performance of these delayed delivery contracts.

        In connection with the offering of the securities hereby, certain underwriters, and selling group members and their respective affiliates may engage in transactions that stabilize, maintain or otherwise affect the market price of the applicable securities. Such transactions may include stabilization transactions effected in accordance with Rule 104 of Regulation M promulgated by the SEC pursuant to which such persons may bid for or purchase securities for the purpose of stabilizing their market price. The underwriters in an offering of securities may also create a "short position" for their account by selling more securities in connection with the offering than they are committed to purchase from us. In such case, the underwriters could cover all or a portion of such short position by either purchasing securities in the open market following completion of the offering of such securities or by exercising any over-allotment option granted to them by us. In addition, the managing underwriter may impose "penalty bids" under contractual arrangements with other underwriters, which means that they can reclaim from an underwriter (or any selling group member participating in the offering) for the account of the other underwriters, the selling concession with respect to securities that are distributed in the offering but subsequently purchased for the account of the underwriters in the open market. Any of the transactions described in this paragraph or comparable transactions that are described in any accompanying prospectus supplement may result in the maintenance of the price of the securities at a level above that which might otherwise prevail in the open market. None of such transactions described in this paragraph or in an accompanying prospectus supplement are required to be taken by any underwriters and, if they are undertaken, may be discontinued at any time.

        COPT's common shares are listed on the New York Stock Exchange under the symbol "OFC." Any new series of preferred shares or warrants will be new issues of securities with no established trading market and may or may not be listed on a national securities exchange, quotation system or over-the-counter market. Any underwriters or agents to or through which securities are sold by us may make a market in such securities, but such underwriters or agents will not be obligated to do so and any of them may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of or trading market for any securities sold by us.

        Selling securityholders may use this prospectus in connection with resales of the securities. The applicable prospectus supplement will identify the selling securityholders and the terms of the securities. Selling securityholders may be deemed to be underwriters in connection with the securities they resell and any profits on the sales may be deemed to be underwriting discounts and commissions under the Securities Act. The selling securityholders will receive all the proceeds from the sale of the securities. We will not receive any proceeds from sales by selling securityholders.

EXPERTS

        The financial statements and management's assessment of the effectiveness of internal control over financial reporting (which is included in Management's Report on Internal Control over Financial Reporting) incorporated in this Prospectus by reference to our Annual Report on Form 10-K for the year ended December 31, 2015 have been so incorporated in reliance on the reports of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

 SELLING SECURITYHOLDERS

        Information about selling securityholders, where applicable, will be set forth in a prospectus supplement, in a post-effective amendment, or in filings we make with the SEC under the Securities Exchange Act of 1934 which are incorporated by reference.

LEGAL MATTERS

        The legality of the securities offered hereby by COPLP is being passed upon for us by Morgan, Lewis & Bockius LLP, Philadelphia, Pennsylvania. The validity of the securities offered hereby by COPT is being passed upon for us by Saul Ewing LLP. The opinion of counsel as described under the heading "Federal Income Tax Matters" is being rendered by Morgan, Lewis & Bockius LLP, which opinion is subject to various assumptions and is based on current tax law. Certain legal matters may be passed upon for any of the underwriters or agents by counsel named in the applicable prospectus supplement.

WHERE YOU CAN FIND MORE INFORMATION

        We have filed a registration statement on Form S-3 with the SEC in connection with this offering. In addition, we file annual, quarterly, and current reports, proxy statements and other information with the SEC. You may read and copy the registration statement and any other documents filed by us at the SEC's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Our SEC filings are also available to the public at the SEC's Internet site at http://www.sec.gov.

        This prospectus is part of the registration statement and does not contain all of the information included in the registration statement. If a reference is made in this prospectus or any accompanying prospectus supplement to any of our contracts or other documents, the reference may not be complete and you should refer to the exhibits that are a part of or incorporated by reference in the registration statement for a copy of the contract or document.

        The SEC allows us to "incorporate by reference" into this prospectus the information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. Information incorporated by reference is part of this prospectus. Later information filed with the SEC will update and supersede this information.

        We incorporate by reference our documents listed below and any future filings we make with the Securities and Exchange Commission under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act until this offering is completed:

  •
  Annual Report on Form 10-K for the year ended December 31, 2015;

  •
  Current Reports on Form 8-K, filed with the SEC on February 12, 2016 (solely the Current Report containing both Items 5.02 and 9.01) and March 3, 2016;

  •
  Definitive Proxy Statement for the 2016 Annual Meeting of Shareholders, filed with the SEC on March 28, 2016; and

  •
  Registration Statement on Form 8-A relating to the registration of COPT's common shares, filed with the Securities and Exchange Commission on April 7, 1998.

        You may request a copy of these filings, at no cost, by contacting Investor Relations, Corporate Office Properties Trust, 6711 Columbia Gateway Drive, Suite 300, Columbia, Maryland 21046, by telephone at 443-285-5400, by facsimile at 443-285-7640, or by e-mail at ir@copt.com, or by visiting our website at www.copt.com. The information contained on our website is not part of this prospectus. Our reference to our website is intended to be an inactive textual reference only.

$300,000,000

Corporate Office Properties Trust

Common Shares of Beneficial Interest

Prospectus Supplement

Barclays	Baird	BofA Merrill Lynch
BTIG	Capital One Securities	Citigroup
J.P. Morgan	KeyBanc Capital Markets	Wells Fargo Securities

November 13, 2018